================================================================================

    As filed with the Securities and Exchange Commission on October 20, 2006
                                                    Registration No. 333 -______

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   NUVIM, INC.
                 (Name of Small Business Issuer in Its Charter)

          Delaware                        5149                   13-4083851
(State or Other Jurisdiction        (Primary Standard         (I.R.S. Employer
    of Incorporation or         Industrial Classification    Identification No.)
        Organization)                 Code Number)

                             12 North State Route 17
                                Paramus, NJ 07652
                                  201.556.1010
          (Address and Telephone Number of Principal Executive Offices
                        and Principal Place of Business)

                               Richard P. Kundrat
                             12 North State Route 17
                                Paramus, NJ 07652
                                  201. 556.1013
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:
                             Mark Alan Siegel, Esq.
                      1900 Corporate Boulevard, Suite 400 E
                            Boca Raton, Florida 33431
                                  561.998.6835

Approximate Date of Commencement of the Proposed Sale to the Public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                         CALCULATION OF REGISTRATION FEE

                                                                       PROPOSED         PROPOSED
                                                                        MAXIMUM          MAXIMUM        AMOUNT OF
                                                     AMOUNT TO BE   OFFERING PRICE      AGGREGATE      REGISTRATION
TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED    REGISTERED    PER SECURITY(1)   OFFERING PRICE       FEE
--------------------------------------------------   ------------   ---------------   --------------   ------------
Shares of common stock                                  5,288,237   $          0.25   $ 1,322,059.25   $     141.46

(1) Estimated solely for purposes of calculating the amount of the registration fee paid pursuant to Rule 457(g) under the Securities Act.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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                  SUBJECT TO COMPLETION, DATED OCTOBER 20, 2006

PROSPECTUS

                        5,288,237 SHARES OF COMMON STOCK

                                 [LOGO OF NUVIM]

         This prospectus relates to the potential sale by certain selling security holders (collectively the "Sellers") of an aggregate of 5,288,237 shares of common stock of NuVim, Inc. None of the proceeds from the sale of the shares by the Sellers will be received by us. We will bear all expenses (other than selling commissions and fees and expenses of counsel or other advisors to the Sellers) in connection with the registration and sale of the shares being offered by the Sellers.

         The common stock is quoted on the OTC Bulletin Board (R) ("OTCBB") under the symbol "NUVM". The shares will be offered by the Sellers in transactions on the OTC Bulletin Board (R) ("OTCBB"), in negotiated transactions or a combination of these methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices. The Sellers may effect these transactions by selling the shares to or through broker-dealers, and the broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Sellers and/or the purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both. The Sellers may be deemed to be "underwriters" as defined in the Securities Act of 1933. If any broker-dealers are used by the Sellers, any commissions paid to broker-dealers and, if broker-dealers purchase any units as principals, any profits received by such broker-dealers on the resale of the units, may be deemed to be underwriting discounts or commission under the Securities Act. In addition, any profits realized by the Sellers may be deemed to be underwriting commissions. Brokerage commissions, if any, attributable to the sale of the units will be borne by the Sellers.

         THE COMPANY IS CONSIDERED TO BE IN UNSOUND FINANCIAL CONDITION. PERSONS SHOULD NOT INVEST UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. INVESTING IN OUR SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 7.

         NUVIM WILL RECEIVE NONE OF THE PROCEEDS OF THE SALE OF THE COMMON STOCK OFFERED HEREUNDER. ALL OF THE PROCEEDS WILL GO TO THE SELLERS.
         See "Risk Factors" beginning on page 7 for a discussion of certain factors that should be considered in connection with an investment in the shares.

         THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. IT IS ILLEGAL FOR ANY PERSON TO TELL YOU OTHERWISE.

                The date of this Prospectus is October 20, 2006.

                                TABLE OF CONTENTS

                                                                Page
                                                                ----
Prospectus Summary                                                 3
Risk Factors                                                       7
Forward-Looking Statements                                        14
Use of Proceeds                                                   13
Dividend Policy                                                   13
Capitalization                                                    13
Dilution                                                          14
Management's Discussion and Analysis of
 Financial Condition and Results of Operations                    16
Business                                                          27
Management                                                        35
Related Party Transactions                                        45
Principal Stockholders                                            51
Description of Securities                                         53
Shares Eligible for Future Sale                                   54
Underwriting                                                      58
Legal Matters                                                     56
Experts                                                           57
Where You Can Find More Information                               57
Index to Financial Statements                                    F-1

         Until February ___ , 2007 (90 days after the commencement of this offering), all dealers that buy, sell or trade our units, whether or not participating in this offering, may be required to deliver a prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         You should rely only on the information contained in this prospectus. We have not, and the sellers have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Information contained on our website does not constitute a part of this prospectus. The information in this prospectus may only be accurate as of the date appearing on the cover page of this prospectus, regardless of the time this prospectus is delivered or our units are sold.

         We are not, and the sellers are not, making an offer to sell the common stock in any jurisdiction where the offer or sale is not permitted. No action is being taken in any jurisdiction outside the United States to permit a public offering of our securities or the possession or distribution of this prospectus in any such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside of the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus applicable in that jurisdiction.

         The trademarks NuVim(R) MunePro(R), AccuFlex(R), Fruit Symphony(R) and MuniFlexTM are owned by NuVim, Inc. All other brand names or trademarks appearing in this prospectus are the property of their respective owners.

       Notice to California investors: Each purchaser of units in California must meet one of the following suitability standards:
(1) annual gross income of at least $200,000; (2) net worth of at least $1,000,000 (inclusive of home, home furnishings and automobiles); (3) liquid net worth of at least $500,000 (exclusive of home, home furnishings and automobiles); or (4) liquid net worth (exclusive of home, home furnishings and automobiles of at least $250,000 plus annual gross income of at least $65,000. This offering was approved in California on the basis of a limited offering qualification where offers/sales can only be made to investors who meet one or more of the foregoing suitability standards. The company did not have to demonstrate compliance with some or all of the merit regulations of the Department of Corporations as found in Title 10, California Code of Regulations, Rule 260.140 et seq. Furthermore, the exemptions for secondary trading available under California Corporations Code Section 25104(h) will be withheld, but there may be other exemptions available to cover private sales.

         Notice to New Jersey investors: Offers and sales in this offering in New Jersey may only be made to accredited investors as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. Under Rule 501(a), to be an accredited investor an individual must have: (1) net worth or joint net worth with the individual's spouse of more than $1,000,000; or (2) income of more than $200,000 in each of the two most recent years or joint income with the individual's spouse of more than $300,000 in each of those years and a reasonable expectation of reaching the same income level in the current year. Other standards apply to investors who are not individuals. There will be no secondary sales of the securities to persons who are not accredited investors for 90 days after the date of this offering in New Jersey by the underwriter and selected dealers.

                               PROSPECTUS SUMMARY

         This summary highlights information contained elsewhere in this prospectus. It does not contain all of the information you should consider before purchasing any shares. Therefore, you should read the prospectus in its entirety, including the risk factors and the financial statements and related notes appearing elsewhere in this prospectus. References to "we," "us," "our," and "NuVim," or "the company" generally refer to NuVim, Inc

                                   OUR COMPANY

        We produce, market, and distribute NuVim(R) dietary supplements in beverage form. NuVim(R) contains two proprietary micronutrients known as MunePro(R)and AccuFlex(R). These two patented micronutrients have been shown in independent clinical studies to help strengthen the immune system, support muscle flexibility and enhance athletic performance when twelve ounces are consumed for six weeks. Our exclusive worldwide license (except for Asia, Australia and New Zealand) and supply agreement with Stolle Milk Biologics Inc, ("SMBI") allows us to use these proprietary micronutrients in carbonated and non-carbonated beverages (and powders for reconstitution), excluding only certain milk, yogurt and nutritional meal replacement products. This allows us to be a sole source provider in the markets in which we operate.

         Our goal is to become a leading provider of good-tasting, clinically proven dietary supplement beverages and other clinically proven health products. Our product line currently consists of three flavors of refrigerated fruit-flavored nutritional beverages, including Orange Tangerine, Fruit Symphony and Strawberry Vanilla. Our products are primarily sold in 64-ounce cartons, typically in the refrigerated juice section of supermarkets. Sixteen-ounce bottles of NuVim are typically sold in food service operations and a limited number of small supermarkets, delicatessens, and chain supermarkets in the New York metropolitan area. Our plans for the sixteen ounce contemplate expanding our distribution base to include, for example, club stores, convenience stores, nutrition centers, and health food outlets.

         We developed a powder version of our product to be sold through direct distribution such as the internet and infomercials, as well as retail outlets. Sales of the product to date have not been material. The powder version is available in three varieties, Chocolate, Vanilla, and Strawberry. There are 30 individually wrapped servings in a box. It can be added to water, milk, juice, yogurt, or cereal. Some consumers are adding and shaking NuVim in powder form to their bottled water to gain taste and the exclusive NuVim benefits. The powder version contains the same micronutrients as the refrigerated version and has the same anti-oxidant vitamins of "A", "C" and "E". There are only 10 calories per serving.

         We have distributed our refrigerated beverages since the year 2000 and are in approximately 2,100 Supermarkets in the Eastern United States. In 2002 company revenues were $3.5 million. However, we eliminated most advertising and marketing support for our product in the second half of 2002 due to a lack of funding. We recapitalized our company in June 2005 through the conversion of approximately $7.7 million of debt into common stock and an initial public offering of our common stock. Since that time we have concentrated our limited financial resources on developing and supporting distribution opportunities that we believe will provide the greatest sales expansion potential. These initiatives have included expansion at Wal-Mart to the entire Southeast Region from 120 stores to approximately 300 stores. We are also working with Kroger, the second largest supermarket retailer behind Wal-Mart, to begin testing a proposal to co-pack the 64 ounce and 16 ounce size in the Kroger owned dairies and to distribute to their supermarkets. We are developing sales to the military commissaries. Part of the funds received in our Initial Public Offering in June 2005 was used to launch the powder version and support the current refrigerated product line in the East Coast supermarkets and Wal-Mart. The last initiative is to expand the number of distribution points for the 16 ounce size. We are concentrating on making the 16 ounce shelf stable to increase the number of independent distributors that will carry our line. If we can make the 16 ounce shelf stable meaning that it does not need refrigeration enroute to the retail outlet then the number of retail outlets that stock NuVim will increase dramatically. There are over 700,000 potential distribution points where this NuVim size could be sold.

         We have a sole source supply agreement with SMBI for our requirements of the whey protein concentrate ("WPC") that contains the patented micronutrients required to produce the health benefits of our products. The whey protein concentrate is produced through a proprietary immunization process on dairy cows in New Zealand and is imported in dry powder form into the United States by SMBI. Our products are currently manufactured at a dairy co-packer in Reading, Pennsylvania. Finished products are warehoused in Orefield, Pennsylvania and shipped to our customers by a third party transportation company. As we expand our business into new geographic areas and introduce new products, we also expect to expand our co-packing, warehousing and transportation relationships, which we anticipate will reduce certain expenses we currently must incur, particularly transportation costs. We believe there are sufficient qualified dairies and warehouses available for our purposes. The 83 day shelf life of out products from date of manufacture allows us to operate the business without investing in our own manufacturing facility, warehouse, and trucks.

         Our operations to date have generated significant operating losses that have been funded through the issuance of common stock and external borrowings. We will require additional sources of outside capital to continue our operations. Senior secured promissory notes with a principal amount of $500,000 has been extended to a due date of January 15, 2009. We also have outstanding notes payable with a principal balance of approximately $320,000, which have also been extended to January 15, 2009. We are currently seeking additional financing through the sale of equity securities.

         We were incorporated in Delaware in September 1999. Our principal place of business is 12 Route 17 North, Suite 210, Paramus, New Jersey 07652. Our telephone number is (201) 556-1010. Our web address is www.nuvim.com. Information contained in or accessible through our website is not part of this prospectus.

THE OFFERING

                              SELLING STOCKHOLDERS

         This offering includes the registration of a total of 5,288,237 shares of common stock for resale by the Sellers. A total of 2,470,000 of these shares were sold for cash to a group of 23 investors. Paulsen, one of the Sellers, acted as our placement agent with respect to most of these investors. Paulsen purchased its 537,500 shares at that time as well. In addition, shares aggregating 815,584 were issued to 13 creditors and noteholders, including, a former officer, each of whom has agreed to accept shares of common stock to extinguish certain amounts owed to them rather than being paid cash. 483,563 shares were issued to companies and individuals and one research association for services. Dick Clark, our former spokesman, will be offering 628,636 of his shares and Stanley Moger, one of our directors will be offering 352,955 of his shares.

         The six following table sets forth certain information with respect to the beneficial ownership of our common stock by each Seller as of the closing of our initial public offering and after the sale of all the shares available for sale by the selling stockholders pursuant to this prospectus.

                                                          Shares Beneficially Owned     May be Sold     Shares Beneficially Owned
                                                            Prior to this Offering      Purusant to        After this Offering
                                                          --------------------------        this       ---------------------------
Name of Selling Stockholder                                 Number    Percentage (2)     Prospectus      Number     Percentage (2)
-------------------------------------------------------   ---------   --------------    ------------   ----------   --------------
NFS LLC / FMTC FBO Steven Michael Wright                     75,000                 *         75,000            0                 *
NFS LLC / FMTC FBO Richard Wright                           100,000                 *        100,000            0                 *
NFS LLC / FMTC FBO W Douglas Dodds                          100,000                 *        100,000            0                 *
NFS LLC / FMTC FBO Dianne M. Wright                         100,000                 *        100,000            0                 *
Woodburn Nursery, Inc.                                       80,000                 *         80,000            0                 *
Hummingbird Value Fund, LP                                  180,000             1.70%        180,000            0                 *
SCG Capital, LLC                                            250,000             2.36%        250,000            0                 *
Richard Melnick                                             500,000             4.72%        500,000            0                 *
Russell & Beverley Davidson                                  25,000                 *         25,000            0                 *
Mark A. McKay                                                25,000                 *         25,000            0                 *
Richard P. Kansky & Amy Kansky                               25,000                 *         25,000            0                 *
Dean A. McKay                                                25,000                 *         25,000            0                 *
King Seeds Inc.                                              80,000                 *         80,000            0                 *
Gene F Anderson & Jane M. Anderson                          150,000             1.41%        150,000            0                 *
Doug Gibson & Janice Gibson                                  50,000                 *         50,000            0                 *
Ronald DeConinck & Joan DeConinek                           200,000             1.89%        200,000            0                 *
Delbert LaFace                                              180,000             1.70%        180,000            0                 *
David Morgan                                                 50,000                 *         50,000            0                 *
Peter Jones                                                  50,000                 *         50,000            0                 *
Trent Davis                                                  50,000                 *         50,000            0                 *
Richard R. Wright                                           100,000                 *        100,000            0                 *
Steven Michael Wright                                        75,000                 *         75,000            0                 *
Paulson Investment Company, Inc.                            537,500             5.07%        537,500            0                 *
Richard Clark (3)                                         1,298,636            12.25%        628,636      670,000             6.32%
Stanley Moger (4)                                         1,111,637            10.49%        352,955      758,682             7.16%
Ashleigh Lynne Howard and Gregory Scott Howard, JTWROS       15,000                 *         15,000            0                 *
Jamal Kibria                                                100,000                 *        100,000            0                 *
Stewart Smith                                                25,200                 *         25,200            0                 *
Equity Relations, Inc.                                       24,000                 *         24,000            0                 *
On Ideas                                                     34,286                 *         34,286            0                 *
Platinium Television                                        248,571             2.34%        248,571            0                 *
American Heart Association                                   56,000                 *         56,000            0                 *
Wickersham & Murphy, P.C.                                    81,929                 *         81,929            0                 *
Stratmar Systems, Inc.                                      122,990             1.16%        122,990            0                 *
Sonic Packaging Industries, Inc.                             41,291                 *         41,291            0                 *
R. J. Palmer, Inc.                                           76,449                 *         76,449            0                 *
Paul J. Young                                                 9,000                 *          9,000            0                 *
Peter Barton Hutt                                           107,631             1.02%        107,631            0                 *
Midtown Partners & Co., LLC                                  21,799                 *         21,799            0                 *
William G and Margaret D. Flynn                              60,000                 *         60,000            0                 *
Robert M. Wessel                                            125,000             1.18%        125,000            0                 *
The Mayflower Group, Ltd.                                    50,000                 *         50,000            0                 *
Joseph Flannery                                              50,000                 *         50,000            0                 *
Douglas P. Arnold                                            50,000                 *         50,000            0                 *

Total                                                     6,716,919            63.35%      5,288,237    1,428,682            13.48%


*      Less than 1%.
(1) This prospectus also shall cover any additional shares of common stock that become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of our outstanding shares of common stock.
(2) Based on 10,602,088 shares of Common Stock outstanding on June 30, 2006 but does not include 5,606,337 shares issuable upon the exercise of warrants and 3,306,147 shares issuable upon the exercise of employee stock options.

(3) Consists of 628,636 shares now issued and 670,000 shares to be issued upon exercise of warrants.

(4) Consists of 352,955 shares now issued and 758,682 shares to be issued upon exercise of options and warrants.

                          SUMMARY FINANCIAL INFORMATION

         In the table below, we provide you with historical summary financial information for each of the two years ended December 31, 2004 and 2005, derived from our audited financial statements included elsewhere in this prospectus. We also provide below financial information for the six months ended June 30, 2005 and 2006, derived from our unaudited financial statements included elsewhere in this prospectus. These unaudited results include, in the opinion of management, all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of such information. When you read this historical summary financial information, you should also consider the historical financial statements and related notes and the section entitled Management's Discussion and Analysis of Financial Condition and Results of Operations. Historical results are not necessarily indicative of the results that may be expected for any future period.

                                                       YEARS ENDED                        SIX MONTHS
                                                       DECEMBER 31,                      ENDED JUNE 30,
                                              ------------------------------    ------------------------------
SELECTED STATEMENT OF OPERATIONS DATA:            2004             2005             2005             2006
-------------------------------------------   -------------    -------------    -------------    -------------
Gross Sales                                   $   1,411,355    $   1,208,279    $     649,508    $     598,152
Net Sales                                           958,785          721,381          357,830          481,593
Gross Profit                                        221,143           34,214          (19,680)         172,393
Loss From Operations                             (1,871,755)      (2,358,782)      (1,073,735)        (831,679)
Net Loss                                         (2,131,581)      (2,396,902)      (1,315,061)        (896,569)
Basic and Diluted Loss Per Share              $      (10.26)   $       (0.82)   $       (1.18)   $       (0.13)
Weighted Average Number of Common Shares            207,740        2,940,987        1,116,777        7,131,769
Outstanding - Basic and Diluted

      SELECTED BALANCE SHEET DATA:                  JUNE 30, 2006
      -------------------------------------------   -------------
         Working Capital (Deficit)                  $  (1,611,955)
         Cash and Cash Equivalents                         30,100
         Total Assets                                     832,006
         Total Liabilities                              2,344,364
         Total Stockholders' Deficit                   (1,512,358)

                                  RISK FACTORS

         An investment in our securities involves a high degree of risk and many uncertainties. You should carefully consider the specific factors listed below, together with the cautionary statement that follows this section and the other information included in this prospectus, before purchasing our units in this offering. If one or more of the possibilities described as risks below actually occur, our operating results and financial condition would likely suffer, and the trading price of our securities could fall, causing you to lose some or all of your investment in the securities we are offering. The following is a description of what we consider our key challenges and material risks.

                          RISKS RELATED TO OUR BUSINESS

Investing in our shares involves a high degree of risk. You should carefully consider the following risks, as well as the other information in this report, before deciding whether to invest in our shares. If any of the following risks actually occur, our business, financial condition, results of operations and liquidity could suffer. In that event, the trading price of our shares could decline and you might lose all or part of your investment.

WE WILL NEED TO RAISE ADDITIONAL CAPITAL.

         We are currently operating at a loss and expect our expenses to continue to increase as we expand our product line as well as our geographic presence throughout the United States. To date, we have relied primarily on financing transactions to fund operations. We could face unforeseen costs such as an increase in transportation costs resulting from the recent significant increases in the cost of fuel; or our revenues could fall short of our projections because retail outlets discontinue ordering our products or for reasons unrelated to our products, such as a revenue decline due to changes in consumer habits and preferences or we may achieve lower margins than planned on our products due to cost increases or competitive pricing pressure. We will need another infusion of capital to continue to fund our operations in 2006. During 2006 Paulsen Investment Company, Inc. privately placed 2,970,000 restricted shares of our common stock at a price of twenty cents per share. A total of $594,000 was received less offering costs paid of 60,125 for a net amount of $533,875.

         In addition, 8 creditors agreed to accept common stock at a price of $0.35 per share to settle an aggregate of approximately $143,000 of current or past due trade debt and convertible notes and seven people and organizations have agreed to accept approximately 483,563 shares of common stock for services valued at approximately $173,000.

         During the second quarter, the holders of $67,600 of secured debentures agreed to accept 335,000 shares of common stock in exchange for their notes and warrants.

         During the third quarter, on August 23, 2006, the holders of all $500,000 of NuVim(R)'s Senior Secured Notes, Richard Clark, the entertainer, and Stanly Moger, one of NuVim(R)'s directors, agreed to extend their maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. As compensation, each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. The warrant may be exercised from February 2007 through August 15, 2015. As a result of this extension, the maturity of an additional $200,000 of debt which is subordinated to the Senior Secured Notes is automatically extended to January 2009. The loan agreement with Clark and Moger provides that, if NuVim raises additional capital, they have the right to demand prepayment of their Notes.

         On August 25, 2006 Kirkpatrick & Lockhart Nicholson Graham LLP, the holder of an $120,000 unsecured note agreed to extend its maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date.

         We will still continue to need additional funds to continue our operations. New sources of capital may not be available to us when we need it or may be available only on terms we would find unacceptable. If such capital is not available on satisfactory terms, or is not available at all, we will be unable to continue to fully develop our business and our operations and our financial condition will be materially and adversely affected. Such a lack of additional funding could force us to cease operations altogether. Debt financing, if obtained, could increase our expenses and would be required to be repaid regardless of operating results. In addition, if we raise additional funds through the issuance of equity, equity-related or convertible debt securities, these securities may have rights, preferences or privileges senior to those of the rights of our ordinary shares and our shareholders may experience additional dilution. Any such developments can adversely affect your investment in our company, harm our financial and operating results, and cause our share price to decline.

OUR AUDITORS HAVE SUBSTANTIAL DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN.

         In their report in connection with our 2005 and 2004 financial statements, our auditors included an explanatory paragraph stating that, because we have incurred net losses and have a net capital deficiency for the years ended December 31, 2004 and 2005, and, as of June 30, 2006, we were in default on approximately $1 million of notes payable due upon our next financing, there is substantial doubt about our ability to continue as a going concern. The extension of all debt to a payable date of January 15, 2009 does alleviate the immediate debt concerns. Our continued existence will depend in large part upon our ability to successfully secure additional financing to fund future operations. Our initial public offering was not sufficient to completely alleviate these concerns; the proceeds have been adequate to fund operations to date, but we will need to raise additional funding to continue operations. If we are not able to achieve positive cash flow from operations or to secure additional financing as needed, we will continue to experience the risk that we will not be able to continue as a going concern.

OUR LIMITED OPERATING HISTORY MAKES EVALUATION OF OUR BUSINESS DIFFICULT.

         We have a limited operating history and have encountered, and expect to continue to encounter, many of the difficulties and uncertainties often faced by early stage companies. We commenced our business operations in 1999 and began marketing our initial products in 2000 on a limited basis. Accordingly, we have only a limited operating history with which you can evaluate our business and prospects. An investor in our units must consider our business and prospects in light of the risks, uncertainties and difficulties frequently encountered by early stage companies, including limited capital, delays in product development, possible marketing and sales obstacles and delays, inability to gain customer acceptance or to achieve significant distribution of our products to customers and significant competition. We cannot be certain that we will successfully address these risks. If we are unable to address these risks, our business may not grow, our stock price may suffer and/or we may be unable to stay in business.

WE HAVE A HISTORY OF LOSSES AND WE EXPECT TO CONTINUE TO OPERATE AT A LOSS FOR THE FORESEEABLE FUTURE.

         Since our inception in 1999, we have incurred net losses in every year, including net losses of $2,239,440 for the year ended December 31, 2003, $2,131,581 for the year ended December 31, 2004, $2,396,902 for the year ended December 31, 2005 and 896,569 for the six months ended June 30, 2006. We had a working capital deficit of $1,611,955 at June 30, 2006 and have negative cash flows from operations. As a result of ongoing operating losses, we also had an accumulated deficit of $21,141,630 and a stockholders' deficit of $1,512,358 at the same date. We expect to incur losses until at least through 2006 and may never become profitable. We also expect that our expenses will increase substantially for the foreseeable future as we seek to expand our product line and sales and distribution network, implement internal systems and infrastructure and comply with the legal, accounting and corporate governance requirements imposed upon public companies. These ongoing financial losses may adversely affect our stock price.

OUR SUCCESS SUBSTANTIALLY DEPENDS ON MAINTAINING OUR RELATIONSHIPS WITH SMBI.

         SMBI is the holder of certain patents that cover the micronutrients that we use in our products and is our only supplier of those micronutrients. We have a license agreement and a supply agreement with SMBI, both of which are critical to our business and expire in 2014. Under the SMBI license agreement, we have the right to use SMBI's intellectual property for the production and distribution of carbonated and noncarbonated beverages incorporating the micronutrients that provide the health benefits of our products. SMBI also supplies the key ingredient in our products under the terms of the supply agreement. These agreements contain cross-termination provisions, and therefore, we risk losing both our rights to the licensed use of the micronutrients and other SMBI intellectual property needed for our business, as well as our sole source of supply, if either agreement is terminated in accordance with its terms. Furthermore, any exclusive rights we enjoy under the license and supply agreements may be jeopardized if we fail to satisfy certain minimum purchase requirements. In addition, SMBI and its affiliate, Spencer Trask Specialty Group, LLC ("Spencer Trask"), are founders stockholders of our company. If we are unable to obtain the whey protein concentrate from SMBI for any reason, our manufacturing and distribution processes could be severely disrupted, and our operations could be adversely affected. We are aware of only one other source that might be able to provide an immune enhancement whey protein but we are not certain of its effectiveness. Moreover, it is our understanding that this ingredient would not provide the muscle flexibility health benefit that we achieve by using the SMBI whey protein concentrate. In addition, even if we are able to find acceptable alternative sources of supply, the new terms would likely be less favorable than those that we receive from SMBI. Accordingly, it is critical that we continue to meet all of our material obligations under both the license agreement and the supply agreement. In the past, we have not always been able to do so because of a lack of financial resources. We are currently on net 30 day payment terms for the SBMI whey protein.

OUR BUSINESS DEPENDS ON THE ACCEPTANCE OF OUR PRODUCTS IN BOTH EXISTING AND NEW MARKETING AREAS.

         We intend to expand into new geographic areas and broaden our product offerings to generate additional sales. Our refrigerated beverage products are currently available from southern Connecticut to Miami and as far West as Pittsburgh including such supermarket chains as ShopRite, Pathmark, A&P, Gristedes, Food Emporium, Walbaums, Stop N Shop, Acme Giant, Giant Eagle, Publix and Wal-Mart. Although marketing funds have been limited, but we have been able to maintain distribution due to our loyal consumer base who have felt the NuVim difference and continue to buy NuVim on a regular basis. The supermarket chain accounts see NuVim as a one of a kind product that offers the consumer a healthily choice to high sugar and high caffeine carbonated and non- carbonated beverages.. We do not know whether the level of market acceptance we have received in our current markets for our products will be matched or exceeded in the geographic locations we are newly serving or in other areas of the country as we expand our distribution in the future. We also will need to raise additional financing to support this expansion.

         We have tested a shelf stable sports drink that tastes like the two market leaders sports drink products and has our trademarked points of differentiation of immune enhancement and helping muscle flexibility, sturdy joints, and athletic performance through the two exclusive micrnutrients MunePro(R) and AccuFlex(R). We possibly will further test the sports drinks in 2007.

         We can give no assurance that we will expand into new geographic areas. It is unlikely that we will achieve profitability in 2007, but possibly could achieve profitability on a monthly basis toward the end of next year.

CONSUMERS WHO TRY OUR PRODUCTS MAY NOT EXPERIENCE THE HEALTH BENEFITS WE CLAIM, WHICH MAY CAUSE THEM TO DISCONTINUE USING OUR PRODUCTS.

         There have been 19 independent clinical studies that have demonstrated the health benefits of the micronutrient components of our products. However, there has been only one, small-scale study of the effects of NuVim beverages directly. That study required the subjects to consume 12 ounces of NuVim daily for six weeks. While the study did validate the positive health claims we believe our products provide, it did not consider whether a smaller quantity of the beverage or a shorter period of continued usage might provide similar benefits. Therefore, we currently cannot confirm that the health benefits of our products will be evident to casual consumers of our products. Consumers may determine that drinking 12 ounces of NuVim per day for a minimum of six weeks requires more discipline and expense than they are willing to devote. If consumers do not use our product in the quantity or for the duration we recommend, they may not achieve the health benefits we claim, which may cause them to make alternative nutritional beverage and/or dietary supplement purchasing decisions.

OUR BUSINESS MAY SUFFER FROM LACK OF DIVERSIFICATION.

         Our business is centered on nutritional beverages. The risks associated with focusing on a limited product line are substantial. If consumers do not accept our products or if there is a general decline in market demand for, or any significant decrease in, the consumption of nutritional beverages, we are not financially or operationally capable of introducing alternative products within a short time frame. As a result, such lack of acceptance or market demand decline could cause us to cease operations.

EXPANSION OF OUR BUSINESS IS DEPENDENT ON OUR ABILITY TO EXPAND PRODUCTION.

         We currently manufacture our refrigerated product line at Clover Farms Dairy in Reading, Pennsylvania. Our ability to expand beyond our current marketing areas depends on, among other things, the ability to produce our product in commercial quantities sufficient to satisfy the increased demand. Although our present production capacity is sufficient to meet our current and short-term future production needs, production capacity may not be adequate to supply future needs. If additional production capacity becomes needed, it will be necessary to engage additional co-packers or to expand production capacity at our present co-packer facility. If we expand production at Clover Farms Dairy, we risk having to pay significantly greater transportation costs to transport our products to warehouses in other regions of the United States. Any new co-packing arrangement raises the additional risk of higher marginal costs than we currently enjoy since we would be required to negotiate new terms with any new co-packer. We may not be able to pass along these higher costs to our customers. If we are unable to pass along the higher production costs imposed by new co-packers to our customers, we either will suffer lower gross margins and lower profitability, once achieved, or we may be unable to expand our business as we have planned, which could disappoint our stockholders.

OUR BUSINESS CONTAINS RISKS DUE TO THE PERISHABLE NATURE OF OUR PRODUCT.

         Our current refrigerated product is a perishable beverage that has a limited shelf-life of approximately 83 days. This restricted shelf life means that we do not have any significant finished goods inventory and our operating results are highly dependent on our ability to accurately forecast near term sales in order to adjust our raw materials sourcing and production needs. When we do not accurately forecast product demand, we are either unable to meet higher than anticipated demand or we produce excess inventory that cannot be profitably sold. Additionally, our customers have the right to return products that are not sold by their expiration date. Therefore, inaccurate forecasts that either mean that we are unable meet higher than anticipated demand or that result in excess production, or significant amounts of product returns on any of our products that are not sold by the expiration date could cause customer dissatisfaction, unnecessary expense and a possible decline in profitability.

GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR BUSINESS.

         Our business is subject to government regulation, principally the United States Food and Drug Administration (the "FDA"), which regulates the processing, formulation, packaging, labeling and advertising of dietary products, and to a lesser extent, state governments, where state attorneys general have authority to enforce their state consumer protection acts. Specifically, we are subject to the Dietary Supplement and Health Education Act ("DSHEA"). Under DSHEA, dietary supplements are permitted to make "statements of nutritional support" with notice to the FDA, but without FDA pre-approval. The FDA does not allow claims that a dietary product may mitigate, treat, cure or prevent disease. There can be no assurance that at some future time the FDA will not determine that the statement of nutritional support we make on our packaging is a prohibited claim rather than an acceptable nutritional support statement. Such a determination by the FDA would require deletion of the treatment, cure or prevention of disease claim, or, if it is to be used at all, submission by our company and the approval by the FDA of a new drug application, which would entail costly and time-consuming clinical studies, or revision to a health claim, which would require demonstration of substantiated scientific evidence to support such claim and would also consume considerable management time and financial resources.

         Our advertising of dietary supplement products is also subject to regulation by the Federal Trade Commission (the "FTC") under the Federal Trade Commission Act, which prohibits unfair or deceptive trade practices, including false or misleading advertising. The FTC in recent years has brought a number of actions challenging claims made by companies that suggest that their products are dietary supplements. No assurance can be given that actions will not be brought against us by the FTC or any other party challenging the validity of our product advertising claims.

OUR BUSINESS MAY BE SUBJECT TO PRODUCT LIABILITY CLAIMS RELATING TO CONSUMER USE OF OUR PRODUCTS.

         As a marketer of beverages that are ingested by consumers, we face an inherent risk of exposure to product liability claims if the use of our products results in injury or our labeling contains inadequate warnings concerning potential side effects. With respect to product liability claims, we have obtained a $2.0 million liability insurance policy ($2.0 million per occurrence), which we believe is adequate for our kind of business activity. The policy contains certain exclusions that would pertain to food products such as the additional products exclusion for bodily injury or property damage arising out of the manufacture, handling, distribution, sale, application or use of certain specified products (e.g., silicone, latex, and dexfenfluramine, among others), the intended injury and the willful and intentional acts exclusions. There can be no assurance that such insurance will continue to be available at a reasonable cost, or, if available, that it will be adequate to cover potential liabilities. If we are found liable for product liability claims that exceed our coverage or are subject to a policy exclusion, such liability could require us to pay financial losses for which we have not budgeted and may not have adequate resources to cover. If the uninsured losses were significantly large enough to impact our ability to continue our then-existing level of operations, we might experience a decline in net income and earnings per share, and our stock price might suffer. In an effort to limit any liability, we generally obtain contractual indemnification from parties supplying raw materials or marketing our products. Such indemnification is limited, however, by the terms of each related contract and, as a practical matter, by the creditworthiness of the indemnifying party.

         Despite the insurance coverage that we plan on maintaining, it is possible that we may be sued if one or more consumers believe our products have caused them harm. While no such claims have been made to date, the results of any such suit could result in significant financial damages to us, as well as serious damage to the reputation and public perception of our company, even if we are ultimately found not to be at fault.

                  RISKS RELATED TO INVESTMENT IN OUR SECURITIES

The present public trading market for our securities is not an active market and one may not develop or, if developed, be sustained. If a stronger public trading market does not develop, our security holders may not be able to sell any of their securities.

         The present public trading market for common stock on the OTCBB, which is generally considered to be a less efficient market than an exchange or NASDAQ is typified by thinly-traded market activity. During the months of June, July, and August, the average daily volume was 7,634. The highest daily volume during 2006 was 128,700 on January 26 2006. During the first eight months of the year, there were 169 trading days; on 65 of them, no shares were traded. The number of shares offered for sale under this prospectus is 5,288,237.

         We can provide no assurance that a sufficiently active market will develop or be sustained for the common stock. If a public trading market for our securities which is active enough to adsorb the shares offered under this prospectus does not develop or is not sustained, it may be difficult or impossible for purchasers to resell their securities at any price. Even if an active public market does develop, the market price could decline below the amount investors paid for their shares.

WE WILL RECEIVE NONE OF THE PROCEEDS FROM THIS OFFERING.

         All of the proceeds from this offering, will go to the Sellers. No proceeds will be received by us. As a result, our financial condition will be unimproved.

A DIRECTOR, A MAJOR SHAREHOLDER, CREDITORS, AND AN EXECUTIVE OFFICER WILL PERSONALLY BENEFIT FROM THIS OFFERING THROUGH THE REGISTRATION OF THEIR SHARES OF COMMON STOCK.

         We issued a total of 654,911 shares of common stock to Richard Clark, a major stockholder, Stanley Moger, a director, our bridge lenders, Paulson Investment Company, Inc., the underwriter of our initial public offering and the placement agent for the recent private placement of 2,970,000 shares of common stock, a former officer, and other creditors who have loaned us money or provided services in the past, all of whom have agreed to accept our stock to repay past due obligations. These shares are registered for resale on the registration statement of which this prospectus is a part. It is highly unlikely that these individuals and entities would have received cash to satisfy the indebtedness owed to them at any time in the foreseeable future, which would have left them with claims against us, but with no realistic possibility of receiving payment. As such, these stockholders will personally benefit from receiving shares that will be registered for resale, thereby giving them the opportunity to obtain cash from the sale of shares in the future.

THE ABILITY OF OUR STOCKHOLDERS TO SELL OUR COMMON STOCK AND WARRANTS IN THE SECONDARY MARKET COULD BE RESTRICTED BECAUSE OUR STOCK IS CONSIDERED TO BE "PENNY STOCK."

         The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be an equity security that has a market price, as defined, of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions that do not apply to us. So long as our common stock trades below $5.00, and our securities trade on the OTCBB, our securities are deemed to be "penny stock." As such, our securities will be subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser's written consent to the transactions prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Securities and

Exchange Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to the broker-dealer and the registered underwriter, current quotations for the securities and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the
broker-dealer's   presumed  control  over  the  market.   Finally,  among  other
requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Many brokerage firms have policies prohibiting their brokers from trading in penny stocks. As such, the "penny stock" rules may restrict the ability of stockholders to sell our common stock and warrants in the secondary market.

FUTURE SALES OR THE POTENTIAL FOR FUTURE SALES OF SHARES OF OUR COMMON STOCK MAY CAUSE THE TRADING PRICE OF OUR COMMON STOCK TO DECLINE AND COULD IMPAIR OUR ABILITY TO RAISE CAPITAL THROUGH SUBSEQUENT EQUITY OFFERINGS.

         As of the date of this offering, we will have 10,852,088 shares of common stock outstanding. Following this offering, approximately 7,727,557 shares of common stock will be registered for sale, 5,288,237 included in this prospectus, 654,911 registered for resale at the time of our initial public offering and now free from any contractual restriction on resale, and 2,700,000 sold in the initial public offering. If these stockholders sell substantial amounts of our common stock in the public market, the market price of our common stock could fall. In addition, approximately 1,275,386 shares of common stock are now eligible and another approximately XXX,XXX will become eligible, for sale in the public market subject to the provisions and restrictions of Rule 144 promulgated under the Securities Act of 1933, as amended. For more information see "Shares Eligible for Future Sale."

         In addition, we intend to file a registration statement under the Securities Act of 1933, as amended, to register our existing option plans. We expect this registration statement to become effective immediately upon filing. If all holders of outstanding options exercisable as of the date hereof were to exercise and sell the shares issuable upon exercise of these options, approximately 3,306,147 additional shares of common stock will become eligible for sale and freely tradeable in the public markets at the end of the one-year period.

                                 USE OF PROCEEDS

         We will receive no proceeds from the sale of the common stock covered by this prospectus. All of the sales proceeds will go to the Sellers.

                                 DIVIDEND POLICY

         We have never declared or paid any dividends on our capital stock and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We currently expect to retain our future earnings, if any, for use in the operation and expansion or our business. Any future decision to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors our Board of Directors may deem relevant. Following this offering, there will be no restrictions that limit our ability to pay dividends on our capital stock.

                                 CAPITALIZATION

         The following table sets forth our actual debt and capitalization as of June 30, 2006. You should read this table in conjunction with the section of this prospectus captioned "Management's Discussion and Analysis of Financial Condition and Results of Operations" as well as the financial statements and related notes included elsewhere in this prospectus.

                                                                           ACTUAL
                                                                       --------------
DEBT
Senior note payable-related party                                      $      500,000
Accrued interest-senior notes payable related parties (spokesperson)          149,160
Stockholder loans-subordinated convertible promissory notes                   200,000
Accrued interest stockholder loans                                             25,020
Rescinded series B offering payable                                            18,920
Related party advances
Other note payable                                                            148,117
                                                                       --------------
Total Debt                                                             $    1,041,217
                                                                       --------------
STOCKHOLDERS' DEFICIT
Common stock, $0.00001 par value; 120,000,000 shares authorized;
10,602,088 shares issued and outstanding                                          107
Additional paid-in capital                                                 19,629,165
Accumulated deficit                                                       (21,141,630)
                                                                       --------------
Total stockholders' deficit                                            $   (1,512,358)
                                                                       --------------
Total debt and stockholders deficit                                    $     (471,141)

                                    DILUTION

         As all of the shares offered hereby are previously sold shares, there is no investment in NuVim and therefore no dilution of the purchaser's investment.

                           FORWARD-LOOKING STATEMENTS

Forward-looking   statements  include,   but  are  not  limited  to,  statements
regarding:

  o possible or assumed future results of operations, including statements regarding revenue mix, cost of revenues, promotion of our products through advertising, sampling and other programs, changes to our internal financial controls, trends in our operating expenses and provision for income taxes, increased costs as a result of becoming a public company and expenses related to stock-based compensation;

  o financing plans, including the adequacy of financial resources to meet future needs;

  o  business strategies, including any expansion into new products;

  o our industry environment, including our relationships with our significant customers and suppliers;

  o  potential growth opportunities; and

  o  the effects of competition.

Some of our forward-looking statements can be identified by use of words such as "may," "will," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes" and "estimates."

Forward-looking statements involve many risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements for a number of reasons, including those appearing under the caption "Factors Affecting Operating Results" and elsewhere in this prospectus. The cautionary statements contained or referred to in this report should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

         The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance, taking into account information currently available to us. These beliefs, assumptions and expectations can change as a result of many possible events or factors, including those events and factors described by us in "Risk Factors," not all of which are known to us. Neither we nor any other person assumes responsibility for the accuracy or completeness of these statements. We will update this prospectus only to the extent required under applicable securities laws. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements.

     MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS
                                  OF OPERATIONS

         The following discussion of our financial condition and results of operations should be read in conjunction with the financial statements and related notes to the financial statements included elsewhere in this prospectus. This discussion contains forward-looking statements that relate to future events or our future financial performance. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. These risks and other factors include, among others, those listed under "Forward-Looking Statements" and "Risk Factors" and those included elsewhere in this prospectus.

OVERVIEW

         We produce, market and distribute NuVim(R) dietary supplements in ready to drink beverage form and in powder for mixing with water or adding to other beverages. Both forms of our beverages have two exclusive and patented micronutrients, MunePro(R) and Accuflex(R). MunePro(R) enhances the immune system and AccuFlex(R) helps build muscle flexibility, sturdy joints and muscle recovery. These micronutrients have been clinically proven to enhance the immune system, muscle flexibility and athletic performance after 19 studies, 8,000 case histories and an expenditure of $50 million.

         We focus on developing the NuVim(R) brand through a mix of advertising and promotional programs that build consumer awareness, trial and repeat purchases. The marketing consists of newspaper advertising/advertorials, product sampling, coupon distribution, and promotional price discounts. These marketing expenditures are essential to build the NuVim(R) brand. We continue to test various ways to find the most cost efficient means to use these marketing funds to increase consumer awareness, trial and repeat purchases. We believe that these advertising and promotional activities are critical to the growth of our business and expect to continue these programs in the future.

         We have distributed our refrigerated beverages since the year 2000 and are in approximately 2,100 Supermarkets in the Eastern United States. In 2002 company revenues were $3.5 million. However, we eliminated most advertising and marketing support for our product in the second half of 2002 due to a lack of funding. We recapitalized our company in June 2005 through the conversion of approximately $7.7 million of debt into common stock and an initial public offering of our common stock. Since that time we have concentrated our limited financial resources on developing and supporting distribution opportunities that we believe will provide the greatest sales expansion potential. We also developed a powder version of our product to be sold through direct distribution such as the internet and infomercials, as well as retail outlets. Sales of the product to date have not been material.

         We have launched an equity funded print news media campaign to educate consumers about the benefits of NuVim(R) and create market awareness for our product. In November, 2005 we issued 250,000 shares of common stock, a warrant to purchase 250,000 shares of common stock at $1.50 and a warrant to purchase 250,000 shares of common stock at $2.00 as payment for a contract to provide $3,000,000 worth of nationally syndicated print features at standard rates, at a discounted amount. The media program which began in January 2006 and will continue for approximately eighteen months or until the contracted amount of the newspaper features has been completed.

         We are planning to produce a 30 second television commercial for the refrigerated products, a 60 second television commercial for the powder product and a 5 minute infomercial for the product and air these commercials 2,000 times through Platinum Television Group headquartered in Deerfield Beach Florida. The compensation for the commercials production and the television airing of the 2,000 commercials was pre paid with 248,571 shares of common stock.

         Case shipments of our refrigerated product declined by 3,127 or 8.8% during the first half of 2006 as compared to the same period in the prior year. The reasons for the decline included a reduction in the number of the Publix warehouses stocking NuVim, and declines in the markets that have not been supported with advertising or consumer promotion. During 2006 we continued to have had limited funding to support product sampling and advertising programs, which we believe are critical to maintain and increase sales of our products. Therefore, we have focused our spending on promotions in accounts that we believe will offer the greatest potential for sales growth and expansion opportunities until we are able to raise funding for additional marketing programs.

         In late 2003 we began a test program with a single Wal-Mart supercenter. In late 2004 the test was expanded to 43 supercenters (one Wal-Mart distribution center) and then further expansion to 120 supercenters (two additional distribution centers) in late 2005 that covered most of the Wal-Mart supercenters in the State of Florida. During the 2005 expansion the number of NuVim(R) varieties carried by the supercenters was increased from two to three. First quarter 2005 Wal-Mart sales were 8% of the total 2005 first quarter sales. In April 2006, we increased our distribution to the entire southeast region, encompassing approximately 300 supercenters (six total distribution centers) servicing all or part of 7 states.

         The table set forth below discloses selected data regarding sales for the six months ended June 30, 2006 and 2005 and for the years ended December 31, 2005 and 2004. The data is not necessarily indicative of continuing trends.

         However we believe that the revenues in the second quarter of 2006 will exceed those of the second quarter 2005 by twenty percent.

         Sales of beverages are expressed in unit case volume. A "unit case" means a unit of measurement equal to 512 U.S. fluid ounces of finished beverage (eight 64-ounce containers). Unit case volume means the number of unit cases (or unit case equivalents) of beverages directly or indirectly sold by us. Gross cases sold to the customer represent the number of cases shipped to the customer prior to any returned cases containing product that has not been sold by its expiration date.

UNIT CASE VOLUME/CASE SALES

                         SIX MONTHS ENDED                 YEAR ENDED
                             JUNE 30,                     DECEMBER 31,
                    ---------------------------   ---------------------------
                        2006           2005           2005           2004
                    ------------   ------------   ------------   ------------
Gross Cases Sold          32,532         35,659         65,982         77,395
Gross Sales         $    598,152   $    649,508   $  1,208,279   $  1,411,355
Net Sales           $    481,593   $    357,830   $    721,381   $    958,785

         Gross sales are the amount invoiced to customers, while net sales deduct from gross sales any payment or discount terms, promotional allowances, slotting fees, warehouse damage and returned goods in accordance with the Financial Accounting Standards Board Emerging Issues Task Force Issue No. 01-09, Accounting for Consideration Given by a Vendor to a Customer. In some accounts we pay slotting fees when our products are initially introduced to a new account and run price feature promotions to encourage trials of our product. As brand loyalty grows in a market, we anticipate that we will be able to run fewer price promotions and will not incur the one time additional slotting fees to gain new distribution. Cases sold decreased 3,127, or 8.8%, for the six months ended June 30, 2006, when compared to the same period in 2005. As discussed above, we believe that the number of cases sold is directly impacted by the effectiveness of advertising, sampling and marketing activities we are able to fund in support of our refrigerated product. Second quarter sales 2006 versus second quarter 2005 posted a 20% case sales increase. We have not had funding available to fund advertising and marketing programs on a sustained basis across the majority of the stores our products are distributed in since mid 2002. This has caused sales to decline in those markets. Since we recapitalized our Company in June of 2005 we have concentrated our marketing programs on selected growth opportunities for our refrigerated product and the introduction of our NuVim Powder product line. We believe these initiatives will provide better opportunity for long term growth and increase sales in our existing markets by creating market awareness for our product.

RESULTS OF OPERATIONS

Results of operations for the six months ended June 30, 2006 compared to the six months ended June 30, 2005

         Gross Sales. For the six months ended June 30, 2006, gross sales were $598,152, a decrease of $51,356, or 9% lower than gross sales of $649,508 for the six months ended June 30, 2005. The decrease in gross sales for six months is primarily attributable to a poor first quarter where there were decreases in case volume in stores in New York, New Jersey, Pennsylvania, Virginia and Maryland, and decreased sales to the Publix supermarket chain. This was partially offset by increased sales at Wal-Mart Supercenters especially in the second quarter and some increases in other accounts in the second quarter. We have not had funds to support advertising and sampling of our products in our existing stores since mid 2002 and limited funds for accounts like the Publix Supermarket chain which we added in August of 2004, resulting in declining sales. In June of 2005, we restructured our balance sheet through the issuance of common stock, but were only able to raise a limited amount of funds for advertising and sampling programs. By focusing our initiatives with these limited resources on selected opportunities with future expansion potential, we have managed to have the best six months performance in over three years

         Discounts, Allowances and Promotional Payments. For the six months ended June 30, 2006, promotional allowances and discounts were $116,559, a decrease of $175,119 or 60%, from the promotional allowances and discounts of $291,678 for the six months ended June 30, 2005. This decrease is primarily attributable to lower coupon expense resulting from a sampling and coupon program at the Publix chain in the first half of 2005 that was not repeated in 2006 and lower costs related to consumer price reductions.. We record the price reductions, which are reimbursed by us to the retailers, in accordance with Financial Accounting Standards Board Emerging Issues Task Force, No. 01-09, Accounting for Consideration Given by a Vendor to a Customer. We expect to continue to use price promotions and coupon distribution selectively as a means to promote consumer sampling and trial of our product into the foreseeable future. As the product matures and a higher percentage of users of our product are repeat purchasers, we expect coupon expense, relative to gross sales, to decline. Product returned after its expiration date increased primarily due to the lower sales volume discussed above. Total Discounts, Allowances and Promotional payments as a percentage of gross sales decreased from 45% for the six months ended June 30, 2005 to 19% for the six months ended June 30, 2006.

                                                          SIX MONTHS ENDED
                                                               JUNE 30,
                                                      -------------------------    INCREASE
                                                          2006         2005        (DECREASE)     PERCENTAGE
                                                      -----------   -----------   -----------    -----------
Discounts for timely payment                          $     9,523   $     8,988   $      (535)       (29.9)%
Product returned after its expiration date                 65,110        85,092        19,982            23%
Promotional  price  allowances,  coupons  and other
 incentives                                                41,073       173,735       132,662)         (76)%
Slotting fees                                                 853        23,863       (23,010)         (96)%
                                                      -----------   -----------   -----------    -----------
Total Discounts, Allowances and Promotional Payments  $   116,559   $   291,678   $  (175,119)         (60)%
                                                      ===========   ===========   ===========    ===========

         Net Sales. Net sales for the six months ended June 30, 2006 were $481,593, an increase of $123,763, or 345% higher than net sales of $357,830 for the six months ended June 30, 2005. The increase in net sales is primarily attributable to the increase in case sales and lower consumer price discount promotion spending as discussed above.

         Cost of Sales. For the six months ended June 30, 2006, cost of sales was $309,200, a decrease of $68,310, or 18% lower than cost of sales of $377,510 for the six months ended June 30, 2005. Cost of sales as a percentage of gross sales decreased to 52% for the six months ended June 30, 2006, compared to 58% for the six months ended June 30, 2005. The decrease in cost of sales as a percentage of gross sales was primarily the result of lower price discount allowances and to a lesser degree manufacturing improvements.

         Gross Profit. Gross profit was $172,393 for the six months ended June 30, 2006, an increase of $192,073 from the negative ($19,680) gross profit for the six months ended June 30, 2005. Gross profit as a percentage of gross sales was 29% for the six months ended June 30, 2006 compared to the negative gross profit of approximately 3% for the six months ended June 30, 2005. The increase in gross profit as a percentage of gross sales was primarily due to the lower price discounts and the lower cost of goods.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses were $1,004,072 for the six months ended June 30, 2006, a decrease of $49,983, or 5% from selling, general and administrative expenses of $1,054,055 for the six months ended June 30, 2005. Selling, general and administrative expenses exceeded net sales in both periods as we are still in an early stage of our development and have not achieved sales volumes sufficient to generate net sales in excess of our selling, general and administrative expenses. The decrease in selling, general and administrative expenses is due to decreases in product sampling expenses and the decrease in salaries due to the administrative changes of eliminating a full time CFO and Vice President of Operations.. During the six months ended June 30, 2005 we promoted our product through in store sampling, including a program at the Publix Supermarket chain. We had no extensive sampling activities in the first half of 2006.. We feel that out sourcing the financial and operations accountabilities at this time can decrease cost without decreasing effectiveness.

         Loss from Operations. Loss from operations was $831,679 for the six months ended June 30, 2006 compared to $1,073,735 for the six months ended June 30, 2005. The $242,056 decrease in loss from operations was primarily attributable to the increased gross profit and decreased operating expenses described above.

         Interest Expense. Interest expense was $73,538 for the six months ended June 30, 2006; a decrease of $315,341, or 81%, from interest expense of $388,879 for the six months ended June 30, 2005. The decrease in interest expense is primarily attributable to the retirement of indebtedness. On June 24, 2005, in connection with the closing of our initial public offering, we extinguished approximately $7.7 million of indebtedness through the issuance of common stock.

         Net Loss. Net loss was $896,569 for the six months ended June 30, 2006 compared to $1,315,061 for the six months ended June 30, 2005. The $418,429 decrease in net loss was primarily attributable to the improved operating results and the lower interest expense discussed above.

Results of operations for the year ended December 31, 2005 compared to the year ended December 31, 2004

         Case shipments of our refrigerated product declined by 11,413 or 15% in 2005 when compared to the prior year. Increased case shipments to Wal-Mart Supercenters of approximately 10,808 cases were offset by decreased shipments in the New York/New Jersey markets. During 2005 we have had limited funding to support product sampling and advertising programs, which we believe are critical to maintain and increase sales of our products. Therefore, we have focused our spending on product sampling in accounts that we believe will offer the greatest potential for sales growth and expansion opportunities until we are able to raise funding for additional marketing programs.

         In August of 2004 we began a test program with Wal-Mart supercenters in northern Florida. We distributed two flavors of our refrigerated product to one distribution center servicing approximately 44 supercenters. In August 2005 Wal-Mart increased our distribution to three flavors and a total of three distribution centers servicing approximately 127 supercenters. This resulted in sales of approximately 6,100 cases in the fourth quarter of 2005. We believe Wal-Mart operates approximately 2000 supercenters across the United States.

         The table set forth below discloses selected data regarding sales for the years ended December 31, 2005 and 2004. The data is not necessarily indicative of continuing trends.

         Sales of beverages are expressed in unit case volume. A "unit case" means a unit of measurement equal to 512 U.S. fluid ounces of finished beverage (eight 64-ounce containers). Unit case volume means the number of unit cases (or unit case equivalents) of beverages directly or indirectly sold by us. Gross cases sold to the customer represents the number of cases shipped to the customer prior to any returned cases containing product that has not been sold by its expiration date.

                           Unit Case Volume/Case Sales

                                   Year Ended December 31,
                   -------------------------------------------------------
                                                   Increase
                      2004            2005        (Decrease)    Percentage
                   ------------   ------------   ------------   ----------
Gross Cases Sold         77,395         65,982        (11,413)         (15)%
Gross Sales        $  1,411,355   $  1,202,279   $    209,076          (15)%
Net Sales          $    958,955   $    721,381   $    237,574          (25)%

         Gross sales are the amount invoiced to customers, while net sales deduct from gross sales any payment or discount terms, promotional allowances, slotting fees, warehouse damage and returned goods. In some accounts we pay slotting fees when our products are initially introduced to a new account and run price feature promotions to encourage trials of our product. As brand loyalty grows in a market, we anticipate that we will be able to run fewer price promotions for our refrigerated product. We believe these initiatives will provide better opportunity for long term growth and increase sales in our existing markets by creating market awareness for our product.

         Gross Sales . For the year ended December 31, 2005, gross sales were $1,208,279, a decrease of $203,075, or 17% lower than gross sales of $1,411,355 for the year ended December 31, 2004. The decrease in gross sales is primarily attributable to a decrease in case volume in stores New York, New Jersey, Pennsylvania, Virginia and the Publix Supermarket chain, partially offset by increased sales at Wal-Mart Supercenters. We have not had funds to maintain advertising and sampling of our products on a consistent basis in our existing stores since mid 2002 resulting in declining sales. In June of 2005, we restructured our balance sheet through the issuance of common stock, but were only able to raise a limited amount of funds for advertising and sampling programs. We have focused these limited resources on selected growth opportunities for our refrigerated product and introduction of a powder product, until such time as we are able to fund programs across all of our markets.

         Discounts, Allowances and Promotional Payments. For the year ended December 31, 2005, promotional allowances and discounts were $486,898, an increase of $34,328 or 8% higher than the promotional allowances and discounts of $452,570 for the year ended December 31, 2004. This increase is primarily attributable to increased Promotional price allowances, coupons and other incentives of $38,133, and slotting fees of $24,343. Promotional price allowances, coupons and other incentives increased due to sampling programs at Publix stores in the first quarter of 2005 where $1.00 coupons were distributed in store locations, and promotional price discounts in the New York and New Jersey markets. We record the estimated redemptions based on our historical experience at the time the coupon is distributed. We also record reimbursements given to retailer for consumer price promotions. We expect to continue to use coupon distribution and price promotions as a means to promote consumer sampling and trial of our product into the foreseeable future. Slotting fees increased due to fees paid to gain distribution in approximately 400 stores supplied by distributor serving the Mid-Atlantic region of the United States. Discounts, allowances and promotional payments as a percentage of gross sales increased from 32% for the year ended December 31, 2004 to 40% for the year ended December 31, 2005, primarily due to the increased coupons and price discounts discussed above. Discounts, allowances and promotional payments are comprised of the following:


                                          YEAR ENDED
                                          DECEMBER 31,
                                   ---------------------------     INCREASE
                                      2004            2005        (DECREASE)     PERCENTAGE
                                   ------------   ------------   ------------   ------------
Discounts for timely payment       $     25,595   $     15,908   $     (9,687)         (38)%
Product returned after its
 expiration date                        161,313        142,852        (18,461)           11%
Promotional price allowances,
 coupons and other incentives           257,532        295,665         38,133            15%
Slotting fees                             8,130         32,473         24,343           300%
                                   ------------   ------------   ------------   ------------
Total Discounts, Allowances and
 Promotional Payments              $    452,570   $    486,898   $     34,328             8%
                                   ============   ============   ============   ============

         Net Sales. Net sales for the year ended December 31, 2005 were $721,381, a decrease of $237,404, or 25% lower than net sales of $958,785 for the year ended December 31, 2004. The decrease in net sales is primarily attributable to the decrease in cases sold and the increased discounts, allowances and promotional payments discussed above.

         Cost of Sales. For the year ended December 31, 2005, cost of sales were $687,167, a decrease of $50,475 or 7% lower than cost of sales of $737,642 for the year ended December 31, 2004. The decrease in cost of sales was primarily attributable to a 14% decrease in cases sold discussed above, offset by higher ingredient costs due to increased pricing for certain ingredients. Cost of sales as a percentage of gross sales was approximately 57% for the year ended December 31, 2005 and 52% for the year ended December 31, 2004.

         Gross Profit (loss). Gross profit (loss) was $34,214 for the year ended December 31, 2005, a decrease of $186,929, from the $221,143 gross profit for the year ended December 31, 2004. Gross profit (loss) as a percentage of gross sales was 3% for the year ended December 31, 2005, compared to a gross profit as a percentage of gross sales of 16% for the year ended December 31, 2004. The decrease in gross profit as a percentage of gross sales was primarily due to the increased coupons and price incentives and cost of sales as a percent of gross revenue discussed above.

         Selling, General and Administrative Expenses. Selling, general and administrative expenses were $2,392,996 for the year ended December 31, 2005, an increase of $300,098 or 14%, from selling, general and administrative expenses of $2,092,898 for the year ended December 31, 2004. Selling, general and administrative expenses exceeded net sales in both periods as we are in an early stage of our development and have not achieved sales volumes sufficient to generate net sales in excess of our selling, general and administrative expenses. The increase in selling, general and administrative expenses was primarily attributable to a non cash charge for stock grants to executive officers. In February 2006, the board granted an aggregate of 858,000 shares of unregistered stock to four executive officers, in lieu of 2005 bonuses. The Company has recorded the stock grant at its fair market value of $171,600, as determined by the board of directors, based on an evaluation of arms length unregistered stock sales proposed to the company in 2005.

         Loss from Operations. Loss from operations was $2,358,782 for the year ended December 31, 2005 compared to $1,871,755 for the year ended December 31, 2004. The $487,027 increase in loss from operations was primarily attributable to the increased operating expenses and lower gross profit described above.

         Interest Expense. Interest expense was $430,216 for the year ended December 31, 2005, a decrease of $148,344, or 26%, from interest expense of $578,560 for the year ended December 31, 2004. The decrease in interest expense is primarily attributable to a reduction in indebtedness resulting from the conversion of debt to common stock. On June 24, 2005, in connection with the closing of our initial public offering, we extinguished approximately $7.7 million of indebtedness through the issuance of common stock. Therefore we expect interest expense to decline in future periods due to lower outstanding borrowings.

         Gain on Forgiveness of Accounts Payable. In 2004, Gain on forgiveness of accounts payable represents the difference between the invoiced amount and the amount in the form of a note payable for fees to a law firm incurred and expensed in 2002. In 2005, Gain on forgiveness of accounts payable represents the difference between the principal and accrued interest due on notes payable and the fair value of common stock issued to retire those obligations.

         Net Loss. Net loss was $2,396,902 for the year ended December 31, 2005 compared to $2,131,581 for the year ended December 31, 2004. The $265,321 increase in net loss was primarily attributable to the increased operating expenses and lower gross profits, offset by lower interest expense and the gain on retirement of accounts payable discussed above.

LIQUIDITY AND CAPITAL RESOURCES

         Our operations to date have generated significant operating losses that have been funded through the issuance of common stock and external borrowings. We will require additional sources of outside capital to continue our operations. During 2006, all of NuVim(R)'s debt instruments were either converted into stock or extended in their maturity.

         Secured convertible promissory notes with a face amount of $67,600 were due June 23, 2006 and senior secured promissory notes with a principal amount of $500,000 are due on November 30, 2006. All the notes due June 23, 2006 were converted into 335,000 shares of common stock and the warrants issued at the time of the sale of the notes were cancelled.

         On August 23, 2006, the holders of all $500,000 of NuVim(R)'s Senior Secured Notes, Richard Clark, the entertainer, and Stanly Moger, one of NuVim(R)'s directors, agreed to extend their maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. As compensation, each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. The warrant may be exercised from February 2007 through August 15, 2015. As a result of this extension, the maturity of an additional $200,000 of debt which is subordinated to the Senior Secured Notes is automatically extended to January 2009. The loan agreement with Clark and Moger provides that, if NuVim raises additional capital, they have the right to demand prepayment of their Notes.

         On August 25, 2006 Kirkpatrick & Lockhart Nicholson Graham LLP, the holder of an $120,000 unsecured note agreed to extend its maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date.

         We also have outstanding approximately $290,000 of accounts payable for which the holders have agreed to defer payment until a subsequent financing. We are currently seeking additional financing through the sale of equity securities, and negotiating modified payment terms with our creditors, but there can be no assurance we will be successful in this endeavor.

         In March 2006 the board and compensation committee authorized a total of 661,500 shares of common stock in lieu of the executive cash bonuses for 2005 and agreed with these executives to defer the payment of their 2005 accrued salaries until 2007 and established the parameters for settling these accruals in common stock. Also in March 2006, 50,000 shares of common stock was issued to the new corporate secretary for a portion of his 2006 fees. Finally, in March 2006, NuVim issued 8,750 shares of common stock to SmallCapVoice.com, for investor relations services.

         In April 2006 Paulsen Investment Company, Inc. privately placed 2,970,000 restricted shares of our common stock at a price of twenty cents per share. A total of $594,000 was received less offering costs paid of $60,125 for a net amount of $533,875.

         Also in April 2006, our former CFO agreed to accept a total of 183,955 shares of common stock for a portion of the salary remaining due to him on the date of his resignation and in lieu of this 2005 bonus.

         In May and June 2006, several creditors agreed to accept 331,463 shares of restricted common stock at a price of $0.35 per share to settle an aggregate of approximately $111,000 of current or past due accounts payable obligations and several organizations agreed to accept 460,704 shares of common stock for future services valued at approximately $168,000.

         In June 2006 a note holder agreed to accept 107,631 shares of restricted common stock for approximately $38,000 in principal and interest.

         On August 23, 2006, the holders of all $500,000 of NuVim(R)'s Senior Secured Notes, Richard Clark, the entertainer, and Stanly Moger, one of NuVim(R)'s directors, agreed to extend their maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. As compensation, each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. The warrant may be exercised from February 2007 through August 15, 2015. As a result of this extension, the maturity of an additional $200,000 of debt which is subordinated to the Senior Secured Notes is automatically extended to January 2009. The loan agreement with Clark and Moger provides that, if NuVim raises additional capital, they have the right to demand prepayment of their Notes.

         On August 25, 2006 Kirkpatrick & Lockhart Nicholson Graham LLP, the holder of an $120,000 unsecured note agreed to extend its maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date.

         We will still need to raise additional financing to pay our past due obligations, fund operating losses and to support sales and marketing programs to increase sales of our products. If we are not able to identify additional sources of financing, we may not be able to continue operations beyond December 2006. We have participated in the New Jersey Economic development Authority Tax Transfer program for the past 4 years and will again this year. The funds from this program are received in December and therefore expect that approximately $250,000 to $270,000 will be received from this program in December of 2006.

         Net cash used in operating activities for the six months ended June 30, 2006 was $768,243 compared to cash used in operating activities of $1,058,875 during the same period in 2005. The decrease in cash used by operating activities during the first six months of $290,632 was primarily due to the improvement of gross profit and the reduction of selling and administrative costs.

         Additionally, $527,875 was provided by financing activities during the six months ended June 30, 2006, compared to $2,000,709 provided during the six months June 30, 2005. The private placement conducted by Paulson Investment Company in 2006 provided the bulk of the financing this year; the initial public offering conducted by Paulson provided the funds during the first half of last year.

FINANCIAL INFORMATION

         The financial information set forth in Summary Financial Information as of June 30, 2006 is as follows:

                                          JUNE 30, 2006        COMMON
                           TOTAL        TOTAL STOCKHOLDERS     SHARES
                        LIABILITIES      EQUITY (DEFICIT)    OUTSTANDING
                      ---------------   ------------------   ------------
Actual, (Unaudited)   $     2,344,364   $       (1,512,358)    10,602,088

APPLICATION OF RECENT AND CRITICAL ACCOUNTING POLICIES AND PRONOUNCEMENTS

RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the Financial Accounting Standards Board ("FASB") has published FASB Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise's financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company's financial condition, results of operations or cash flows.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Correction ("SFAS 154"), which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and are required to be adopted by the Company in the first quarter of fiscal 2006. The adoption of SFAS 154 did not have an impact on the Company's consolidated results of operations and financial condition or cash flows.

The FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asst Retirement Obligations" in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This Interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. This guidance did not have a material affect on the Company's financial statements.

CRITICAL ACCOUNTING ESTIMATES

         The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities, revenues and expenses, and related disclosure on contingent assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions and conditions.

         Critical accounting policies are defined as those that are reflective of significant judgments, estimates and uncertainties and potentially result in materially different results under different assumptions and conditions. For a detailed discussion on the application of these and other accounting policies, see Note 2 to our annual audited financial statements for the year ended December 31, 2005.

         PLACEMENT AND PROMOTIONAL ALLOWANCES AND CREDITS FOR PRODUCT RETURNS

         As an inducement to our customers to promote our products in preferred locations of their stores, we provide placement and promotional allowances to certain customers. We also provide credits for customer coupon redemptions, consumer price reductions, and product which has not been sold by its expiration date. These allowances and credits are reflected as a reduction of revenue in accordance with Emerging Issues Task Force ("EITF") No. 01-9, which requires certain sales promotions and customer allowances previously classified as selling, general and administrative expenses to be classified as a reduction of sales or as cost of goods sold. Provisions for promotional allowances are recorded upon shipment and are typically based on shipments to the retailer during an agreed upon promotional period. We expect to offer promotional allowances at historical levels in the near future as an incentive to our customers. One time per account slotting or placement fees are deducted from revenue in the period paid. Provisions for coupon redemptions and product returned that has reached its expiration date are based on historical trends. Information such as the historical number of cases returned per unit shipped, product shelf life, current sales volume, and coupons distributed during the period are used to derive estimates of the required allowance. As we expand production and introduce new products, we may incur increased levels of returned goods. Also, our estimates assume we will continue as a going concern and maintain distribution with wholesalers and supermarkets that currently carry our product. If a supermarket or wholesaler discontinues our product, we may experience return rates in excess of our historical trend. This could result in material charges to future earnings for reimbursements to our customers for returned, unsold product.

         ACCOUNTS RECEIVABLE

         We evaluate the collectablity of our trade accounts receivable based on a number of factors. Accounts receivable are unsecured, non-interest bearing obligations that are typically due from customers within 30 days of the invoice date. We apply collections in accordance with customer remittance advices or to the oldest outstanding invoice if no remittance advice is presented with payment. We provide an incentive to customers for paying in less than 30 days which results in our overall receivables to be approximately 17 days.

         We estimate an allowance for doubtful accounts and revenue adjustments based on historical trends and other criteria. We have had only one account that could not be collected since the inception of the company in 2000. The amount was less than $10,000.. Further, as accounts receivable outstanding are deemed uncollectible or subject to adjustment, these allowances are adjusted accordingly. In circumstances where we become aware of a specific customer's inability to meet its financial obligations to us, a specific reserve for bad debts is estimated and recorded which reduces the recognized receivable to the estimated amount we believe will ultimately be collected. In addition to specific customer identification of potential bad debts, bad debt charges are recorded based on our recent past history and an overall assessment of past due trade accounts receivable outstanding. We also estimate the amount of credits for product placement, promotion and expired product that are expected to be issued for product sold based on an evaluation of historical trends and record an allowance when the sale is recorded.

         INFLATION

         We do not believe that inflation had a significant impact on our results of operations for the periods presented.

         OFF-BALANCE SHEET TRANSACTIONS

         At June 30, 2006, we did not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as structured finance or special purpose entities, which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

                                    BUSINESS

INTRODUCTION

         We produce, market, and distribute NuVim(R) dietary supplements in beverage form. NuVim(R) contains two proprietary micronutrients known as MunePro(R) and AccuFlex(R). These two patented micronutrients have been shown in independent clinical studies to help strengthen the immune system, support muscle flexibility and enhance athletic performance when twelve ounces are consumed for six weeks. Our exclusive worldwide license (except for Asia, Australia and New Zealand) and supply agreement with Stolle Milk Biologics Inc, ("SMBI") allows us to use these proprietary micronutrients in carbonated and non-carbonated beverages (and powders for reconstitution), excluding only certain milk, yogurt and nutritional meal replacement products. This allows us to be a sole source provider in the markets in which we operate.

NuVim(R) dietary supplement beverages are formulated to meet many of the preferences of health conscious consumers. They are low in sugar, with approximately 10 grams per 8 ounce serving, compared to 40-50 grams for some soft drinks. NuVim(R) is non-dairy, virtually lactose-free, fortified with the anti-oxidant vitamins and A, C, and E, contains 100% of the daily recommended requirement of zinc, and has all 9 essential amino acids and calcium

         Our first ready to drink product line was introduced in May 2000. This product line currently consists of three flavors of refrigerated dietary supplement beverages: Orange Tangerine, Fruit Symphony and Strawberry Vanilla. All are available in 64-ounce juice type cartons. Orange Tangerine and Strawberry Vanilla are also available in 16-ounce bottles. We have introduced NuVim(R) ready to use powder in January 2006. The powder is available in three varieties; Chocolate, Vanilla, and Strawberry. NuVim(R) powder supplement can be mixed with the consumer's favorite beverage such as juice or milk or added to yogurt or cereal. The powder is sold in 30 individual servings in a box and is currently available through the NuVim(R) web store at www.NuVim(R).com.

         NuVim(R) beverages are currently available in 13 states and the District of Columbia. Our 64-ounce cartons are currently sold in over 2,100 supermarkets, as of December 31, 2005. Chains carrying NuVim(R) include ShopRite Supermarkets, Publix Super Markets, Pathmark Supermarkets, Giant Supermarkets, A&P Supermarkets, Stop & Shop, Food Emporium, Waldbaums, Mars Super Markets, SuperValue Supermarkets, Acme Markets, and Wal-Mart supercenters in Florida, South Georgia and South Carolina. Our 16-ounce bottles accounted for less than 5% of our sales and are sold in selected retail locations, including small grocery stores, delicatessens and a limited number of chain supermarkets in the New York metropolitan area.

         In the future we plan to introduce one new flavor of the 64-ounce size beverage. Possible new flavors include chocolate, vanilla, and peach. We expect to test market the new item within the next 12 months.

INDUSTRY BACKGROUND

         NuVim(R), as a dietary supplement in beverage form, is considered part of the "functional foods" category of the nutrition industry. Functional foods are defined as foods and beverages that promise health benefits beyond their inherent nutritional value. The largest segment of the functional foods category is beverages according to Business Communications Company, Inc. ("BCC") Functional beverages include a variety of drinks, such as sports drinks, energy drinks, enhanced fruit drinks, soy beverages, ready-to-drink tea and bottled water.

         The functional beverage market in the United States has developed beyond being a niche category of drinks meant for better health and well-being. The wide variety of functional beverages makes available options that can appeal to many types of consumers who have become taste- and ingredient-conscious as well as more sophisticated about their overall food consumption. In its 2004 report on the United States functional beverages market, Frost & Sullivan cites the following trends in the functional beverages market:

         o physical fitness and mental well-being are the core needs driving the functional beverage industry;
         o the variety of functional beverages has grown to appeal to almost all demographics of consumers;
         o the growing ethnic population in the United States influences beverage consumption patterns with their use of novel ingredients; and
         o while still a small segment of the competitive and already crowded beverage industry, functional beverages have splintered into many subcategories with their own consumer target markets.

         BCC estimates that the functional beverage segment of the industry will grow from approximately $8.7 billion in 2002 to approximately $11.5 billion in 2007, despite a decline in overall beverage industry growth rate. BCC estimates that the chilled juice market will increase from approximately $3.0 billion to approximately $4.2 billion from 2002 to 2007 and that sports drinks will increase from approximately $2.0 billion in 2002 to approximately $2.6 billion in 2007.

         According to "New Nutrition Business," a journal for healthy eating, functional foods, and nutraceuticals, in recent years there has been a trend toward increased consumption of dietary supplements, as well as foods and beverages that assist the human body in preventing and controlling certain diseases. We believe that the growing demand and awareness for functional beverages will increase consumer acceptance of dietary supplements and enlarge this category's share of the total beverage market.

         We believe growth in the functional foods market is driven by the following trends:

         o increasing medical acceptance and recommendation of supplements, vitamins and health foods;
         o increasing consumer desire to avoid prescription drugs and seek non-medical treatment options;
         o growing number of consumers seeking health benefits in food and beverages;
         o growing number of consumers seeking to avoid certain unhealthy attributes in foods and beverages; and
         o growing scientific interest in the problems of inflammation and a compromised immune system.
         o Better nutritional educational practices being taught at all levels in the school system

         Many of these trends are a result of the fact that the U.S. population over 35 years of age is growing 20% faster than the overall population. Therefore, these issues are of concern to an increasing proportion of the population.

MICRONUTRIENTS: HISTORY AND DEVELOPMENT OF MUNEPRO(R) AND ACCUFLEX(R)

         Micronutrients, which include vitamins, minerals and certain other chemical agents, are nutrients that play important roles in the production of enzymes, hormones and other substances that help to regulate growth, activity, development and functioning of the immune and other body systems. Cow's milk naturally contains many vital micronutrients, but generally in minute quantities. The body receives these nutrients only in minute quantities, which is why they are referred to as "micronutrients."

         The health benefits of our beverages are based on more than 35 years of clinical research conducted by Stolle Milk Biologics, Inc. ("SMBI"). SMBI's work was based on earlier research that demonstrated that a cow's natural process of creating antibodies to the antigens present in an immune stimulant injected into the cow was passed to the milk of that cow and could benefit humans who consumed that milk. In addition, that milk could be concentrated, and the biological factors present in liquid milk could be maintained in concentrated form and could benefit humans who consumed the milk or the concentrated milk.

         Dairy cows are routinely immunized for the purpose of protecting the cow from diseases known to affect cows, some of which may also affect humans. SMBI developed and patented proprietary cow immune stimulants that target a broad spectrum of bacterial antigens that are specific to humans. The immune stimulants are the Stolle Milk Biologics Inc. Series 100 Immune Stimulant. The stimulant consists of 26 different strains of killed bacteria. The stimulant is manufactured by independent licensed serum manufacturing companies. The immunization induces the treated cows to produce antibodies, Immunogloublin G ("IGG") and Anti-Inflammatory Factor ("AIF"). The presence and level of the micronutrients is measured through the full production process, beginning with the levels present at the first milking after inoculation, through collection of the fluid milk and the concentration process. NuVim(R) trademarked these micronutrients under the name MunePro(R) for the immune stimulant and AccuFlex(R)(R) for the anti-inflammatory stimulant.

         The unique immune stimulant in NuVim(R) beverages, as well as the micronutrients resulting from the immunizations, is the subject of patent protection. The immunized cow's milk is then dehydrated into nonfat skim milk powder, milk protein concentrate and whey protein concentrate under strictly controlled conditions to minimize inactivation and prevent destruction of the micronutrients. This gentle, low heat process reduces the lactose and salts in the milk. The resulting products also are free of hormones, antibiotics and genetic alteration.

         The milk and whey micronutrient concentrates produced from the cows injected with SMBI's proprietary immunizations have been used in more than 20 independent but small-scale human and animal clinical studies, which generally conclude that milk and whey protein concentrates from these cows are effective in promoting the health benefits of MunePro(R) and AccuFlex(R). In 2002, C.M. Colker, M. Swain, L. Lynch and D.A. Gingerich published in "Nutrition" Magazine a study of our NuVim(R) beverage entitled, "The Effects of a Milk-Based Bioactive Micronutrient Beverage on Pain Symptoms and Activity of Adults with
Osteoarthritis: A Double Blind, Placebo-Controlled Clinical Evaluation." This clinical study involved 31 human subjects and yielded similar results to the other micronutrient studies, when subjects consumed 12 ounces of NuVim(R) daily for six weeks. There has been no follow up study, and therefore, we do not have clinical evidence that a shorter period of daily consumption might provide similar beneficial results.

OUR STRATEGY

         Our objective is to become a leading provider of good-tasting, nutritional beverages and beverage products based on the technology we license from SMBI or other technologies that become available. The elements of our business strategy include the following:

         o Increasing current market consumer awareness, trial and repeat purchases through sampling and other marketing activities.
         o Expanding sales for our existing product line into additional geographic markets.
         o Expanding our distribution channels beyond the current concentration in supermarkets, to club warehouses, convenience stores, schools, business cafeterias, the military, drug stores, fast food outlets and other locations using the 16-ounce plastic bottle single-serving size; and using e-commerce and infomercials for selling of NuVim(R) powder mix.
         o Use e-commerce and direct selling through infomercials for selling of NuVim(R) powder mix.
         o Building the brand, growing revenues and achieving profitability in order to position NuVim(R) as a possible joint venture or merger partner, because NuVim(R)'s brand as well as its marketing strengths could contribute to the combined venture. NuVim(R) is also a possible acquisition candidate for one of the 13 multi-national food and beverage companies that might seek to add healthy product choices to their product offerings.
         o Exploit the NuVim(R) brand, management team and distribution base to position NuVim as a possible acquisition candidate for one of the 13 multi-national food and beverage companies that might seek to add healthy product choices to their product offerings.

OUR PRODUCTS

         We have developed NuVim(R) beverages to provide consumers with good-tasting beverages that help strengthen the immune system, support muscle flexibility and promote athletic performance. All of our products contain the proprietary, patented and exclusive micronutrients, MunePro(R) and AccuFlex(R).

         Current Products

           Ready to Drink Beverages

         This product line consists of natural, fruit-flavored, refrigerated dietary supplement beverages available in three flavors: Strawberry Vanilla, Orange Tangerine and Fruit Symphony. The 64-ounce cartons are currently is sold primarily in refrigerated juice section of major supermarkets. We also sell single-serving, 16-ounce bottles, which are available in Strawberry Vanilla and Orange Tangerine flavors. This smaller size in plastic bottles is currently marketed primarily to small grocery stores and delicatessens.

         In addition to containing the proprietary micronutrients MunePro(R) and AccuFlex(R), NuVim(R) refrigerated beverages are also fortified with vitamins and minerals. An eight-ounce serving offers 100% of the minimum daily requirement of Vitamins E, C, B-12, and zinc, smaller portions of Vitamin A, calcium, and all nine essential amino acids. The beverage is readily digestible, is virtually lactose-free and contains no fat, cholesterol, or caffeine. An eight-ounce serving contains 70 calories, 10 grams of sugar and 12 grams of carbohydrates.

         The 64-ounce size of NuVim(R) is typically priced from $2.78 to $3.99, depending on the supermarket. This is approximately a $0.10 to $0.20 premium over the everyday price of a 64-ounce carton of a nationally branded orange juice. The 16-ounce bottle is typically priced at approximately $1.29 to $1.59.

           NuVim(R) Powder

      In January 2006 we introduced NuVim(R) powdered supplements to be added to beverages, cereals or yogurt. It is, available in three flavors, Vanilla, Chocolate, Strawberry. NuVim(R) provides the same micronutrients, vitamins and minerals as our ready to drink beverages. It is sold in 30 serving boxes and is currently available on our online store for $49.95 per box, with discounts for larger quantities. The powder form allows us to market our product on a nationwide basis without the distribution costs associated with the refrigerated ready to drink line. Sales to date have not been material.

         New Product Development

         We intend to develop the following additional products that deliver the same clinically-demonstrated health benefits as our current products:

     o New Flavors. We plan to introduce one new flavor of our 64-ounce size beverage - chocolate, vanilla or peach - at least one of which should be available for test marketing within the next 12 months.

SALES AND MARKETING

         We target consumers seeking specific health benefits in foods or beverages, people taking vitamins or other supplements, healthy, active people and weight conscious consumers. The health profile of our consumers includes people with health concerns, people trying to boost their immune capacity and people with restrictive diets, such as diabetics or lactose-intolerant consumers.

         Approximately 95% of our current sales are to refrigerated supermarket warehouses that then deliver our product and other brands of refrigerated products to individual supermarkets. Some of these supermarket warehouses are owned by the supermarket chains that stock our product, while other warehouses that we sell to have contracts with a supermarket chain to warehouse and then deliver refrigerated products to their stores. For the year ended December 31, 2005, Wal-Mart, a retailer of our product in Florida and Georgia accounted for 21% of our sales, Publix, a retailer of our product primarily in Florida and Georgia accounted for 14% of our sales, C&S New Jersey warehouse that supplies the Pathmark supermarket chain accounted for 11%, and Wake fern Foods, which supplies Shop Rite Supermarkets in the New York/New Jersey area, accounted for approximately 10% of our total gross sales.

         Our 64-ounce refrigerated beverage product is primarily sold to consumers through supermarkets. We also sell the 16-ounce refrigerated beverage product to refrigerated food warehouses. Some of these warehouses sell their refrigerated products to independent smaller grocery stores or to large supermarkets that have only one or two stores. In addition, our 16-ounce beverage product is sold to distributors who only sell to foodservice outlets, such as cafeterias, schools, hospitals and convenience stores. We plan to expand the number of distributors we sell and the categories of customers to include club stores, nutrition centers and health food outlets.

         During 2005 our primary marketing program was in-store sampling. We used sampling to build consumer brand awareness and trial and repeat purchases, particularly to support our product introduction in Wal-Mart stores in the state of Florida. In August of 2004 we began a test program with Wal-Mart supercenters in northern Florida. We distributed two flavors of our refrigerated product to one distribution center servicing approximately 44 supercenter stores. In August 2005 Wal-Mart increased our distribution to three flavors and a total of three distribution centers servicing approximately 120 stores. In April 2006, we increased our distribution to the entire southeast region, encompassing approximately 300 supercenters and six Wal-Mart distribution centers service Wal-Mart supercenters in 6 states. We believe Wal-Mart operates approximately 2000 supercenters across the United States.

         We also made use of supermarket advertising and consumer promotions, and internet advertising. During the year we also used direct mail programs through the supermarket data base to identify and deliver advertising and coupon incentives to our targeted audience.

         Dick Clark was our public spokesperson in 2005 and has appeared in past NuVim(R) television and radio commercials, point of sale materials and on our website. Because Dick Clark suffered a stroke and has not completely recovered we used him in a limited way in 2005 and do not anticipate that we will be using him in advertising, or promotion in 2006. We have signed actress/model Ashleigh Howard as our new spokesperson.

         In December 2005 we began a print media campaign through News USA. The program creates and distributes a series of news articles addressing a wide range of consumer health concerns for which NuVim(R) is beneficial. Topics include staying heart healthy, ways to combat fatigue, why the immune system is key to good health, and the right way to maintain sound nutrition when dieting. This campaign is designed to build brand awareness and educate the consumer about NuVim(R)'s benefits in an informational and credible format.

In the third quarter of 2006 we have used a television 5 minute infomercial to communicate the benefits of NuVim(R) in powder forms. In the fourth quarter of 2006 we plan to use a 30 second television commercial, a 60 second commercial emphasizing the powder version and a 5 minute commercial also focusing just on the powder version to build awareness, trial and repeat purchaes of the refrigerated products.

DISTRIBUTION

         We first introduced NuVim(R) refrigerated beverages in the New York, New Jersey and Connecticut metropolitan area during the second quarter of 2000. We then expanded the distribution of our products into the Philadelphia, Baltimore, Washington, D.C., Harrisburg, Scranton, Wilkes-Barre and the State of Delaware marketing areas during the first quarter of 2001. In 2002 we further expanded into Virginia, Pittsburgh, Cleveland and upstate New York. In September 2004, began selling to Publix Super Markets, located in Florida.. As of December 31, 2005, our refrigerated beverages are available in approximately 2,100 supermarkets in all or part of 13 states (New York, New Jersey, Connecticut, Maryland, Pennsylvania, Delaware, Virginia, Ohio, Florida, Alabama, Georgia, and South Carolina) and the District of Columbia. These accounts are serviced by a network of eight food brokers. The brokers present the promotional programs to the supermarket chain account headquarter buyers and the brokers also have a retail force that call on each individual supermarket to maintain product rotation, correct pricing and maintain or improve shelf location and the amount of space allocated to the NuVim products.

SUPPLY, MANUFACTURING AND ORDER PROCESSING

         SMBI whey protein concentrate ("WPC") containing MunePro(R) and AccuFlex(R), which is the unique ingredient in our products, is extracted from the milk of approximately 30,000 pasture-fed cows in New Zealand, which is well known for maintaining high standards for dairy production and quality. We obtain our requirements of WPC under a supply agreement with SMBI (the "Supply Agreement"). Our license agreement with SMBI (the "License Agreement"), gives us the worldwide (except for Asia, Australia and New Zealand) exclusive right to incorporate SMBI's WPC into our dietary supplement beverages and the Supply Agreement under which we obtain our requirements of WPC from SMBI. See "Related Party Transactions" for information concerning these agreements.

         Our products are currently manufactured solely at Clover Farms Dairy in Reading, Pennsylvania, using WPC supplied by SMBI, plus milk protein concentrate and a blend of customized flavors, as well as other ingredients purchased from major domestic and international companies. Clover Farms purchases and maintains inventories of select ingredients, which bulk purchases result in more favorable prices and service. We purchase all the other ingredients. Our refrigerated nutritional beverage is then packaged in 64-ounce juice cartons and 16-ounce plastic single-serving bottles. NuVim(R) beverages have an 83-day shelf-life from the date of production. This compares favorably with fresh juice not made from concentrate and pasteurized milk. We are planning to introduce a new formula in the third quarter of 2006 that, among other things, eliminates the high fructose corn syrup from our product, resulting in lower calories per serving. We expect to be able to produce the new product at a slightly lower cost than the current product.

         NuVim(R) beverages are produced under a strict quality assurance program. The product formulation and process steps for the production of NuVim(R) products are documented in the NuVim(R), Inc. Quality Manual. This manual contains production formula and process instructions, as well as quality assurance testing required on a daily, batch basis, including, without limitation, daily microbiological testing. The HACCP (Hazard Analysis Critical Control Point), which is in place at Clover Farms Dairy and is a requirement for all dairy operations in the United States, will be implemented at any new production site.

         We expect to contract with other co-packer dairies in the future as the geographic scope of our distribution expands. We believe there are numerous qualified dairies throughout the United States that have sufficient capacity to meet our needs. This strategy allows us to operate without investing in plant and production equipment thereby keeping our fixed capital cost for manufacturing as well as warehousing and freight at virtually zero..

         Our beverages are currently warehoused exclusively at Orefield Cold Storage in Orefield, Pennsylvania and transported to our customers by common carrier.

         We use eight food broker organizations to obtain product orders from our major supermarket accounts which they send to us for fulfillment. These broker organizations also provide retail coverage in the supermarkets to insure that our products are stocked properly, priced correctly and rotated as needed. Each broker organization is paid on a commission basis for cases sold in their territory.

         Upon receiving an order, our products are shipped directly from the Orefield warehouse to customer warehouses, enabling "just in time" inventory levels for our finished products. Customers typically receive the product with a minimum of 60 days of shelf life. We control inventory management, production and invoicing.

PATENTS AND TRADEMARKS

         SMBI has over 100 U.S. and foreign patents and patent applications that apply directly to NuVim(R) products, which expire at various times between February 2005 and April 2017. In addition, in November 2003, NuVim(R) was awarded a manufacturing process patent for milk protein concentrate beverages, which expires in March 2021.

         We own the NuVim(R), MunePro(R), AccuFlex(R), MuneFlex(R), and Fruit Symphony(R) trademarks.

         NuVim also owns the manufacturing process patent.

         SMBI  retains   responsibility   for  patent   maintenance  and  filing
applications for new technology and for infringement actions for the intellectual property licensed from SMBI. We are responsible for maintenance of our trademarks and for protecting those trademarks against infringement.

COMPETITION

         In a broad sense, all beverages are competitive with all other beverages including our dietary supplement beverages. When consumers buy NuVim(R), they most likely are not purchasing some alternative beverage choice, which could be any beverage, from bottled water to carbonated soda to milk or juice. Competition in the nutritional beverages market, in particular, which includes all of our existing and currently planned products, is intense, always growing and evolving. The industry trend has moved from small start-up companies to industry participants that are large beverage companies or food conglomerates. These companies often have better cost control, product promotion and distribution networks than we are able to generate.

         Competition is based primarily on product benefits, price, quality, customer satisfaction and marketing support. Our competition includes national, regional and local producers and distributors. Most of our competitors have significantly greater financial, managerial and technical resources than we do, which may put us at a competitive disadvantage. For instance, channels of distribution for our products often require the expenditure of significant and ongoing capital, which may put us at a disadvantage to better capitalized competition.

         We believe that our current products are best positioned as a nutritional beverage and placed in supermarkets or other retail outlets in the refrigerated juice section. Competition is particularly intense among products in these nutritional beverage market segments. We believe our direct beverage competition in this market segment includes national, regional and local beverage manufacturers. We compete within the refrigerated fruit drink category, which includes national and regional brands such as Tropicana (owned by PepsiCo, Inc.), Minute Maid (owned by The Coca-Cola Company) and Florida's Natural (a division of Citrus World, Inc.). In addition, a number of major supermarkets and other retail outlets market their own brand of fresh juices that compete with our products. Significant competitive pressure from these or other companies could negatively impact our sales and results of operations. In many supermarkets and in Wal-Mart supercenters NuVim is placed on the refrigerated juice shelf between Minute Maid and Tropicana products

         We have not yet begun producing, marketing and distributing our shelf-stable sports drink. When we enter that market, we will be principally competing with two widely known brands, Gatorade (owned by PepsiCo, Inc.) and PowerAde (owned by The Coca-Cola Company). We believe we will be able to compete effectively through independent distributions with these products on the basis of our major points of differentiation: NuVim(R) helps build the immune system (our first line of disease defense), muscle flexibility and athletic performance.. However, our competition has significantly greater name recognition, financial, managerial and technical resources than we do, which may put us at a competitive disadvantage. Our intent is to try to capture a small share of this very large and growing segment of the beverage industry.

         NuVim(R) dietary supplement beverages are the only beverages sold in the United States containing the proprietary micronutrients MunePro(R) and AccuFlex(R). Other companies sell milk and whey protein concentrate or products containing milk or whey protein concentrate, but they do not include the antibodies in the NuVim(R) products. Therefore, we believe our products provide health benefits to consumers that are not available in other products that contain milk-derived antibodies. We believe that NuVim(R) is the only beverage product on the market derived from milk that has the anti-inflammatory as well as the enhanced immunity factor.

         Although we have an exclusive licensing agreement with SMBI and are aware of no other beverage brands that are positioned as dietary supplements with claims promoting healthy joints and immune enhancement, it is possible that another larger, established company might enter the dietary supplement market and offer a product similar to ours with comparable benefits. Such a potential competitor may have a longer operating history and substantially greater financial, technical support and other assets and resources and may be able to respond more quickly to new or changing business situations. If such a company were to enter the segment of the beverage market we currently occupy, this could have a material adverse effect on our business and prospects.

GOVERNMENT REGULATION

         The FDA has primary regulatory authority over dietary supplements. In 1976, the FDA's ability to regulate the composition of dietary supplements was restricted in several material respects by the Proxmire Amendment to the Federal Food, Drug and Cosmetic Act. Under this Amendment, the FDA is precluded from establishing maximum limits on the potency of vitamins, minerals and other dietary supplements, from limiting the combination or number of any vitamins, minerals or other food ingredients in dietary supplements and from classifying a vitamin, mineral or combination of vitamins and minerals, or dietary supplements as drugs solely because of their potency. However, the Proxmire Amendment did not affect the FDA's authority to determine that a vitamin, mineral or other dietary supplement is a new drug on the basis of disease claims made in the product's labeling. This determination would require deletion of the disease claims or submission and FDA approval of a new drug application, which entails costly and time-consuming clinical studies over successive phases.

         In October 1994, the Dietary Supplement Health and Education Act ("DSHEA") was enacted, which introduced a new statutory framework governing the composition and labeling of dietary supplements. Under this law, dietary supplements are permitted to make "statements of nutritional support" without FDA pre-approval. These statements may describe how particular dietary ingredients affect the structure, function or general well-being of the body, or the mechanism of action by which a dietary ingredient may affect body structure, function or well-being, but may not state that a dietary supplement will diagnose, mitigate, treat, cure, or prevent a disease. Nor can a claim be made that would be interpreted as a health claim. A company making a statement of nutritional support must possess adequate substantiating scientific evidence for the statement, disclose on the label that the FDA has not reviewed the statement and that the product is not intended to mitigate, treat, cure, or prevent disease, and notify the FDA of the statement within 30 days after its initial use. Although the FDA has been notified of the statements of nutritional support made for our products, there can be no assurance that, at some time in the future, the FDA will not determine that a given statement of nutritional support which we make is a disease claim rather than an acceptable nutritional support statement relating to body function or structure. This determination would require deletion of the disease claim or, if it is to be used at all, our submission and the approval by the FDA of a new drug application (which would entail costly and time-consuming clinical studies) or revision to a health claim, which would, as noted above, require demonstration of significant scientific agreement and prior FDA approval. An expert panel determined that the Stolle milk whey concentrate is consider Generally Recognized As Safe and therefore the whey received a Certificate of Generally Recognized As Safe Approval.

         We believe that we currently meet the requirements of DSHEA. Our structure/function claims are that the product helps build a strong total immune system, supports muscle flexibility and promotes sturdy joints. We believe that we are currently compliant with all material laws and that we maintain all material permits and licenses relating to our operation based on the current food labeling requirements under DSHEA.

                                    EMPLOYEES

         As of December 31, 2005, we had eight employees. There are three full-time employees and are our executive officers, and five are part-time employees, one is in credit collection management, one is in consumer affairs and one is in administration and quality assurance, one in accounts payable, and one is our Vice President of Operations. Our corporate secretary and general counsel is a part-time consultant. We also employ a part time consultant to assist in operations.

LEGAL PROCEEDINGS

         We are not a party to any material legal proceedings.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         Our executive officers and directors, including their ages as of May 31, 2006, and certain information about them are as follows:

NAME                    AGE                    POSITION
--------------------   ----   --------------------------------------------------
Richard P. Kundrat      62    Chairman of the Board and Chief Executive Officer
John L. Sullivan        62    Vice President of Sales
Stanley H. Moger        70    Director
Calvin L. Hodock        71    Director
Peter V. DeCrescenzo    56    Director
Doug Scott              39    Director

BACKGROUND AND BUSINESS EXPERIENCE OF DIRECTORS AND EXECUTIVE OFFICERS

         The following is a brief description of the principal occupation and recent business experience of each of our executive officers and directors:

         Richard P. Kundrat has served since our inception as a director and our Chief Executive Officer. He was elected as our Chairman of the Board in March 2000. He has more than 30 years experience in the beverage industry, including a total of 27 years in various positions at Thomas J. Lipton, Inc., the Lipton subsidiary of Unilever NV, Englewood Cliffs, New Jersey ("Unilever/Lipton") from which he retired in June 1996. Upon his retirement form Unilever/Lipton, he founded the business management firm, Kundrat Associates, Mahwah, New Jersey, which he operated full-time until he joined NuVim in September 1999. From
November 1991 to June 1996, Mr. Kundrat was the General Manager of the Unilever/Lipton and Pepsi-Cola partnership. From June 1987 to November 1991, he was the Vice President/General Manager of the Foodservice, Bottler, Dairy Division at Unilever/Lipton. Mr. Kundrat received his B.A. degree from the University of Scranton. He currently is a director of Dialog Group, Inc.

         John L. Sullivan has served as our Vice President of Sales since March 2000. He has more than 35 years of sales management experience directing sales efforts in supermarkets, convenience stores, drug stores and mass merchandisers. For 32 years, he held various sales and marketing positions with
Unilever/Lipton, including from September 1996 to September 1998, as Vice President of Sales - Food Service Division at Unilever/Lipton. Upon his retirement from Unilever/Lipton in September 1998 until he joined NuVim in March 2000, Mr. Sullivan worked as an independent consultant through his firm, John L. Sullivan and Partners, Haworth, New Jersey. He received his B.S. degree in Marketing from Fairleigh Dickenson University.

         Stanley H. Moger was elected to our Board of Directors in March 2004. Since January 1998, he has served as President of SFM Entertainment, LLC, a provider of media services to major corporations. He received his B.A. degree from Colby College.

         Peter V. DeCrescenzo was elected to our Board of Directors in January 2005. He has been the President and Chief Executive Officer of Dialog Group, Inc. since March 2003. Dialog Group is a provider of relationship marketing communications services, business and consumer targeting databases for the healthcare, financial and other direct-to-consumer, direct-to-professional business markets. From November 2000 to March 2003, he served as President and Chief Executive Officer of HealthCare Dialog, a direct marketing company specializing in healthcare. In March 2000, HealthCare Dialog was acquired by Dialog Group, Inc. From October 1993 until November 2000, Mr. DeCrescenzo was the founding partner of PVD and Partners, a full-service healthcare marketing and communications agency. He has been the Chairman of the Board of Dialog Group, Inc. since April 2003. He received a BBA degree from Pace University.

         Calvin L. Hodock was elected to our Board of Directors in April 2005. For more than five years, Mr. Hodock has been the President and Managing Partner of The Hodock Group, a marketing consulting and research company, located in Skillman, New Jersey. Since June 2002, he also has served as Professor of Marketing, Berkeley College and from June 2002 to December 2003, he served as Adjunct Professor, Stern School of Business, New York University. He received his B.B.A degree from the University of Cincinnati and his M.S. degree in Marketing from the University of Illinois.

         Doug Scott was elected to our Board of Directors in May 2006. For more than five years, since 1997, he has been the President, CEO, and Founder of the Platinum Television Group and New Line Media Solutions. Mr. Scott, who is 39 years old, has served in this capacity since 1997. Before that he was a Vice President and Senior Vice President with responsibility for marketing and media development for Intermedia Marketing Solutions, Inc.

         Directors are elected annually at the annual meeting of stockholders to hold office for one year, and until their successors are duly elected and qualified. NuVim's next annual meeting will be in June, 2007. Board vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director. The executive officers are appointed by the Board and serve at their discretion. There are no family relationships among the directors or executive officers of NuVim.

CORPORATE GOVERNANCE

Board of Directors - Our Board has positions for six Directors that are elected annually at the annual meeting of stockholders to hold office for one year and until their successors are duly elected and qualified. Board vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority vote of the directors then in office, even if less than a quorum, or by a sole remaining director. The executive officers are appointed by the Board and serve at their discretion. There are no family relationships among the directors or executive officers of NuVim.

The Board of Directors currently has three standing committees: an Audit Committee, a Compensation Committee and a Corporate Governance and Nominating Committee.

Audit Committee. Our Audit Committee oversees our accounting and financial reporting processes, internal systems of accounting and financial controls, relationships with independent auditors, and audits of financial statements. Specific responsibilities include the following:

         o   Selecting, hiring and terminating our independent auditors.
         o Evaluating the qualifications, independence and performance of our independent auditors.
         o Approving the audit and non-audit services to be performed by the independent auditors.
         o Reviewing the design, implementation, adequacy and effectiveness of our internal controls and critical accounting policies.
         o   Overseeing  and  monitoring  the  integrity  of our  financial statements and our compliance with legal and regulatory requirements as they relate to financial statements or accounting matters.
         o Together with management and our independent auditors, reviewing any earnings announcements and other public announcements regarding our results of operations.
         o preparing the report that the Securities and Exchange Commission requires in our annual proxy statement.

Our Audit Committee is comprised of Messrs. Scott, DeCrescenzo, and Moger. Mr. Scott serves as Chairman. The Board has determined Messrs. DeCrescenzo and Moger are independent under the rules of the National Association of Securities Dealers. The Board has determined that Mr. Scott qualifies as an "audit committee financial expert," as defined by the rules of the Securities and Exchange Commission.

Compensation  Committee.   Our  Compensation  Committee  assists  our  Board  of
Directors in determining the development plans and compensation of our officers, directors and employees. Specific responsibilities include the following:

         o Approving the compensation and benefits of our executive officers.
         o Reviewing the performance objectives and actual performance of our officers.
         o Administering our stock option and other equity compensation plans.

Our Compensation Committee is comprised of Messrs. Hodock, Moger, and Scott. Mr. Hodock serves as Chairman. The Board has determined that Messrs. Hodock and Moger are independent under the rules of the NASD.

Corporate Governance and Nominating Committee. Our Corporate Governance and Nominating Committee assists the Board by identifying and recommending individuals qualified to become members of our Board of Directors, reviewing correspondence from our stockholders, and establishing, evaluating and overseeing our corporate governance guidelines. Specific responsibilities include the following:

         o Evaluating the composition, size and governance of our Board of Directors and its committees and make recommendations regarding future planning and the appointment of directors to our committees.
         o Establishing a policy for considering stockholder nominees for election to our Board of Directors.
         o Evaluating and recommending candidates for election to our Board of Directors; reviewing our corporate governance principles and providing recommendations to the Board regarding possible changes.
         o Reviewing and monitoring compliance with our Code of Ethics and our insider trading policy.

         Our Corporate Governance and Nominating Committee is comprised of Messrs. DeCrescenzo, Hodock, and Scott. Mr. DeCrescenzo serves as Chairman. The Board has determined that Messrs. DeCrescenzo and Hodock are independent.

         Corporate Documents

         You can obtain corporate governance information from our home page, www.NuVim.com. Copies of the following information can be found on the home page or is available in print to any stockholder who requests it.

               o    Our   Committee   Charters:   Audit   Committee,   Corporate
                    Governance  and  Nominating   Committee,   and  Compensation
                    Committee.
               o    Our Code of Conduct and Business Ethics.

DIRECTOR COMPENSATION

         Prior to our initial public offering in June of 2005 we have never paid cash compensation to our directors, but directors have, from time to time, received shares of common stock and option grants. Under the 2005 Directors Stock Option Plan, which became effective upon the closing of the initial public offering, each director received an option to purchase 10,000 shares of common stock, which vests and becomes exercisable over three years in equal installments. Each director also received 7,500 for their first year of service, and is eligible to receive an option to purchase an additional 7,500 shares in each year of service thereafter. Each director also receives an option to purchase an additional 500 shares for each committee on which that director serves, except that each year the chairman of the Audit Committee receive an option to purchase 4,000 shares and the chairmen of the Compensation Committee and the Corporate Governance and Nominating Committee each receive an annual option to purchase 2,000 shares as compensation for their services as chairman of the committees. The annual options become immediately vested and exercisable.

         Non-employee    directors   are   reimbursed   for   their   reasonable
out-of-pocket expenses incurred in attending meetings of the Board of Directors.

EXECUTIVE COMPENSATION

         EXECUTIVE COMPENSATION

         The following table sets forth certain information concerning total compensation received by our Chief Executive Officer and our other executive officers during the last year for services rendered to NuVim in all capacities for the last three fiscal years.

SUMMARY COMPENSATION TABLE

                                                                                                  Long Term Compensation
Annual Compensation                                                                     -------------------------------------------
-----------------------------------------------------------------------------------           Restricted Stock           All Other
Name & Position                  Year        Salary         Bonus         Other              Awards and  Options       Compensation
----------------------------   --------   ------------   ------------   -----------     ----------------------------   ------------
Richard P. Kundrat
 Chairman  of  the  Board        2005     $    202,084   $          0                   346,500 shares of common
 and CEO                                                                                stock in lieu of bonus,
                                                                                        options to purchase 637,500
                                                                                        shares of common stock,
                                 2004     $    175,000   $          0
                                 2003     $    175,000   $    110,000                   1,450 (1)

Paul J. Young
  Vice President of                                                                     105,000 shares of common
  Operations                                                                            stock in lieu of bonus,
                                                                                        options to purchase 327,500
                                 2005     $     77,917   $          0                   shares of common stock.
                                 2004     $    150,000   $          0
                                 2003     $    150,000   $          0                   1,250 (1)

John L. Sullivan
Vice President of Sales                                                                 210,000 shares of common
                                                                                        stock  in lieu of bonus,
                                                                                        options to purchase 327,500
                                 2005     $    162,500   $          0                   shares of common stock.
                                 2004     $    175,000   $          0
                                 2003     $    175,000   $    110,000                   1,450 (1)

Michael Vesey
Chief Financial Officer                                                                 85,000 shares of
                                                                                        common stock in lieu
                                                                                        of bonus, options to
                                                                        $     4,956 (2) purchase 225,000
                                 2005     $    150,000   $          0                   shares of common stock.
                                 2004     $     12,500   $          0

(1) Securities issued were warrants, exercisable at $11.00 per share for seven years. These warrants were voluntarily cancelled in 2004.
(2) Represents reimbursement of medical and dental insurance expenses for Mr. Vesey in accordance with his contract.

The salaries and bonus reflected in the above table include accrued salaries that were paid in stock for the period January 2003 through May 2005. In 2003, the Named Officers accepted shares of common stock at $11 per share in payment of one-half of the salary owed to them for the months of February through July 2003 as follows: Mr. Kundrat was issued 3,955 shares for $43,750 of salary, Mr. Young was issued 3,410 shares for $37,500 of salary and Mr. Sullivan was issued 3,410 shares for $37,500 of salary. In November 2004, we issued shares of our common stock to each of the Named Officers in payment of the remaining deferred salaries and bonus through December 31, 2003. Mr. Kundrat was issued 77,271 shares for $298,500 of accrued salaries and bonus, Mr. Young was issued 30,949 shares for $162,500 of accrued salary and Mr. Sullivan was issued 39,646 shares for $162,500 of accrued salary. In April 2005, the Named Officers agreed to take additional shares of common stock in payment of additional accrued salary owed to them through February 2005. These shares, which are part of a restructuring plan in which our executive officers, the bridge lenders and certain creditors participated, will be issued concurrently with the closing of the offering, at a price of $3.00 per share. The shares to be issued to the Named Officers are as follows: 63,195 shares for $189,584 of accrued salary to Mr. Kundrat and 54,167 shares for $162,500 of accrued salary owed to each of Messrs. Sullivan and Young. In addition, in June 2005, the Named Officers agreed to take additional shares of common stock in payment of additional accrued salary owed to them through May of 2005. These shares, were issued concurrently with the closing of the offering, at a price of $1.00 per share, and were included in a registration statement declared effective June 21, 2005. The shares to be issued to the Named Officers are as follows: 29,167 shares for $29,167 of accrued salary to Mr. Kundrat and 25,000 shares for $25,000 of accrued salary owed to each of Messrs. Sullivan and Young. Because no public market existed for our common stock during at the time of the issuances of these shares, all of the shares issued to the Named Officers in lieu of cash salaries or bonuses were valued based upon the good faith determination of the Board of Directors of the then fair market value of our common stock, taking into account such factors as the price at which unrelated third parties had purchased our securities, our revenues and net losses and the relative strength of our balance sheet.

During 2004 The Company incurred $30,650 in consulting fees to Mr. Vesey prior to his employment.

During 2005, three executives agreed to allow the Company to defer payment of a portion of their salaries, as follows; Mr. Kundrat $43,750, Mr. Sullivan $29,166 and Mr. Vesey $14,583. In March of 2006, the executives agreed to extend payment of the salaries until January, 2007, and the Board agreed that if the executives are requested to convert their salary into restricted common stock in the future by the company, it will not be at a value higher than the fair value of similar equity instruments at December 31, 2005, which is estimated to be, $.20.

The Company did not adopt a cash bonus plan in 2005. In March of 2006, the Board of Directors granted an aggregate of 546,500 shares of unregistered stock to four executives as an incentive and in lieu of a 2005 bonus plan as follows; Mr. Kundrat 346,500 shares, Mr. Sullivan 210,000 shares, Mr. Young 105,000 shares and Mr. Vesey 85,000 shares.

OPTION GRANTS IN LAST YEAR

         Options Granted and Potential Realizable Value

                                                 % of
                                                 Total                                     Potential Realizable Value
                                 Securities     Options                                       at Assumed rates of
                                 Underlying     Granted                                   Appreciation in Stock Price
                                  Options       in Fiscal    Exercise                     ---------------------------
Name & Position                   Granted         Year        Price     Expiration date        5%            10%
-----------------------------   ------------   ----------    --------   ---------------   ------------   ------------
Richard P. Kundrat                420,000.00           26%   $   1.00   June 21, 2005     $    684,136   $  1,089,372
Chairman of the Board and CEO     230,000.00           14%   $   0.77   August 4, 2015    $    288,477   $    459,352
Paul J. Young                     227,500.00           14%   $   1.00   June 21, 2005     $    370,574   $    590,076
Vice President of Operations      100,000.00            6%   $   0.77   August 4, 2015    $    125,425   $    199,718
John L. Sullivan                  227,500.00           14%   $   1.00   June 21, 2005     $    370,574   $    590,076
Vice President of Sales           100,000.00            6%   $   0.77   August 4, 2015    $    125,425   $    199,718
Michael Vesey                     125,000.00            8%   $   1.00   June 21, 2005     $    203,612   $    324,218
Chief Financial Officer           100,000.00            6%   $   0.77   August 4, 2015    $    125,425   $    199,718

OPTION EXERCISES AND HOLDINGS

   Aggregated Options exercised in Last Fiscal Year and Fiscal Year end Option Values

                                   Shares
                                Acquired on      Value                                     Exercisable/
Name & Position                   Exercise      Realized     Exercisable/Unexercisable    Unexercisable
-----------------------------   ------------   ----------    -------------------------    -------------
Richard P. Kundrat                         0   $        0              537,500/600,000    $        0/$0
Chairman of the Board and CEO
John L. Sullivan                           0   $        0              225,000/327,500    $        0/$0
Vice President of Sales

EMPLOYMENT AGREEMENTS

         Each of our officers serves at the discretion of our Board of Directors. In September 2004, we entered into employment agreements with Richard
P. Kundrat, our Chairman of the Board and Chief Executive Officer, John L. Sullivan, our Vice President of Sales and Paul Young, our Vice President of Operations. These have a three year term and became effective upon our initial public offering on June 21, 2005. Mr. Kundrat's base salary is $225,000 per year; Messrs. Sullivan and Young are entitled to receive $175,000 in base salary annually. These base salaries are subject to increase at the discretion of the Board. Under each employment agreement, the executive is entitled to participate in an annual bonus program, if and when such program is adopted by the Board. Each executive's receipt of bonus compensation is within the sole discretion of the Board of Directors, and the Board has the right to alter, amend or eliminate all or any part of any bonus at any time, without compensation. Each executive also is entitled to participate in all of our employee benefit plans, including any stock plan adopted by the Board that permits participation by executive officers. The executive officers currently do not receive company-provided health insurance or any similar benefits under their respective agreements. The Board may terminate each agreement at any time for "cause" or in the event of the executive's disability or death. If the agreement is terminated without "cause," the executive is entitled to one year's base salary, in addition to any other accrued benefits which have been earned or become payable as of the date of the termination. In the event that the agreement is terminated because of death or disability, we will continue to pay the executive's full salary through the end of the month in which his period of employment ends, together with any benefits which have been earned or become payable as of the termination date. As part of each agreement, the executive has signed a nondisclosure, developments and nonsolicitation agreement, in which he agrees, among other things, to protect our confidential information, not to solicit our employees, and not to breach any agreements with third parties. Paul Young has moved to the position of Special Advisor to the Chairman and his contract as a full time employee has been terminated. Michael Vesey has moved on to another company and his duties replaced by accounting firm Hendel and Hendel.

      Securities authorized for issuance under equity compensation plans

         The equity compensation reported in this section has been and will be issued pursuant to individual compensation contracts and arrangements with employees, directors, consultants, advisors, vendors, suppliers, lenders and service providers. The equity is reported on an aggregate basis as of December 31, 2005. Our security holders have not approved the compensation contracts and arrangements underlying the equity reported.

2005 INCENTIVE STOCK OPTION PLAN

         In 2005, our Board of Directors recently adopted, and stockholders approved, the 2005 NuVim Incentive Stock Option Plan, which will became effective upon the closing of this offering and expire ten years later. The plan authorizes us to issue options to purchase, in the aggregate, up to 1,500,000 shares of our common stock to employees, officers and consultants.

2006 EMPLOYEE STOCK OPTION PLAN

         At its March 2006 meeting, the Directors proposed to adopt the 2006 Plan to make common stock options available to executives, employees, advisors, and consultants and continue provide automatic grants to each outside director and each chair and member of a Board committee. The plan combines aspects of both plans approved in 2005 in that it covers both automatic grants to directors who are not employees and discretionary grants to be made by the Compensation Committee to selected employees.

         The number of shares subject to the plan shall be 2,000,000 shares. In addition to authorizing grants to employees and consultants, the 2006 Plan provides automatic annual grants to our Outside Directors of options to purchase 50,000 shares, to each Independent Director who is a chair of Board Committee an annual grant of options to purchase 10,000 shares for each committee they chair, and. to each Outside Director who is a member of Board Committee an annual grant of options to purchase 10,000 shares for each committee on which they serve

         The plan is administered by the Compensation Committee of the Board of Directors with respect to grants to employees. Subject to the provisions of this plan, the committee determines who will receive the options, the number of options granted, the manner of exercise and the exercise price of the options. The term of incentive stock options granted under the plan may not exceed ten years, or five years for options granted to an optionee owning more than 10% of our voting stock. The exercise price of an incentive stock option granted under this plan must be equal to or greater than the fair market value of the shares of our common stock on the date the option is granted. The exercise price of a non-qualified option granted under this plan must be equal to or greater than 85% of the fair market value of the shares of our common stock on the date the option is granted. An incentive stock option granted to an optionee owning more than 10% of our voting stock must have an exercise price equal to or greater than 110% of the fair market value of our common stock on the date the option is granted.

         In addition to 270,000 shares automatically granted to outside and Independent Directors, the compensation committee has granted options to purchase a total of 1,625,000 shares. Included in this grant are options for a total of 1,350,000 shares granted to the executive officers, consisting of options for 1,000,000 shares granted to our CEO, Richard Kundrat, 300,000 to our Vice President for Sales, John Sullivan, and 50,000 granted to our new Vice President for Operations, Jamal Kiberia.

         All of the options, both the automatic for outside directors and those granted by the compensation committee to employees, including the executive officers, are exercisable immediately and have, except for some of Mr. Kundrat's options, a strike price of $0.35. Most of Mr. Kundrat's options have a strike price of $0.385, equal to 110% of the fair market value on the date of grant.

HISTORICAL INCENTIVE STOCK PLANS

         Stock Option Plans

         We established stock option plans in 2000, 2001, 2002, 2005, and 2006 pursuant to which our officers, directors, other key executives, consultants, employees, service providers and independent contractors were granted options to purchase shares of our common stock at a per share exercise price equal to or greater than the fair market price of the common stock at the time the option was granted. In each instance, the fair market value was determined by the board of directors, taking into consideration the factors they deemed important in setting the value, including, among other factors, the price at which securities had been sold to unaffiliated third parties as well as results of operations and the relative strength of the balance sheet. We currently have an aggregate of 3,306,147 outstanding options under these past plans.

         Equity Incentive Plans

         We established equity incentive plans for the years 2000 and 2001, pursuant to which our officers, directors, other key executives, consultants, employees, service providers and independent contractors were granted restricted shares of our common stock. We awarded 11,660 restricted shares under the 2000 plan and 3,075 under the 2001 plan, of which 2,784 shares were issued in lieu of accrued salaries. As of December 31, 2004, there are 14,735 restricted shares outstanding under these plans. The plans do not provide for any additional grants in subsequent years so there will be no further awards made under any of these plans. The plans provide that to the extent a restricted stock award that has not vested at the time of termination of employment for any reason other than death, permanent disability or retirement after age 65, such unvested portion shall be forfeited. If employment terminates as a result of death, permanent disability or retirement after the age of 65, the unvested award vests on the vesting date set forth in the equity grant agreement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         Our Certificate of Incorporation and By-laws provide for indemnification against liabilities of our directors, officers, employees and agents, and any person who serves at our request as a director, officer, employee, member or agent of another corporation, partnership, or other enterprise as provided by Delaware law. Our obligation to indemnify the individuals described above is limited to those instances in which the individual either: (i) is successful in the lawsuit; or (ii) acted in good faith in the transaction which is the subject of the lawsuit, and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Company. In the case of a suit brought by or in the right of the Company against any of the above-described individuals, such individuals will not be indemnified to the extent that they have been found liable for gross negligence or willful misconduct, unless the court involved determines that the individual is entitled to indemnification. Our indemnity obligations require us to indemnify these individuals or entities against certain liabilities, including attorneys' fees, which may arise by reason of their status with or service for the Company. In connection with our indemnification obligation, we may advance expenses to these individuals as they are incurred, provided that they undertake to repay the amount advanced unless it is determined that they are entitled to indemnification. We maintain insurance covering our directors and officers.

         Our Certificate of Incorporation and By-laws make provisions for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for liabilities (including reimbursement of expenses incurred) arising under the Securities Act. Insofar as we may permit indemnification for liabilities arising under the Securities Act to directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy, as expressed in the Securities Act and is, therefore, unenforceable.

                           RELATED PARTY TRANSACTIONS

OUR RELATIONSHIP WITH SPENCER TRASK SPECIALTY GROUP, LLC ("SPENCER TRASK") AND STOLLE MILK BIOLOGICS, INC. ("SMBI")

         Prior to our initial public offering Spencer Trask and its controlled subsidiary, SMBI, collectively own 579,426 shares of our common stock, which represented approximately 32% of our then outstanding capital stock. After the offering, Spencer Trask and SMBI owned approximately 13% of our common stock. As of today, they own about 5.5% of the outstanding common shares. Donald F. Farley, the Chief Executive Officer of Spencer Trask and the Chairman of the Board of SMBI, was also a member of our Board of Directors until the spring of 2005. Our interests may not always be aligned with the interests of Spencer Trask and SMBI. Any future dealings with Spencer Trask of SMBI will require approval by the Board of Directors and a separate review and approval of the transaction by the Audit Committee.

         Following is a description of our current relationships with SMBI and Spencer Trask or those transactions or series of transactions with them that have occurred during the past fiscal year where the amount involved was at least $60,000. There were other transactions with affiliates of Spencer Trask prior to the last fiscal year. SMBI is the provider of the whey protein concentrate for which we have exclusive distribution rights under a License and Supply Agreement. SMBI is controlled by Spencer Trask, a beneficial owner of more than 5% of our common stock.

         Transactions with SMBI

         In March of 2005 we entered into a Modification and Extension Agreement with SMBI Providing for the payment of past due accounts payable, royalties and interest payable in two installments aggregating $452, 278.

We made a payment of $250,000 in July 2005, and $202, 277 in January 2006 under the agreement. Upon payment of the final installment in January 2006, SMBI assigned us the NuVim trademark.

         SMBI whey protein concentrate ("WPC"), which contains SMBI's patented micronutrients, LactoMune and LactoActin, is the key ingredient in our products. In January 2000, we had entered into the Supply Agreement with SMBI, which also was amended and restated in May 2004. Under the Supply Agreement, SMBI agrees to use commercially reasonable efforts to supply us with our full requirement of WPC upon which our product depends. The current agreement expires in 2014, with automatic renewals for two two-year periods. In 2000, we entered into a License Agreement with SMBI. In May 2004, we amended and restated the License Agreement. Under the amended agreement, we have the exclusive worldwide license (except in New Zealand, Australia and Asia) to use all of SMBI's issued and pending patents covering SMBI milk-derived products, the intellectual property for the manufacture of such products, trade secrets, formulae, processes, know-how and methods (collectively, "SMBI Intellectual Property") for the development, manufacture and sale of carbonated and non-carbonated beverages (and powders based on such beverages designed for reconstitution). Our license does not include fluid milk, milk concentrates or powders, milk blend beverages, yogurt or yogurt blend beverages and nutritional meal replacement products. We have the right to sublicense the SMBI Intellectual Property to other beverage companies or suppliers in the licensed territory solely for uses consistent with the uses contemplated by the License Agreement, subject to SMBI's consent, which cannot be unreasonably withheld.

         In the event either SMBI alone or SMBI, in collaboration with us, develops any improvements, including all improvements, developments, formulae, ingredients, trademarks, trade names, copyrights, variations and innovations relating in any way to the License Agreement or SMBI's intellectual property as that term would apply to products supplied by SMBI, the License Agreement provides that such improvements will be the sole property of SMBI. However, the License Agreement does grant us the exclusive right to use and/or sell any improvement resulting from the License Agreement that is consistent with the uses that are the subject of, and permitted by, the License Agreement.

         For the licensed right, we have agreed to pay SMBI annual royalty payments on a sliding scale as follows: (i) 2% on the first $75 million of net annual sales, (ii) 1.5% royalty for the next $75 million; and (iii) a 1% royalty thereafter. We also have agreed to share royalties equally on sales by sublicensees. During 2003 and 2004, we accrued royalties of $36,000 and $21,000, respectively, to SMBI under the License Agreement.

         The License Agreement expires in May 2014 and will be automatically renewed for two two-year terms, unless terminated sooner in accordance with the License Agreement. The License Agreement may be terminated by mutual agreement, if a party breaches or defaults in the performance or observance of such party's material obligations under the License Agreement that is not cured within 60 days after receipt of written notice by the other party or in the event of bankruptcy, upon 15 days written notice. In addition, SMBI has the right to terminate the License Agreement if the Supply Agreement with SMBI is terminated by its terms.

         In connection with the bridge loan we received in 2004, SMBI consented to an amendment to the License Agreement under which SMBI would assign to us the NuVim trademark upon our written request following payment of at least $200,000 of the amount we currently owe SMBI. We paid all amounts that were due and now own the NuVim trademark.

         SMBI whey protein concentrate ("WPC"), which contains SMBI's patented micronutrients, LactoMune and LactoActin, is the key ingredient in our products. In January 2000, we had entered into the Supply Agreement with SMBI, which also was amended and restated in May 2004. Under the Supply Agreement, SMBI agrees to use commercially reasonable efforts to supply us with our full requirement of WPC upon which our product depends. The current agreement expires in 2014, with automatic renewals for two two-year terms unless either party gives notice, six months prior to the end of any term, of intent not to renew. Under the Supply Agreement, SMBI will not give such notice if we demonstrate, to its satisfaction, that we have used our best reasonable commercial efforts to meet the established minimum purchase requirements.

         The minimum purchase requirements will be negotiated each year by the parties, with provision in the Supply Agreement to establish the minimum purchase requirements of WPC if an agreement cannot be reached in a particular year. We began using WPC as a replacement for milk protein concentrate from SMBI in the fourth quarter of 2003. During 2003, we purchased 2.4 metric tons of WPC and used approximately 1.4 metric tons, leaving a 1 metric ton surplus at the end of 2003. However, during the fourth quarter of 2003, the SMBI ingredient used by us was reformulated, and we shifted from purchasing milk protein concentrate, which requires a significantly greater amount for NuVim's purposes, to WPC, and this had an impact on the amount of WPC we used in that year. In 2004, we purchased 1.4 metric tons and used approximately 2.4 metric tons. For 2005 the minimum purchase quantity under the Supply Agreement will be three metric tons. If the parties are unable to agree upon a minimum quantity for 2006, the agreement provides that the minimum will be 115% of the 2005 quantity, or 3.45 metric tons. Thereafter, in any year in which the parties cannot agree on the amount, it shall be 115% of the prior year's minimum. For each calendar year in which we fail to purchase the "minimum purchase requirement," we are required to pay SMBI a sum equal to the contract price for the shortfall of the amount of product we did not purchase. If we fail to purchase the "minimum purchase requirement" for two consecutive years, regardless of whether we make the required shortfall payment, then SMBI agrees to negotiate in a good faith a non-exclusive supply agreement with us on terms similar to those offered to other SMBI customers.

         The Supply Agreement may be terminated by mutual agreement, if a party breaches or defaults in the performance or observance of its material obligations under the License Agreement that is not cured within 60 days (10 days for a monetary breach) after receipt of written notice by the other party, in the event of bankruptcy, upon 15 days written notice, or upon six months written notice by either party if any statute, rule or regulation is enacted or deemed applicable to the products covered by the Supply Agreement that would impose a substantial economic burden if the supply arrangement is continued. In addition, SMBI has the right to terminate the Supply Agreement if the License Agreement with SMBI is terminated by its terms.

         SMBI measures and tests every batch of WPC ingredient for the micronutrients, LactoActin and LactoMune, to ensure that quality specifications for biological activity are met. SMBI has agreed to keep in inventory in the United States, an amount of product equal to our average one-month order for the most recent calendar quarter for such product. Costs for any special product development or improvement projects are shared equally between SMBI and us following both parties' agreement to the costs.

         In 2004 and 2005, we purchased $810,000 and $88,000, respectively, of product under the Supply Agreement.

         Under the supply agreement we are required to make minimum purchases to maintain exclusive distribution rights. For 2006 the minimum purchase quantity under the Supply Agreement will be 3.45 metric tons.

         Transactions with Spencer Trask

         Spencer Trask had guaranteed our obligations under a $2,500,000 line of credit from Bank of Wachovia pursuant to which we have borrowed the full amount. Additionally we issued Spencer Trask Secured Convertible Promissory notes in the principal amount of $2,480,000. In May of 2005 Spencer Trask was assigned our notes payable with the Bank of Wachovia.

         In June, 2005, upon effectiveness of our initial public offering, Spencer Trask accepted a total of 461,700 shares of our common stock as payment in full for the notes assigned from the Bank of Wachovia, the Secured Convertible notes, and all accrued interest theron. The number of shares was negotiated between the parties did not necessarily bear any relationship to any recognized criterion of value. This agreement was conditioned upon the closing of the initial public offering.

LOANS FROM OFFICERS AND DIRECTORS

         From time to time beginning in June 2001, we borrowed funds for working capital from certain of our officers and directors. In September 2002, the then-existing loan obligations were replaced by 8% subordinated convertible promissory notes. The loans were originally due on December 31, 2002 but were not paid at that date, and under the terms of the subordinated convertible promissory notes, the interest rate increased at the maturity date from 8% to 14%. Under the terms of the subordinated convertible promissory notes, the debt may be converted into Series C Preferred Stock at the option of the note holder at a conversion price of $0.20. The Series C Preferred Stock is thereafter convertible into common stock at $11.00 per share. In connection with these loans, we issued five-year warrants to purchase one share of common stock for every $1.00 of principal loaned at an exercise price of $55.00 per share. In November 2004, Messrs. Kundrat, Sullivan and Young agreed to accept shares of common stock as payment in full for the outstanding obligations and cancellation of their warrants. The loans we have received from our current officers and directors since June 2001 are as follows:

                                       BALANCE AS OF     SHARES OF
                                        THE DATE OF       COMMON
NAME                    PRINCIPAL        ISSUANCE       STOCK ISSUED
------------------   --------------   --------------   --------------
Richard P. Kundrat   $      100,000   $      138,017           34,229
John L. Sullivan     $       50,000   $       69,009           16,104
Paul Young           $      100,000   $      138,017           24,801
Donald F. Farley     $      100,000   $      143,851           47,951*

*    Mr. Farley has agreed to accept these shares in lieu of a cash repayment in
     connection  with  the   restructuring   events  that  will  be  consummated
     concurrently with the closing of this offering.

ACCRUED EXECUTIVE SALARIES

         In November 2004, we agreed to issue a total of 147,866 shares of our common stock to Messrs. Kundrat, Young and Sullivan in full satisfaction of the outstanding accrued cash compensation owed to each of them through December 31, 2003 totaling $623,500. We continued to accrue their unpaid salaries for 2004 through November 2004. The following table sets forth the cash compensation for each executive officer that was extinguished through the issuance of common stock in November 2004:

                                                         SHARES OF
                                                        COMMON STOCK
                                                         ISSUED TO
                                                        EXTINGUISH
                                                           CASH
                      2002 AND 2003    2002 AND 2003    COMPENSATION
NAME                 ACCRUED SALARY       BONUSES        OBLIGATION
------------------   --------------   --------------   --------------
Richard P. Kundrat   $      188,500   $      110,000           77,271
John L. Sullivan     $      162,500               --           39,646
Paul Young           $      162,500               --           30,949

         In connection with this offering and the restructuring events agreed to by our executive officers, bridge lenders and certain other creditors, three of our executive officers agreed to convert additional deferred salaries through February 2005 to shares of common stock at $3.00 per share, rather than being paid the amounts due to them out of the net proceeds of the offering. The issuances of shares, which will occur concurrently with the closing of this offering, are as follows:

                                            SHARES OF COMMON STOCK
                                               TO BE ISSUED TO
                     ACCRUED SALARY TO BE       EXTINGUISH CASH
NAME                  CONVERTED TO STOCK    COMPENSATION OBLIGATION
------------------   --------------------   -----------------------
Richard P. Kundrat   $            189,584                    63,195
John L. Sullivan     $            162,500                    54,167
Paul Young           $            162,500                    54,167

         These executive officers further agreed to convert additional deferred salaries for April and May 2005 into common stock at $1.00 per share, which will also occur concurrently with the closing of this offering, as follows:

                                            SHARES OF COMMON STOCK
                                                   ISSUED TO
                        ACCRUED SALARY         EXTINGUISH CASH
NAME                  CONVERTED TO STOCK    COMPENSATION OBLIGATION
------------------   --------------------   -----------------------
Richard P. Kundrat   $             29,167                    29,167
John L. Sullivan                   25,000                    25,000
Paul J. Young                      25,000                    25,000

         Mr. Kundrat also agreed to convert an aggregate of $69,000 of funds owed to him for advances he has made to cover manufacturing costs. He has agreed to accept 23,000 shares of common stock at $3.00 per share, which will also occur concurrently with the closing of this offering.

         During 2005, three executives agreed to allow the Company to defer payment of a portion of their salaries, as follows; Mr. Kundrat $43,750, Mr. Sullivan $29,166 and Mr. Vesey $14,583. In March of 2006, the executives agreed to extend payment of the salaries until January, 2007, and the Board agreed that if the executives are requested to convert their salary into restricted common stock in the future by the company, it will not be at a value higher than the fair value of similar equity instruments at December 31, 2005, which is estimated to be, $.20.

         On April 20, 2006 NuVim and two current and one retired executives reached agreement on the number of shares to be granted in lieu of a cash bonus for 2005 and the additional restrictions to be imposed on their ability to sell the shares. A total of 661,500 shares were granted, 341,500 to Mr. Kundrat, the CEO, 200,000 to John L. Sullivan, the Vice-President of Sales, and 120,000 to Paul J. Young, until April 1, 2006 the Vice President of Operations and now a member of the Advisory Board.

         On April 21, 2006 Michael Vesey agreed, in connection with his resignation reported below in Item 5.02(b), to accept 98,955 shares of NuVim common stock in payment of accrued salary of $19,791. In addition, he accepted 85,000 shares of common stock in lieu of his executive cash bonus for 2005. Mr. Vesey also agreed that he will not sell his shares before May 1, 2007.

         In the third quarter of 2006, the Company and the executives covered by the Executive Bonus Program agreed that the reference price for converting their 2006 cash bonus to stock will be $0.35.

BRIDGE FINANCING

         In July 2004, we entered into a series of agreements with Dick Clark, a stockholder of our company and our spokesperson, and Stanley H. Moger, one of our directors. Under the terms of a loan agreement, Messrs. Clark and Moger agreed to loan us up to $1,000,000 in four tranches, each of which is conditioned upon completion of specified actions or events (the "Bridge Loan"). As of December 31, 2004, we have received the full $1,000,000. The loan accrues interest at 10% per annum, unless it is in default, in which case the interest increases to 15%. The principal and accrued interest were due and payable on the earlier of the consummation of this offering or January 1, 2005. Because the loan was not repaid by January 1, 2005, the interest rate increased to 15% as of that date. The loan is secured by all of the assets of NuVim, and certain company creditors were required to execute subordination agreements in favor of Messrs. Clark and Moger. The proceeds from this loan were used for advertising, partial payment of amounts owed to SMBI, which payment is required to obtain the assignment of the NuVim trademark, partial payment of legal fees and for general corporate purposes. In June 2005, the bridge lenders converted $500,000 of the principal in to 250,000 shares of common stock at $2.00 per share. The remaining principal and accrued interest were to be due in November 2006. In August 2006, the bridge lenders agreed to extend the maturity until January 2009. Interest will continue accrue at 8% per annum. They each received a warrant to purchase 100,000 shares at a price of $0.35 per share. The warrant expires in 2015.

         Among the conditions of the Bridge Loan was an amendment to the Services Agreement with Olive Enterprises, Inc. (the "Services Agreement"), which is Dick Clark's production company. Prior to the July 2004 transactions, we owed Mr. Clark $175,000 under the Services Agreement. Pursuant to an amendment to Services Agreement, we acknowledged that indebtedness and agreed to issue a convertible promissory note in the principal amount of $175,000. In consideration for Mr. Clark's forbearance until the earlier of January 1, 2005 or the consummation of an initial public offering (the "Maturity Date"), the note is convertible as though it carried a face amount of $245,000. The convertible note is automatically convertible into unregistered units, each consisting of one share of common stock, one $1.50 warrant and one $2.00 warrant, at $1.00 per unit provided the offering is consummated on or before June 30, 2005. Assuming a $1.00 IPO unit price, the note will convert into 245,000 units. In addition, the initial interest rate of 10% increased to 15% on January 1, 2005 because the note had not been repaid by the Maturity Date.

         A second amendment to the Services Agreement, executed in September 2004, provides for the payment to Mr. Clark of services fees through January 2006 with a value of $650,000, plus the issuance of 30,000 shares of common stock. In connection with the $650,000 services fees obligation, we issued a 10-year warrant, which Mr. Clark has accepted as payment in full for this obligation. The exercise price of this warrant is determined by the timing and the nature of a "maturity event," which alternatively could be an initial public offering, a merger, acquisition or other business combination, or a sale of assets. Assuming the maturity event is this offering and it closes on or before June 1, 2005, the exercise price will equal the initial public offering price, and the number of shares issuable upon exercise will be calculated by dividing $650,000 by that price. If the maturity event is a sale of assets or a merger or acquisition, the share calculation price is determined depending on the nature of the maturity event. The foregoing notwithstanding, if the maturity event is after June 30, 2005, the share calculation price will be the lesser of $1.00 or 80% of the purchase price per share in any subsequent financing, including this offering.

         Also in connection with the Bridge Loan, we issued a 10-year warrant to Mr. Clark that entitles him to acquire up to 9.9% of the total fully-diluted issued and outstanding capital stock of our company following the consummation of this offering. However, based on our post-offering, fully-diluted capitalization and Mr. Clark's ownership interest, this warrant will not entitle him to purchase any additional shares.

         Mr. Clark and Mr. Moger participated in the Bridge Loan equally, and the ancillary agreements and benefits provided to Mr. Clark are being shared with Mr. Moger. Therefore, Mr. Moger has been given a 12.5% interest in the powder company and a 50% interest in both of the warrants.

         Finally, the Bridge Loan required the formation of NuVim Powder LLC, of which Mr. Clark was given a 25% ownership interest. On April 7, 2006 the Company agreed with Messrs. Clark and Moger to acquire their respective 12.5% interests in NuVim Powder, LLC, the powder subsidiary, for 225,000 shares of Company common stock each. The Company executed the agreement on April 18. 2006. The Company shares were exchanged for the interests in the powder subsidiary on April 20, 2006.

         In August 23, 2006, the holders agreed to extend their maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. The holders each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. The warrant may be exercised from February 2007 through August 15, 2015.

APPROVAL BY INDEPENDENT DIRECTORS

         Each of the aforementioned transactions with related parties was approved or ratified by a majority of our independent directors, and at the time each transaction was approved or ratified, there were at least two independent directors on our Board.

FUTURE TRANSACTIONS

         Future transactions with our officers, directors or greater than five percent stockholders will be on terms no less favorable to NuVim than could be obtained from independent third parties.

                             PRINCIPAL STOCKHOLDERS

           COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth information, as of August 31, 2006, with respect to the beneficial ownership of the Company's Common Stock by (a) the present executive officers and directors and nominees for Director of the Company and (b) the present directors and officers of the Company as a group. Unless otherwise noted, the shares are owned directly or indirectly with sole voting and investment power.

         MANAGEMENT OWNERS

                                                                 PERCENTAGE OF
                                                                  THE CLASS
                                          NUMBER OF SHARES       BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER     BENEFICIALLY OWNED      OWNED (1) (2)
--------------------------------------   ------------------     --------------
Richard P. Kundrat                                2,240,498(3)           11.48%
John L. Sullivan                                    969,338(4)            4.97%
Stanley Moger                                     1,111,637(5)            5.70%
Peter V. DeCrescenzo                                 88,500(6)            0.45%
Calvin L. Hodock                                     90,000(7)            0.45%
Doug Scott                                           80,000(8)            0.41%
All directors and executive officers
 as a group (6 persons)                           3,294,682              26.44%

----------
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 31, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.
(2) Percentage based on 19,514,572 shares of common stock including 10,602,088 shares now issued and 8,912,484 shares to be issued upon exercise of options and warrants.

(3) Consists of 590,498 shares now issued and 1,6650,000 shares to be issued upon exercise of options.
(4) Consists of 341,838 shares now issued and 627,500 shares to be issued upon exercise of options.
(5) Consists of 352,955 shares now issued and 758,682 shares to be issued upon exercise of options and warrants.
(6) Consists of 88,500 shares to be issued upon exercise of options.
(7) Consists of 90,000 shares to be issued upon exercise of options.
(8) Consists of 80,000 shares to be issued upon exercise of options

There currently are no arrangements that may result in a change of ownership or control.

PRINCIPAL HOLDERS OF COMMON STOCK.

The following table sets forth information, as of August 31, 2006, with respect to the beneficial ownership of the Company's Common Stock by each person known by the Company to be the beneficial owner of more than five percent (5%) of the Company's outstanding Common Stock

                                                                 PERCENTAGE OF
                                                                   THE CLASS
                                        NUMBER OF SHARES         BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER   BENEFICIALLY OWNED        OWNED (1) (2)
------------------------------------   ------------------        -------------
Entities affiliated with Spencer
  Trask Specialty Group, LLC                      579,429                 2.97%
    535 Madison Avenue
    New York, NY 10022
Kevin Kimberlin                                   579,429(3)(4)           2.97%
    535 Madison Avenue
    New York, NY 10022
Dick Clark                                      1,298,636(5)              6.65%
    c/o Dick Clark Productions
    9200 Sunset Blvd., 10th Floor
    Los Angeles, CA  90069
Stanley H. Moger                                1,111,637(6)              5.70%
    1180 6th Avenue, Suite 2010
    New York, NY 10036

----------
(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of August 31, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.
(2) Percentage based on 19,514,572 shares of common stock including 10,602,088 shares now issued and 8,912,484 shares to be issued upon exercise of options and warrants
(3) Because of Mr. Kimberlin's voting and investment control over the securities owned by STSG, Fund I, Fund II, KK Partners and SMBI, he may be deemed to be the beneficial owner of the shares owned by each such entity. He personally owns no NuVim securities and disclaims beneficial ownership of all the securities owned by STSG, Fund I, Fund II, KK Partners and SMBI, except to the extent of his pecuniary interest in each such entity, if any.

(4) Does not include any securities owned by Spencer Trask. See Note (3). Does not include the shares owned by Mr. Kundrat that are subject to a voting proxy in favor of Stolle Milk Biologics because this proxy will terminate upon completion of this offering. Con Sterling the chief operating officer of SMBI, has voting and dispositive authority over these securities, but he acts at the direction of his board of directors. Mr. O'Brien disclaims beneficial ownership of these shares. Spencer Trask is the controlling stockholder of SMBI.
(5) Consists of 628,636 shares now issued and 670,000 shares to be issued upon exercise of warrants
(6) Consists of 352,955 shares now issued and 758,682 shares to be issued upon exercise of options and warrants

                            DESCRIPTION OF SECURITIES

         Our authorized capital stock consists of 120,000,000 shares of common stock and 65,000,000 shares of preferred stock, all with a par value of $0.00001 per share. We have 10,602,088 shares of common stock and no shares of preferred stock outstanding.

COMMON STOCK

         As of June 30, 2006 we have 10,602,088 shares of common stock outstanding held 135 stockholders of record.

         Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Subject to the preference in dividend rights of any series of preferred stock which we may issue in the future, the holders of common stock are entitled to receive such cash dividends, if any, as may be declared by our Board of Directors out of legally available funds. Upon liquidation, dissolution or winding up, after payment of all debts and liabilities and after payment of the liquidation preferences of any shares of preferred stock then outstanding, the holders of the common stock will be entitled to participate pro rata in all assets that are legally available for distribution.

         Other than the rights described above, the holders of common stock have no preemptive subscription, redemption, sinking fund or conversion rights and are not subject to further calls or assessments. The rights and preferences of holders of common stock will be subject to the rights of any series of preferred stock which we may issue in the future.

PREFERRED STOCK

         Our Certificate of Incorporation provides for the issuance of up to 65,000,000 shares of preferred stock. As of date hereof, there will be no shares of preferred stock outstanding..

         The Board of Directors has the authority, without further action by the stockholders, to issue up to an additional 56,501,150 shares of preferred stock in one or more series, and to fix the rights, preferences and privileges thereof, including voting rights, terms of redemption, redemption prices, liquidation preference and number of shares constituting any series or the designation of such series. The purpose of the provisions of our certificate of incorporation authorizing the issuance of preferred stock is to provide us with the flexibility to take advantage of opportunities to raise additional capital through the issuance of shares that address competitive conditions in the securities markets. The rights of the holders of our common stock are subject to, and may be adversely affected by, the rights of holders of any preferred stock that we may issue in the future. Although we have no present plans to do so, the Board of Directors, without stockholder approval, may issue preferred stock with voting or conversion rights which could adversely affect the voting power of the holders of our common stock. This provision may be deemed to have a potential anti-takeover effect, because the issuance of such preferred stock may delay or prevent a change of control of the Company. Furthermore, shares of preferred stock, if any are issued, may have other rights, including economic rights, senior to our common stock, and, as a result, the issuance of preferred shares could depress the market prices of our shares of common stock.

ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF DELAWARE LAW AND OUR CERTIFICATE OF INCORPORATION AND BYLAWS

         We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder; unless:

         o prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
         o upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (i) by persons who are directors and also officers and (ii) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
         o on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66-2/3% of the outstanding voting stock which is not owned by the interested stockholder.

         For purposes of Section 203, a "business combination" includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an "interested stockholder" is a person who, together with affiliates and associates, owns, or within three years prior to the date of determination whether the person is an "Interested Stockholder," did own, 15% or more of the corporation's voting stock.

         In addition, our authorized but unissued shares of common stock and preferred stock are available for our Board to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of our authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or other transaction. Our authorized but unissued shares may be used to delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by our stockholders. The Board of Directors is also authorized to adopt, amend or repeal our bylaws which could delay, defer or prevent a change in control.

TRANSFER AGENT AND REGISTRAR

         Our transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, New York, New York.

                         SHARES ELIGIBLE FOR FUTURE SALE

There are now 10,852,088 shares of common stock issued and outstanding. 5,288,237 are being registered for sale under the registration statement of which this prospectus is a part. Many other shares may also be sold.

THE INITIAL PUBLIC OFFERING

         Upon completion the initial public offering in June 2005, 2,700,000 shares of common stock issued as part of the units sold in this offering became freely tradeable without restrictions or further registration under the Securities Act of 1933, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with the limitations of Rule 144 under the Securities Act. The 2,700,000 shares of common stock underlying the Class A public warrants and the 2,700,000 shares of common stock underlying the Class B public warrants issued as part of the units sold in this offering will also be freely tradeable after exercise of the warrants, except for shares held by our affiliates.

         At the same time 654,911 shares of common stock were registered for the holders thereof and are now freely tradeable. These shares are included in this Registration and are covered by this prospectus.

OUTSTANDING RESTRICTED STOCK

         The remaining 2,055,529 outstanding shares of common stock will be restricted securities within the meaning of Rule 144 and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including the exemption from registration offered by Rule 144, of which 795,100 shares are owned by affiliates.

         In general, under Rule 144, as currently in effect, beginning 90 days after the date of this prospectus, a person who has beneficially owned restricted shares for at least one year, including a person who may be deemed to be our affiliate, may sell within any three-month period a number of shares of common stock that does not exceed a specified maximum number of shares. This maximum is equal to the greater of 1% of the then outstanding shares of our common stock or the average weekly trading volume in the common stock during the four calendar weeks immediately preceding the sale. Sales under Rule 144 are also subject to restrictions relating to manner of sale, notice and availability of current public information about us. In addition, under Rule 144(k) of the Securities Act, a person who is not our affiliate, has not been an affiliate of ours within three months prior to the sale and has beneficially owned shares for at least two years would be entitled to sell such shares immediately without regard to volume limitations, manner of sale provisions, notice or other requirements of Rule 144.

         Without taking into account the lockup agreements, the following is a summary of the availability of Rule 144 and Rule 144(k) following the offering:

                                                                          SHARES
                                                                          ------
Affiliate shares available for sale 90 days following the date hereof Non-affiliate shares available for sale 90 days following the date hereof (also 144(k) available)
Affiliate shares available for sale beginning January 1, 2007
Non-affiliate shares available for sale beginning January 1, 2007

OPTIONS AND WARRANTS

         Stock Options

         As of August 31, 2006, we had granted and have outstanding options to purchase a total of 3,306,147 shares of common stock under our several options plans, all of which are held by affiliates.

         We intend to file a registration statement under the Securities Act to register all shares of common stock issued, issuable or reserved for issuance under our stock option plans. This registration statement is expected to be filed as soon as practicable after the date of this prospectus and will automatically become effective upon filing. Following this filing, shares exercisable pursuant to vested options that are registered under this registration statement will, subject to the lock-up agreements and market standoff provisions described above and Rule 144 volume limitations applicable to our affiliates, be available for sale in the open market.

         Warrants

         In addition to the 3,400,000 Public Warrants discussed above with the Initial Public Offering, we have an aggregate of 2,206,337 warrants outstanding. Of these warrants, 1,342,577 are owned by our affiliates. None of these warrants carry registration rights and accordingly, in the event any warrants are exercised, the holders will be required to hold the underlying shares for at least one year, unless they are subsequently registered.

                              PLAN OF DISTRIBUTION

         Each Seller is free to offer and sell his shares at such times, in such manner and at such prices as he shall determine. Such shares may be offered by the Sellers in one or more types of transactions, which may or may not involve brokers, dealers or cash transactions. The Sellers may also use Rule 144 under the Securities Act to sell such securities if they meet the criteria and conform to the requirements of such rule. There is no underwriter or coordinating broker acting in connection with the proposed sales of shares by the Sellers.

         The Sellers have advised us that sales of shares may be effected from time-to-time in transactions (which may include block transactions) in the over-the-counter market, in negotiated transactions, through the writing of options on the units, or a combination of such methods of sale, at a fixed price which may be changed, at market prices prevailing at the time of sale, or at negotiated prices. The Sellers may effect such transactions by selling shares directly to purchasers or to or through broker-dealers which may act as agents or principals. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the Sellers or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). The Sellers and any broker-dealers that act in connection with the sale of the shares might be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act. The Sellers may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the units against certain liabilities, including liabilities arising under the Securities Act.

         Because Sellers may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, the Sellers will be subject to prospectus delivery requirements under the Securities Act. Furthermore, in the event of a "distribution" of shares, any Sellers, any selling broker-dealer and any "affiliated purchasers" may be subject to Rule 10b-7 under the Securities Exchange Act of 1934 which prohibits any "stabilizing bid" or "stabilizing purchase" for the purpose of pegging, fixing or stabilizing the price of units in connection with this offering.

                                  LEGAL MATTERS

         The validity of the issuance of the securities offered by this prospectus will be passed upon for the Company by Mark Alan Siegel, Boca Raton Florida. Certain legal matters in connection with this offering will be passed upon for the Sellers by _____________.

                                     EXPERTS

         The financial statements included in this prospectus and elsewhere in the registration statement have been audited by WithumSmith+Brown, P.C., independent auditors, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in accounting and auditing.

                       WHERE YOU CAN FIND MORE INFORMATION

         In connection with the units offered by this prospectus, we have filed a registration statement on Form SB-2 under the Securities Act of 1933 with the SEC. This prospectus, filed as part of the registration statement, does not contain all of the information included in the registration statement and the accompanying exhibits and schedules. For further information with respect to our units, shares and warrants, and us, you should refer to the registration statement and the accompanying exhibits. Statements contained in this prospectus regarding the contents of any contract or any other document are not necessarily complete, and you should refer to the copy of the contract or other document filed as an exhibit to the registration statement, each statement being qualified in all respects by the actual contents of the contract or other document referred to. You may inspect a copy of the registration statement and the accompanying exhibits without charge at the Securities and Exchange Commission's public reference facilities, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and you may obtain copies of all or any part of the registration statement from those offices for a fee. You may obtain information on the operation of the public reference facilities by calling the Securities and Exchange Commission at 1-800-SEC-0330. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding registrants that file electronically. The address of the site is http://www.sec.gov.

         We intend to furnish our stockholders with annual reports containing financial statements audited by our independent auditors.

                                   NUVIM, INC.

                          INDEX TO FINANCIAL STATEMENTS

                                                                                            PAGE
                                                                                            ----
Report of Independent Registered Public Accounting Firm                                      F-2
Balance Sheets - December 31, 2004 and 2005;                                                 F-3
Statements of Operations - Years ended December 31, 2004 and December 31, 2005;              F-4
Statements of Cash Flows - Years ended December 31, 2004 and December 31, 2005;              F-5
Statements of Stockholders' Deficit - Years ended December 31, 2004 and
December 31, 2005;                                                                           F-6
Notes to Financial Statements                                                                F-9 - F-25
Balance Sheet - June 30, 2006 (Unaudited)                                                    F-26
Statement of Operations - For the three and Six months ended June 30, 2006 and
2005 (Unaudited)                                                                             F-27
Statement of changes in Stockholders' Deficit for the Six months ended June 30,
2006 (Unaudited)                                                                             F-28
Statement of Cash Flows for the Six months ended June 30, 2006 and 2005 (Unaudited)          F-29
Notes to Financial Statements (Unaudited)                                                    F-30 - F-39


             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of
NuVim, Inc.:

We have audited the accompanying balance sheets of NuVim, Inc. (the "Company") as of December 31, 2004 and 2005, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2004 and 2005, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net working capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ WithumSmith+Brown, P.C.
March 17, 2006

Somerville, New Jersey

                                   NUVIM, INC.
                                 BALANCE SHEETS

                                                                                               DECEMBER 31
                                                                                      ------------------------------
                                                                                          2004             2005
                                                                                      -------------    -------------
                                     ASSETS
Current Assets:
Cash and cash equivalents                                                             $     277,649    $     270,468
Accounts receivable, net                                                                     33,715           35,399
Inventory                                                                                    84,484          172,714
Prepaid expenses and other current assets                                                    61,766          328,915
                                                                                      -------------    -------------
    Total Current Assets                                                                    457,614          807,496
Equipment and furniture, net                                                                 21,020            1,502
Deferred offering costs                                                                     441,243               --
Deposits and other assets                                                                     8,547            8,547
                                                                                      -------------    -------------
    TOTAL ASSETS                                                                      $     928,424    $     817,545
                                                                                      =============    =============
                      LIABILITIES AND STOCKHOLDERS'DEFICIT
Current Liabilities:
  Senior secured notes payable - related parties                                      $   1,000,000    $     500,000
  Accrued interest - senior notes payable - related party                                    21,646          119,160
  Secured convertible promissory notes, net of unamortized discount of $14,629
   at December 31, 2005                                                                          --           52,971
  Demand note payable - bank                                                              2,500,000               --
  Accrued interest - demand note payable - bank                                             129,940               --
  Senior convertible promissory notes payable - related party                             2,480,000               --
  Accrued interest - senior convertible promissory notes - related party                    813,251               --
  Convertible promissory note - related party                                               175,000               --
  Stockholder loans - subordinated convertible promissory notes                             385,000          225,000
  Accrued interest stockholder loans                                                        147,793           28,691
  Accounts payable                                                                        1,055,622          881,345
  Accounts payable and accrued expenses to related parties                                  659,000          231,328
  Accrued expenses                                                                          285,277          269,968
  Accrued compensation                                                                      470,283          420,100
  Rescinded series B offering payable                                                        42,000           18,920
  Related party advances                                                                     82,000               --
  Other note payable, includes accrued interest of $2,542 and $14,467
   at December 31, 2004 and 2005                                                            152,542          147,467
                                                                                      -------------    -------------
    Total Current Liabilities                                                            10,399,354        2,894,950
                                                                                      -------------    -------------
Commitments and Contingencies
Stockholders' Deficit:
Preferred Stock - 65,000,000 shares authorized:
Preferred Stock Series A, convertible, non cumulative, participating, par value $.00001 per share; 4,875,850 and 0 shares designated, issued and
outstanding (liquidation preference of $4,875,850) as of 2004 and 2005                           49               --
Preferred Stock Series C, convertible, non cumulative, participating, par value $.00001 per share; designated 50,000,000 shares, 3,623,000 and 0
issued and outstanding (liquidation preference of $724,600) as of 2004 and 2005                  36               --
Common Stock, 120,000,000 shares authorized, $.00001 par value, issued and
outstanding, 414,073 at December 31, 2004 and 5,034,995 at December 31, 2005                      4               51
Additional paid-in capital                                                                8,377,140       18,167,605
Accumulated deficit                                                                     (17,848,159)     (20,245,061)
                                                                                      -------------    -------------
Total Stockholders' Deficit                                                              (9,470,930)      (2,077,405)
                                                                                      -------------    -------------
TOTAL LIABILITIES AND STOCKHOLDERS'DEFICIT                                            $     928,424    $     817,545
                                                                                      =============    =============

The Notes to Financial Statements are an integral part of these statements.

                                   NUVIM, INC.
                            STATEMENTS OF OPERATIONS
                         FOR THE YEARS ENDED DECEMBER 31

                                                                                          2004             2005
                                                                                      -------------    -------------
Gross Sales                                                                           $   1,411,355    $   1,208,279
Less: Discounts, Allowances and Promotional Payments                                        452,570          486,898
                                                                                      -------------    -------------
Net Sales                                                                                   958,785          721,381
Cost of Sales                                                                               737,642          687,167
                                                                                      -------------    -------------
Gross Profit                                                                                221,143           34,214
Selling, General and Administrative Expenses                                              2,092,898        2,392,996
                                                                                      -------------    -------------
Loss from Operations                                                                     (1,871,755)      (2,358,782)
Other Income (Expense):
  Interest Expense                                                                         (578,560)        (430,216)
  Interest Income                                                                                --            7,000
  Gain on Forgiveness of Accounts Payable                                                    60,258          151,995
                                                                                      -------------    -------------
    Total Other Income (Expense) - Net                                                     (518,302)        (271,221)
                                                                                      -------------    -------------
Net Loss Before Income Tax Benefit                                                       (2,390,057)      (2,630,003)
Income Tax Benefit                                                                          258,476          233,101
                                                                                      -------------    -------------
Net Loss                                                                              $  (2,131,581)   $  (2,396,902)
                                                                                      =============    =============
Basic and Diluted Loss Per Share                                                      $      (10.26)   $        (.82)
                                                                                      =============    =============
Weighted Average Number of Common Shares Outstanding - Basic and Diluted                    207,740        2,940,987
                                                                                      =============    =============

The Notes to Financial Statements are an integral part of these statements.

                                   NUVIM, INC.
                            STATEMENTS OF CASH FLOWS
                  FOR THE YEARS ENDED DECEMBER 31 2004 and 2005

                                                                                          2004             2005
                                                                                      -------------    -------------
Cash Flow From Operating Activities:
  Net Loss                                                                            $  (2,131,581)   $  (2,396,902)
  Adjustment to reconcile net loss to net cash used in operating activities:
  Depreciation                                                                               42,120           19,960
  Amortization of debt discount on notes payable                                                 --           70,000
  Accrued incentive stock grant                                                                  --          332,600
  Gain on forgiveness of accounts payable                                                   (60,258)        (151,995)
  Stock issued for services                                                                      --           24,500
  Provision for sales returns and allowances                                                452,570          486,898
  Bad debt expense                                                                               --            4,109
  Changes in Operating Assets and Liabilities:
  Accounts receivable                                                                      (405,833)        (492,682)
  Inventory                                                                                  76,180          (88,230)
  Prepaid expenses and other current assets                                                 (21,574)         (10,789)
  Deposits and other assets                                                                    (400)              --
  Accounts payable                                                                          504,186          151,487
  Accrued compensation                                                                      484,362          210,997
  Accrued expenses                                                                          104,317          (15,763)
  Accrued interest                                                                          496,461          350,763
  Accounts payable to related parties                                                        71,000         (427,672)
                                                                                      -------------    -------------
    Net Cash Used in Operating Activities                                                  (388,450)      (1,932,719)
Cash Flow From Investing Activities:
  Purchase of equipment and furniture                                                        (2,267)            (442)
                                                                                      -------------    -------------
    Net Cash Used in Investing Activities                                                    (2,267)            (442)
Cash Flow From Financing Activities:
Net proceeds from issuance of common stock                                                                 1,604,237
  Reimbursement of (payment) of deferred offering costs                                    (441,243)         346,243
  Proceeds from secured convertible notes                                                                     63,580
  Proceeds from senior note payable - related party                                       1,000,000
  Repayment of shareholder loan                                                                              (35,000)
  Repayment of notes payable                                                                                 (17,000)
  Repayment of Series B advances                                                                             (23,080)
  Proceeds from underwriter advance - related party                                                          200,000
  Repayment of underwriter advance - related party                                                          (200,000)
  Proceeds from (repayment of) related party advances                                        55,000          (13,000)
    Net Cash Provided By Financing Activities                                               613,757        1,925,980
                                                                                      -------------    -------------
Increase (Decrease) in Cash and Cash Equivalents                                            223,040           (7,181)
Cash and Cash Equivalents at Beginning of Year                                               54,609          277,649
                                                                                      -------------    -------------
Cash and Cash Equivalents at End of Year                                              $     277,649    $     270,468
                                                                                      =============    =============
Interest paid                                                                         $          --    $       1,625
                                                                                      =============    =============

The Notes to Financial Statements are an integral part of these statements.

                                   NUVIM, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2004

                                       PREFERRED STOCK               PREFERRED STOCK
                                          SERIES A                      SERIES C                    COMMON STOCK
                                 ---------------------------   ---------------------------   ---------------------------
                                    SHARES         AMOUNT         SHARES         AMOUNT         SHARES         AMOUNT
                                 ------------   ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2003        4,875,850   $         49      3,623,000   $         36        155,073   $          2
Shares issued in connection
with related party debt
extinguishment                             --             --             --             --             --             --
Common stock issued in
connection with service
agreement                                  --             --             --             --         30,000             --
Common stock issued in
connection with payment of
accounts payable                           --             --             --             --          6,000             --
Common stock issued in
connection with accrued
compensation                               --             --             --             --        147,866              1
Common stock issued in
connection with stockholder
loans                                      --             --             --             --         75,134              1
Net loss for the year ended
December 31, 2004                          --             --             --             --             --             --
                                 ------------   ------------   ------------   ------------   ------------   ------------
Balance at December 31, 2004        4,875,850   $         49      3,623,000   $         36        414,073   $          4
                                 ============   ============   ============   ============   ============   ============

                                  ADDITIONAL        TOTAL
                                   PAID-IN        ACCUMULATED      STOCKHOLDERS'
                                    CAPITAL         DEFICIT           DEFICIT
                                 ------------   --------------    --------------
Balance at December 31, 2003        7,300,687   $  (15,716,578)   $   (8,415,804)
Shares issued in connection
with related party debt
extinguishment                         71,912               --            71,912
Common stock issued in
connection with service
agreement                                  --               --                --
Common stock issued in
connection with payment of
accounts payable                       36,000               --            36,000
Common stock issued in
connection with accrued
compensation                          623,499               --           623,500
Common stock issued in
connection with stockholder
loans                                 345,042               --           345,043
Net loss for the year ended
December 31, 2004                          --       (2,131,581)       (2,131,581)
                                 ------------   --------------    --------------
Balance at December 31, 2004     $  8,377,140   $  (17,848,159)   $   (9,470,930)
                                 ============   ==============    ==============

The Notes to Financial Statements are an integral part of these statements.

                                   NUVIM, INC.
                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT
                      FOR THE YEAR ENDED DECEMBER 31, 2005

                                                 PREFERRED STOCK                 PREFERRED STOCK
                                                     SERIES A                        SERIES C                    COMMON STOCK
                                           ----------------------------    ---------------------------   ---------------------------
                                              SHARES          AMOUNT          SHARES         AMOUNT         SHARES         AMOUNT
                                           ------------    ------------    ------------   ------------   ------------   ------------
Balance at December 31, 2004                  4,875,850    $         49       3,623,000   $         36        414,073   $          4
Common stock issued in payment of
convertible promissory notes - related
parties                                                                                                       461,700              5
Common stock issued in payment of
accrued salaries                                                                                              250,696              3
Common stock issued in payment of
senior notes payable - related parties                                                                        250,000              2
Common Stock issued in payment of
stockholder loans, subordinated
convertible promissory notes payable
and accrued interest                                                                                           88,882              1
Common stock issued in payment of
advances - related party                                                                                       23,000
Common stock issued in payment of
accounts payable                                                                                              197,031              2
Common stock issued upon conversion of
convertible promissory note - related
party                                                                                                         245,000              2
Common stock issued, conversion of
Series A preferred stock                     (4,875,850)            (49)                                       88,732              1
Common stock issued, conversion of
Series C preferred stock                                                     (3,623,000)           (36)        65,881              1
Common stock and Warrants issued in
payment for media campaign                                                                                    250,000              3
Warrants issued in connection with
secured convertible notes
Issuance of common stock, initial
public offering                                                                                             2,700,000             27
Net loss for the year ended
December 31, 2005                                    --              --              --             --             --             --
                                           ------------    ------------    ------------   ------------   ------------   ------------
Balance at December 31 , 2005                        --    $         --              --   $         --      5,034,995   $         51
                                           ============    ============    ============   ============   ============   ============

                                                                                    ADDITIONAL         TOTAL
                                                                                     PAID-IN        ACCUMULATED       STOCKHOLDERS'
                                                                                     CAPITAL          DEFICIT            DEFICIT
                                                                                  --------------   --------------    --------------
Balance at December 31, 2004                                                      $    8,377,140   $  (17,848,159)   $   (9,470,930)
Common stock issued in payment of convertible promissory notes - related
parties                                                                                6,141,522        6,141,527
Common stock issued in payment of accrued salaries                                       593,747          593,750
Common stock issued in payment of senior notes payable - related parties                 499,998          500,000
Common Stock issued in payment of stockholder loans, subordinated convertible
promissory notes payable and accrued interest                                            118,113          118,114
Common stock issued in payment of advances - related party                                69,000           69,000
Common stock issued in payment of accounts payable                                       251,404          251,406
Common stock issued upon conversion of convertible promissory note - related
party                                                                                    244,998          245,000
Common stock issued, conversion of Series A preferred stock                                   48               --
Common stock issued, conversion of Series C preferred stock                                   35               --
Common stock and Warrants issued in payment for media campaign                           249,997          250,000
Warrants issued in connection with secured convertible notes                              17,366           17,366
Issuance of common stock, initial public offering                                      1,604,237        1,604,264
Net loss for the year ended December 31, 2005                                                 --       (2,396,902)       (2,396,902)
                                                                                  --------------   --------------    --------------
Balance at December 31 , 2005                                                     $   18,167,605   $  (20,245,061)   $   (2,077,405)
                                                                                  ==============   ==============    ==============

The Notes to Financial Statements are an integral part of these statements.

                                   NUVIM, INC.

                          NOTES TO FINANCIAL STATEMENTS

NOTE 1 - BUSINESS AND BASIS OF PRESENTATION

A. Business

NuVim, Inc. (the "Company") markets and distributes dietary supplement beverages, which enhance the immune system, promote sturdy joints and muscle flexibility. The Company distributes its products through supermarkets in approximately 13 states, predominantly on the East Coast, and the District of Columbia. The Company's beverage products contain certain micronutrients which Stolle Milk Biologics, Inc.'s ("SMBI") has patented. Spencer Trask Specialty
Group, LLC ("ST") is the controlling stockholder of SMBI. SMBI and ST collectivelty are significant stockholders of the Company. The Company has entered into supply and licensing agreements with SMBI for these patented micronutrients, which can be terminated by SMBI under certain conditions (See
Note 21 A).

B. Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred net losses of $2,131,581 and $2,396,902 for the years ended December 31, 2004 and 2005, respectively. The Company has negotiated extended terms until a subsequent financing on approximately $1,020,000 of notes payable, stockholder loans, and accrued interest. Management also expects operating losses to continue in 2006 and 2007. The Company's continued existence is dependent upon its ability to secure adequate financing to fund future operations and commence profitable operations. To date, the Company has supported its activities through equity investments, the sale of preferred stock, a demand note payable to a bank and cash advances from related parties and stockholders. It is the Company's intention to raise additional capital through additional borrowings and sales of its common stock. No assurance can be given that these funding strategies will be successful in providing the necessary funding to finance the operations of the Company. Additionally, there can be no assurance, even if successful in obtaining financing, the Company will be able to generate sufficient cash flows to fund future operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustments relating to the recoverability and classification of recorded assets or amounts and classification of liabilities that might be necessary related to this uncertainty.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

A. Cash Equivalents

Cash equivalents consist of highly-liquid investments with an original maturity of three months or less when purchased.

B. Accounts Receivable

Accounts receivable are unsecured, non-interest bearing obligations that are typically due from customers within 30 days of the invoice date. Management applies collections in accordance with customer remittance advices or to the oldest outstanding invoice if no remittance advice is presented with payment.

Accounts receivable are recorded at their net realizable value. The Company estimates an allowance for doubtful accounts, sales returns and allowances based on historical trends and other criteria. At December 31, 2004 and 2005, these allowances approximated $26,700 and $27,700, respectively. No amounts were recorded as bad debt expense for the year ended December 31, 2004 as all allowances represented sales returns or promotional allowances. Bad debt expense was approximately $4,100 for the year ended December 31, 2005.

C. Inventories

Inventories, which are predominantly raw materials, are stated at the lower of cost (first-in, first-out method) or market. A provision for excess or obsolete inventory is recorded at the time the determination is made. For finished goods, inventory that is within 30 days of its expiration date is charged to cost of sales.

D. Deferred Offering Costs

The Company incurred deferred costs incurred in connection with an initial public offering of its common stock. Amounts deferred were offset against the gross proceeds (recorded as additional paid in capital) upon consummation of the offering on June 24, 2005.

The Company also incurred deferred financing costs during 2005 and are being amortized over the life of the debt, in this case six months. The unaudited portion is recorded in other current assets.

E. Debt Extinguishments

The Company accounts for debt extinguishments in accordance with Financial Accounting Standards Board Statement 15 "Accounting by

Debtors and Creditors for Troubled Debt Restructurings". Related party debt extinguishments are recorded as increases to paid in capital in accordance with Accounting Principles Board Opinion 26.

F. Revenue Recognition

The Company records revenue at the time the related products are received by the customer from the public warehouse used by the Company and the risk of ownership has passed to the customer. A provision for estimated product returns, promotional allowances and cash discounts based on the Company's historical experience is recorded during the period of sale.

G. Promotional Allowances

As an inducement to its customers to display the Company's products in preferred locations of their stores, the Company provides placement and promotional allowances to certain customers. The Company also reimburses retailers for coupon redemptions, and provides credits for product which has not been sold by its expiration date. These allowances and credits are reflected as a reduction of gross sales in accordance with Emerging Issues Task Force ("EITF") No. 01-09 "Accounting for Consideration Given by a Vendor to a Customer".

H. Freight Costs

In accordance with EITF No. 00-10, "Accounting for Shipping and Handling Fees and Costs," reimbursement of freight charges are recorded in net sales and unreimbursed freight costs are recorded as selling general and administrative expenses. For the years ended December 31, 2004 and 2005, freight-out costs approximated $172,000 and $251,000, respectively, and have been recorded in selling, general and administrative expenses.

I. Equipment and Furniture

Equipment   and  furniture  is  stated  at  cost  and   depreciated   using  the
straight-line method over the estimated useful lives of the assets (3-5 years).

J. Stock-Based Compensation (Also See Note 2 R - Recent Accounting
Pronouncements)

The Company accounts for employee stock-based compensation in accordance with Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" (SFAS No. 123) which allows stock options and similar instruments issued to employees to be valued under the principles of ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees", and the pro forma effect on net loss and loss per share as if the fair value based method had been applied to be disclosed supplementally. Under APB Opinion No. 25 employee stock options are accounted for using the intrinsic method, where compensation expense is recorded on the grant date only if the current market price of the underlying stock exceeds the exercise price of the option. Incentive stock grants are recorded at the quoted market price on the measurement date.

Equity instruments issued to non-employees are accounted for in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation", and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services" using a fair value approach. For equity instruments, including stock options, issued to non-employees, the fair value of the equity instruments or the fair value of the consideration received, whichever is more readily determinable, is used to determine the value of services or goods received and the corresponding charge to operations. (See notes 18 F for a discussion of time and valuation assumptions used to value options and warrants.)

SFAS No. 123 established accounting and disclosure requirements using a fair value-basis method of accounting for stock-based employee compensation plans. Had the Company elected to recognize compensation cost based on fair value of the stock options at the date of grant under SFAS No.123, such costs would have been recognized ratably over the vesting period of the underlying instruments and the Company's net loss and net loss per common share would have increased to the pro forma amounts indicated in the table below.

                                             YEAR ENDED
                                            DECEMBER 31,
                                    ----------------------------
                                        2004            2005
                                    ------------    ------------
Net loss, as reported               $  2,131,581    $  2,396,902
Net loss, pro forma                 $  2,143,042    $  3,191,178
Net loss per share, as reported     $     (10.26)   $       (.82)
Net loss per share, pro forma       $     (10.32)   $      (1.09)

The pro forma results above are not intended to be indicative of, or a projection of, future results.

K. Advertising and Promotion Costs

Advertising and promotion costs are expensed as incurred. Advertising expenses, including media advertising, in store sampling programs, and advertisements in customer printed circulars were included in selling, general and administrative expenses, with the exception of coupon expenses which were included as a reduction of net sales. During the years ended December 31, 2004 and 2005, advertising and promotion expense was approximately $687,000 and $477,000, respectively.

L. Income Taxes

Deferred tax assets and liabilities are determined based on differences between financial reporting and income tax basis of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. Differences that give rise to significant portions of the Company's deferred tax assets are net operating losses and deferred stock compensation. A valuation allowance is recorded against deferred tax assets in instances where the realization of the deferred tax asset is not considered to be "more likely than not."

M. Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes including the disclosure of contingent assets and liabilities. These estimates include, but are not necessarily limited to, accounts receivable allowances, depreciation and coupon liability estimates. Actual results could differ from those estimates.

N. Net Loss Per Share

Basic loss per share has been calculated using the weighted average number of common shares outstanding in accordance with FASB 128 "Earnings Per Share." All potentially dilutive securities, including options, convertible notes, convertible preferred stock and warrants have been excluded as common stock equivalents and diluted loss per share has not been presented as such securities are antidilutive due to the Company's net loss for all periods presented. At December 31, 2005, the Company had warrants to purchase 7,423,937 shares of common stock (see note 18 E) and employee stock options (see note 18 F) to purchase 1,643,316 shares of common stock outstanding which are not included in the calculation.

O. Impairment of Long Lived Assets

The Company reviews long-lived assets for impairment whenever circumstances and situations change such that there is an indication that the carrying amounts may not be recovered. At December 31, 2004 and December 31, 2005 the Company has not recognized any impairment charges for long lived assets.

P. Concentration of Risk

The Company maintains its cash balances in financial institutions located in New Jersey, and periodically has cash balances in excess of Federal Deposit Insurance Corporation limits. The Company distributes its products and grants credit to its customers who are food distributors and retailers located primarily in the eastern portion of the United States. The Company generally does not require collateral or other security with regard to balances due from customers. The Company extends credit to its customers in the normal course of business and performs periodic credit evaluations of its customers, maintaining allowances for potential credit losses.

Sales to two customers during the year ended December 31, 2004 approximated 14% and 13% of sales. Sales to four customers during the year ended December 31, 2005 approximated 21%, 14%, 11% and 10% of sales.

Accounts receivable from two customers at December 31, 2004 approximated 21% and 16% of accounts receivable, and four customers at December 31, 2005 approximated 35%, 13%, 12% and 10%, respectively

One outside vendor manufactures all of the Company's finished goods. During the years ended December 31, 2004 and 2005, manufacturing costs of approximately $146,000 and $217,500 were incurred at this vendor. There was no amount due to this vendor at December 31, 2004 and 2005.

See note 21a for purchase concentrations

Q. Value of Financial Instruments

The Company's financial instruments consist mainly of cash and cash equivalents, accounts receivable, accounts payable and debt. The carrying amounts of these financial instruments approximate fair value due to their short-term nature. The carrying amount due to related party, notes payable and stockholder loans are estimated to approximate their fair values as their stated interest rates approximate current interest rates.

R. Recent Accounting Pronouncements

         In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Correction ("SFAS 154"), which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by Nuvim Inc. in the first quarter of fiscal 2006. The Company is currently evaluating the effect that the adoption of SFAS 154 will have on its consolidated results of operations and financial condition, but does not expect it to have a material impact.

The FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asst Retirement Obligations" in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This Interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. The Company does not expect this guidance to have a material affect on its financial statements.

In December  2004,  the FASB  revised FASB  Statement  No. 123,  Accounting  for
Stock-Based Compensation. This Statement supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees, and its related implementation guidance. This Statement establishes standards for the accounting for transactions in which an entity exchanges its equity instruments for goods or services. It also addresses transactions in which an entity incurs liabilities in exchange for goods or services that are based on the fair value of the entity's equity instruments or that may be settled by the issuance of those equity instruments. This Statement focuses primarily on accounting for transactions in which an entity obtains employee services in share-based payment transactions and requires such statement be recorded at fair value. This Statement does not change the accounting guidance for share-based payment transactions with parties other than employees provided in Statement 123 as originally issued and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services." It applies to the Company's first reporting period in 2006. The impact of the adoption of Statement No. 123 (revised 2004) is expected to have a material impact on results of operations (see note 2 J).

In January 2003, the FASB issued interpretation No. 46 ("FIN 46"), "Consolidation of Variable Interest Entities". The primary objectives of this interpretation are to provide guidance on the identification of entities for which control is achieved through means other than through voting rights ("variable interest entities") and how to determine when and which business enterprise (the "primary beneficiary") should consolidate the variable interest entity. This new model for consolidation applies to an entity in which either
(i) the equity investors (if any) do not have a controlling financial interest; or (ii) the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. In addition, FIN 46 requires that the primary beneficiary, as well as all other enterprises with a significant variable interest entity, make additional disclosures. Certain disclosure requirements of FIN 46 were effective for financial statements issued after January 31, 2003. In December 2003, the FASB issued FIN 46 (revised December 2003), "Consolidation of Variable Interest Entities" ("FIN 46-R") to address certain FIN 46 implementation issues. The effective dates and impact of FIN 46 and FIN 46-R are as follows: (i) Special-purpose entities ("SPEs") created prior to February 1, 2003: The Company must apply either the provisions of FIN 46 or early adopt the provisions of FIN 46-R at the end of the first interim or annual reporting period ended after December 15, 2003. (ii) Non-SPEs created prior to February 1, 2003: The Company was required to adopt FIN 46-R at the end of the first interim or annual reporting period ending after March 15, 2004. (iii) All entities, regardless of whether SPE, that were created subsequent to December 31, 2003: The interpretation applies immediately. The Company does not have any arrangements with variable interest entities that will require consolidation of their financial information in the Company's financial statements.

S. Reclassifications

Certain reclassifications were made to the 2004 financial statements in order to conform to the 2005 financial statements. Such reclassifications had no effect on prior year's results of operations.

NOTE 3 - INITIAL PUBLIC OFFERING

In June 2005, the Company completed an initial public offering ("IPO") selling 2,700,000 units at a price of $1.00 per unit to the public. Each unit consisted of one share of common stock, one Class A redeemable public warrant to purchase one share of common stock, and one Class B non-redeemable public warrant to purchase one share of common stock. The net proceeds from the sale of the 2,700,000 units were approximately $1,604,000 after deducting the underwriting discount and offering expenses.

The common stock and Class A and Class B public warrants traded only as a unit until July 21, 2005 when the unit separated, after which the common stock, the Class A public warrants and the Class B public warrants began trading separately.

Class A public warrants . The Class A public warrants included in the units became exercisable on July 21, 2005. The exercise price of a Class A public warrant is $1.50. The Class A public warrants expire on June 20, 2010, the fifth anniversary of the effective date of the IPO.

The Company has the right to redeem the Class A public warrants at a redemption price of $0.25 per warrant, subject to adjustment in the event of stock splits, reverse stock splits and other similar events of recapitalization. The redemption right arises if the last reported sale price of the Company's common stock equals or exceeds $2.00 for five consecutive trading days ending prior to the date of the notice of redemption. The Company is required to provide 30 days prior written notice to the Class A public warrant holders of the Company's intention to redeem the warrants.

Class B public warrants . The Class B public warrants included in the units became exercisable on July 21, 2005. The exercise price of a Class B public warrant is $2.00. The Class B public warrants expire on June 20, 2010, the fifth anniversary of the closing of the IPO. The Company does not have the right to redeem the Class B public warrants.

Underwriters warrants . The Company issued a warrant to purchase 270,000 shares of common stock in connection with the offering. The exercise price of the underwriters warrants is $1.20. The warrant expires on June 20, 2010, the fifth anniversary of the closing of the IPO.

NOTE 4 - DEBT EXTINGUISHMENTS CONCURRENT WITH INITIAL PUBLIC OFFERING

On June 24, 2005, the Company issued 1,116,611 shares of common stock in payment of notes payable, accrued interest, accounts payable, and accrued salaries due to executive officers at a debt conversion value per share of $1.00 to $13.00. The debt conversion transactions were contingent on the Company completing a public offering of its common stock. The shares issued were subject to lock-up agreements with the Company's underwriter of six months to one year. The fair market value of the shares issued is assumed to be equal to the initial public offering price of one "Unit" in the initial public offering completed on June 24, 2005. The amount of indebtedness extinguished in excess of the fair value of shares issued was recorded as gain on extinguishment of debt in accordance with the provisions of SFAS No. 15, Troubled Debt Restructurings. The amount of related party indebtedness extinguished in excess of the fair value of shares issued was recorded as additional paid in capital in accordance with APB 26, paragraph 20. The table below summarizes debt extinguishments consummated concurrently with the initial public offering of the Company's common stock.

                                                                                                          EXCESS OF
                                                                                                      EXTINGUISHED DEBT
                                                                                                       OVER FAIR VALUE
                                                                                                 ---------------------------
                                                                                                  ADDITONAL
                                                     SHARES          FAIR            DEBT          PAID IN
                                                     ISSUED          VALUE      EXTINGUISHMENT      CAPITAL         GAIN
                                                  ------------   ------------   --------------   ------------   ------------
Senior secured notes-related parties                   461,700   $    461,700   $    6,141,527   $  5,679,827   $         --
Accrued salaries                                       250,696        250,696          593,750        343,054             --
Senior secured notes payable-related parties           250,000        250,000          500,000        250,000             --
Subordinated notes payable and accrued interest         88,882         88,882          266,639         95,899         81,858
Related party advances                                  23,000         23,000           69,000         46,000
Accounts payable                                        42,333         42,333          109,000         66,667
                                                  ------------   ------------   --------------   ------------   ------------
Total                                                1,116,611   $  1,116,611   $    7,679,916   $  6,414,780   $    148,525
                                                  ============   ============   ==============   ============   ============

NOTE 5 - INVENTORY

Inventory consists of the following:

                                           DECEMBER 31,
                                      -----------------------
                                         2004         2005
                                      ----------   ----------
Raw materials                         $   62,358   $   93,665
Work In Progress                              --       22,087
Finished goods                            22,126       56,962
                                      ----------   ----------
Total                                 $   84,484   $  172,714
                                      ==========   ==========

NOTE 6 - PREPAID EXPENSES AND OTHER CURRENT ASSETS

Prepaid Expenses and Other Current Assets consists of the following:

                                           DECEMBER 31,
                                      -----------------------
                                         2004         2005
                                      ----------   ----------
Prepaid Advertising                   $       --   $  250,000
Prepaid Insurance                         53,000       51,730
Debt Financing Costs                          --       13,259
Other Prepaids and Advance Payments        8,766       13,926
                                      ----------   ----------
Total                                 $   61,766   $  328,915
                                      ==========   ==========

The Advertising program began in January 2006, the amount will be expensed as it is used over the next twelve months.

NOTE 7 - EQUIPMENT AND FURNITURE

Equipment and furniture consists of the following:

                                           DECEMBER 31,
                                      -----------------------
                                         2004         2005
                                      ----------   ----------
Equipment                             $  155,431   $  155,431
Furniture and fixtures                    54,522       54,964
                                         209,953      210,395
Less: accumulated depreciation          (188,933)    (208,893)
                                      ----------   ----------
Equipment and furniture, net          $   21,020   $    1,502
                                      ==========   ==========

Depreciation expense for years ended December 31, 2004 and 2005 was $42,120 and $19,960, respectively.

NOTE 8 - SENIOR NOTES PAYABLE - RELATED PARTIES

On July 26, 2004, the Company entered into a loan agreement with a stockholder of the Company who is also a Company spokesperson, and one of the Company's directors. The loan agreement provided for borrowings up to $1,000,000 in the form of Senior Notes Payable issued in four tranches, each of which was conditioned upon completion of specified actions or events. As of December 31, 2004, the Company had received the full amount of $1,000,000 under the agreement. The loan accrues interest at 12% per annum, unless it is in default, in which case the interest increases to 18%. The loan is secured by all of the assets of the Company, and certain Company creditors were required to execute subordination agreements in favor of the lenders. The principal and accrued interest were originally due and payable on the earlier of the consummation of an initial public offering or January 1, 2005. The notes were not paid as of January 1, 2005 which constituted an event of default under the agreement. Under an event of default, the lenders had the right to, but did not make, a demand for payment of the notes. In May 2005, the noteholders agreed to convert outstanding principal of $500,000, into 250,000 shares of common stock, upon completion of the initial public offering of the Company's common stock on June 24, 2005. The holders of the notes agreed not to sell shares of stock received in the transaction for a period of six months after the initial public offering. The noteholders also agreed to extend the maturity of the remaining notes aggregating $500,000 and all accrued interest thereon to November 2006, bearing interest at 12%.

The Company has recorded $21,646 and $97,514 as interest expense on the notes in 2004 and 2005, respectively. Accrued interest was $ 21,646 at December 31, 2004 and $119,160 at December 31, 2005.

As an additional condition of the loan agreement, the Company entered into a second amended services agreement with the spokesperson. In connection with the second amended services agreement, the Company issued 30,000 shares of common stock, a warrant to purchase $650,000 of common stock, and a warrant to acquire up to 9.9% of the Company's common stock under certain conditions. The common stock issued, and stock underlying the warrants were to be forfeited by the spokesperson if obligations under the service agreement were not met. Therefore, no performance commitment had been met, as of December 31, 2004 and 2005, and no value had been recorded for the shares and warrants in accordance with EITF No.96-18, Accounting for Equity Instruments That Are Issued To Other Than Employees For Acquiring, or In Conjunction With Selling Goods or Services. The performance commitment under the contract had been met as of January 31, 2006, and accordingly the Company expects to record a non cash charge of approximately $250,000 for services performed under the agreement during the first quarter of 2006.

The warrant issued to the spokesperson to acquire up to 9.9% of the total fully-diluted issued and outstanding common stock of the Company under certain circumstances (see note 18 E.) was deemed to have no value. The warrant allowed the holder, to acquire an additional number of shares of Common Stock, to bring his total holdings to 9.9%, after the consummation of an initial public offering of its common stock, at the initial public offering price, after deducting any existing equity holdings at that date. After the completion of the Company's initial public offering of its common stock on June 24, 2005, it was determined that no shares were issueable under the warrant.

As an additional condition to the loan agreement the Company issued a convertible note in payment of past due fees (see note 12). The loan agreement also required the formation of NuVim Powder LLC, of which the Company spokesperson was given a 25% ownership interest. During 2004 and 2005 Nuvim Powder LLC was an inactive company.

The spokesperson and one of the Company's directors participated in the loans under the agreement equally. In 2004, the spokesperson and Company Director entered into an agreement providing for an equal share in the warrants and ancillary agreements issued in connection with the loan agreement. Therefore, the Company Director has been given a 12.5% interest in the NuVim Powder Company and a 50% interest in both of the warrants issued in connection with the loan agreement and second amended services agreement.

NOTE 9 - DEMAND NOTE PAYABLE - BANK

In 2001 the Company issued a note payable to a bank which was due on demand with interest due monthly at the LIBOR Index plus 1.25% (3.53% at December 31, 2004). The note was secured by all of the assets of the Company and guaranteed by a stockholder. The Company had not paid monthly interest due on the note since March 31, 2003 and was in default of the loan terms as of December 31, 2004. In May of 2005, the loan and all unpaid interest thereon was assigned to the guarantor by the lender. The guarantors agreed to exchange the $2,500,000 principal balance, accrued interest thereon, aggregating $179,498, and $3,462,029 of outstanding principal and interest on Senior Convertible Promissory

Notes due to them in exchange for 461,700 shares of common stock, see note 4 and
11. The $5,679,827 excess of the amount of related party indebtedness extinguished in excess of the fair value of shares issued was recorded as additional paid in capital in accordance with APB 26.

Interest expense on the demand note was $70,421 and $49,558 for the years ended December 31, 2004 and 2005, respectively, and accrued interest payable on the note was $129,940 at December 31, 2004.

NOTE 10 - SECURED CONVERTIBLE PROMISSORY NOTES PAYABLE

On December 23, 2005 the Company issued Secured Convertible Promissory Notes, due June 24, 2006. The notes have a face amount aggregating $67,600, and were discounted for the first six months of interest, resulting in net proceeds of $63,580. The notes bear interest at a rate of 12% annually, and 18% annually upon an event of default. Upon an event of default each note holder has the option to convert the principal and accrued interest due, in whole or in part, into a number of shares of common stock calculated by dividing the amount of debt and accrued interest by $.40 per share. The notes are redeemable prior to maturity at 110% of their face value and are collateralized by all the assets of the Company. Since the notes are only convertible upon an event of default the Company calculated the value of the beneficial conversion feature of the notes of $11,200 on the issuance date, but will not record it as debt discount until the event of default occurs in accordance with EITF 00-27 and 98-5.

The Company also issued warrants to purchase 67,600 shares of common stock to the note holders and 24,950 shares of common stock to the placement agent. The warrants have a three and five year term, respectively and are exercisable at $.40. Upon an event of default, the Company has agreed to issue 33,800 additional warrants to the investors at an exercise price of $.375 and adjust the exercise price on the existing 67,600 warrants to $.375. The $11,200 value of the warrants for 67,600 shares was recorded as debt discount and is being amorrtized over the six month term of the notes. Additionally, the Company recorded the $6,165 fair value of the warrant issued to the placement agent and $7,630 in fees paid to the placement agent as debt issuance costs which are being amortized over the life of the note. The Company recognized $1,128 in interest expense, including amortization of discounts and fees, in 2005 related to the notes.

NOTE 11 - SENIOR CONVERTIBLE PROMISSORY NOTES PAYABLE - RELATED PARTY

Senior notes payable related party consisted of a series of notes aggregating $2,480,000 issued to a group of related investors in the Company's common and preferred stock, and guarantor of the Demand Note Payable - Bank. The notes bore interest at a rate of 8% annually, and 14% annually upon an event of default. Each note holder had the option to convert the principal and accrued interest due, in whole or in part, into a number of shares of Series C preferred stock calculated by dividing the amount of debt and accrued interest by $.20 per share. The notes were collateralized by all the assets of the company. The notes had maturity dates from December 31, 2004 to September 3, 2005, and were in default at December 31, 2004. In May of 2005, the noteholders agreed to accept 461,700 shares of common stock in full settlement of $2,480,000 in principal and $982,029 in accrued interest due on the Senior Convertible Promissory Notes, and $2,679,498 of Unpaid principal and accrued interest on the Demand Note Payable - Bank (see note 4&9). The $5,679,827 excess of the amount of related party indebtedness extinguished in excess of the fair value of shares issued was recorded as additional paid in capital in accordance with APB 26.

Interest expense related to the notes, was $340,057 and $168,778 for the years ended December 31, 2004 and 2005, respectively. Accrued interest on these notes was $813,251 at December 31, 2004.

NOTE 12 - CONVERTIBLE PROMISSORY NOTE - RELATED PARTY

On July 26, 2004, The Company issued a convertible promissory note in the amount of $175,000 in payment of accounts payable owed to the Company spokesperson and in consideration for his forbearance until a "maturity date," as defined in the note. The note accrued interest at the rate of 10% per annum until its original maturity date of January 1, 2005, and 15% thereafter. The note was automatically convertible into $245,000 of common stock or unregistered units identical to the units sold at the initial public offering price, provided the offering was consummated on or before June 30, 2005 (original date of December 31, 2004 was previously extended by agreement to March 31, 2005 and subsequently to April 30, 2005 and June 30, 2005). If the offering did not occur by

June 30, 2005, the convertible note became convertible into $245,000 of common stock, at the option of the holder, at the conversion price of $1.00 per share, subject to certain contingencies defined in the Services Agreement. In accordance with EITF 98-5, "Accounting for Convertible Securities with Beneficial Conversion Features on Contingently Adjustable Conversion Ratios," the Company had not recorded the beneficial conversion feature of the note as of December 31, 2004, because its terms change based on the occurrence of future events outside the control of the holder of the convertible note. The note automatically converted into 245,000 shares of common stock upon the closing of the Company's initial public offering of common stock on June 24, 2005. Accordingly, $49,753 related to the beneficial conversion was recorded as interest expense at that date.

The Company recorded $7,486 as interest expense on the convertible note in 2004 and $62,514, including the beneficial conversion feature in 2005. The $7,486 of accrued interest was included in accrued expenses at December 31, 2004

NOTE 13 - STOCKHOLDER LOANS - SUBORDINATED CONVERTIBLE PROMISSORY NOTES

Stockholder Loans - Subordinated Convertible Promissory Notes consists of a series of identical notes issued on September 13, 2002 in replacement of outstanding demand notes, issued in June 2001, of the same principal amount. The notes had a maturity date of December 31, 2002, based on certain factors and bear interest at a rate of 8% and default interest at 14%. The notes are subordinated in right of payment to the senior notes payable-related parties. The holder of these notes may convert the notes (or a portion thereof) into a number of shares of Company's Series C preferred stock, calculated by dividing the amount of the debt being converted by $.20 per share rounded to the nearest whole share.

At the holder's election, unless converted, the accrued interest on the notes shall be paid to the holder in cash on the conversion date. The notes were in default as of December 31, 2002. However, in May of 2005, the holders of notes aggregating $225,000 that remain outstanding as of December 31, 2005, agreed to not demand payment until a public offering of the Company's common stock, subsequent to the initial public offering, or the Company achieving $1,000,000 in profits.

In April 2005, two holders of the Company's subordinated convertible promissory notes agreed to convert outstanding principal and accrued interest at April 30, 2005, aggregating $179,813, into 59,939 shares of common stock, if the Company completed an initial public offering of its common stock. The holders of the notes agreed not to sell shares of stock received in the transaction for a period of six months after the initial public offering.

In May 2005, three holders of the Company's subordinated convertible promissory notes agreed to convert outstanding accrued interest at April 30, 2005, aggregating $86,826, into 28,943 shares of common stock, and to extend the maturity date of notes with an aggregate principal balance of $200,000 to the earlier of a public offering of the Company's common stock subsequent to the initial public offering or the Company generating an annual profit of $1,000,000. The holders of the notes agreed not to sell the shares of stock received in the transaction for a period of six months after the initial public offering.

In April 2005, one holder of the Company's subordinated convertible promissory notes agreed to forgive $10,671 of interest accrued on his note, if the Company pays the $25,000 outstanding principal balance of the note out of the proceeds of a public offering of its common stock subsequent to this initial public offering. The holder has agreed not to sell the shares received in the transaction for a period of six months after the initial public offering.

In July 2005, the Company paid $35,000 in principal and $11,340 in accrued interest due on one of the notes.

Interest expense on stockholder loans was $85,983 and $33,877 for the years ended December 31, 2004 and 2005, respectively. Accrued interest payable was $147,793 and $28,691 as of December 31, 2004 and 2005, respectively.

NOTE 14 - ACCRUED COMPENSATION

Accrued compensation consists of unpaid salary and incentive stock grants to be issued to certain officers of the Company. Compensation expense related to accrued and unpaid salary and bonus approximated $470,000 and $420,100 for the years ended December 31, 2004 and 2005, respectively. In 2005, three executive officers converted accrued salaries owed to them through May 31, 2005, aggregating $593,750, into 250,696 shares of common stock, concurrently with the public offering the Company's common stock. The executive officers agreed not to sell the shares of stock received in the transaction for a period of six months after the initial public offering.

The Company has recorded the $343,054 excess of the accrued salaries settled over the fair value of the stock issued as additional paid in capital in accordance with APB 26, paragraph 20.

During 2005, three executives agreed to allow the Company to defer payment of a portion of their salaries, aggregating $87,500 until December 31, 2005. At December 31, 2005 the executives agreed to extend payment of the salaries until January, 2007, and the Board agreed that if the executives and the board mutually agree to convert their salary into restricted common stock in the future, it will not be at a value higher than the fair value of similar equity instruments at December 31, 2005, which is estimated to be, $.20.

The Company did not adopt a cash bonus plan in 2005. In March of 2006, the Board of Directors authorized the compensation committee to grant an aggregate of 831,500 shares of unregistered stock to four executives as an incentive and in lieu of a 2005 bonus plan. The Company has recorded the stock grant as accrued compensation in 2005 at a value of $332,600 based on the quoted market price of a share of common stock at December 31, 2005 in accordance with APB Opinion 25. When these shares are issued, the liability and stockholders deficit will be reduced.

NOTE 15 - RESCINDED SERIES B OFFERING PAYABLE

Pursuant to a private placement memorandum, dated October 5, 2001, the Company offered to sell shares of Series B convertible preferred stock. The Company, however, did not have a sufficient amount of preferred stock authorized to issue and sell the Series B convertible preferred stock and had not taken certain legal steps to designate the terms of the Series B convertible preferred stock. Accordingly, the Series B convertible preferred stock was invalidly issued and holders thereof did not own an equity interest in the Company as a result of their purported investment therein. As a result, the Company was legally obligated to offer to rescind, or return, the payment made by such holders for such shares, plus any interest required by applicable state law. Proceeds of $647,100 were collected in the Series B offering and accounted for as offering payable from the Company.

In November 2002, the Company consummated its offer to rescind the Series B offering and refund the original purchase price, or issue replacement shares of the Company's Series C convertible preferred stock at the proposed offering price of $.20 per share, at the investors' option. Investors representing $568,600 elected to receive, and were issued, 2,843,000 replacement shares of the Series C convertible preferred stock, and investors representing $78,500 elected a cash refund. The Company paid an additional $23,080 of the refunded proceeds due during 2005 and has remaining liability of $18,920 at December 31, 2005.

NOTE 16 - RELATED PARTY ADVANCES

Related party advances consist of short term advances that are due to the lender on demand. At December 31, 2004, the balance consisted of $20,000 due to the Company's underwriter and $62,000 due to an executive officer of the Company. The amount due to the underwriter accrued interest at 10% per annum. The amount due to the executive officer did not accrue interest. During 2005, an additional $31,000 was advanced to the Company by the officers of the Company. Also in 2005 one officer agreed to accept 23,000 shares of common stock in settlement of $69,000 of advances, and remaining advances of $24,000 were repaid . The $46,000 excess of the debt retired over the fair market value of the common stock issued was recorded as additional paid in capital in accordance with APB 26, paragraph 20 (see note 4).

Additionally, In May 2005, the Company borrowed $200,000 from the investment bank that managed the initial public offering of its common stock. The note was payable upon the closing of the stock offering if closed by May 31, 2005, or on demand thereafter. The note did not bear any interest and was repaid upon closing of the initial public offering on June 24, 2005.

NOTE 17 - OTHER NOTES PAYABLE

Other notes payable consists of notes payable issued to a law firm in payment of past due legal fees and accrued interest theron. On August 20, 2004, the Company agreed to pay $30,000 and issue two promissory notes for $120,000 and $30,000, respectively, payable the earlier of the consummation of the proposed public offering or February 5, 2005, in payment of past due accounts payable of $240,000. The notes bore interest at 5% and default interest at 7%. The Company recognized a gain on the extinguishment of this debt in the amount of approximately $60,000 during the year ended December 31, 2004. The notes had not been paid as of their respective maturity dates. Therefore, on February 3, 2005 the Company agreed to issue a replacement $150,000 demand note, payable upon the earlier of a demand by the lender or an initial public offering of the Company's common stock. In June 2005, the holder of the note agreed to defer payment to the next financing completed by the Company after the initial public offering, provided the Company make a $5,000 payment upon an initial public offering of common stock and pays $2,000 each month thereafter. The Company paid $17,000 under the agreed payment schedule in 2005. The note bears interest at 10% per annum. Interest expense related to the note was $2,542 and $11,925 for 2004 and 2005, respectively. Accrued interest was $2,542 and $14,467 at December 31, 2004 and 2005.

NOTE 18 - STOCKHOLDERS' DEFICIT

A. Reverse Stock Split

A one-for-fifty five reverse stock split was effected November 30, 2004. The Company retained the current par value of $.00001 per share for all shares of common stock. All references in the financial statements to the number of shares outstanding, per share amounts, and stock option and warrant data pertaining to the Company's common stock have been restated to reflect the effect of the reverse stock split for all years presented. Stockholders' deficit reflects the reverse stock split by reclassifying from "common stock" to "additional paid in capital" an amount equal to the par value of the reduced shares arising from the reverse split.

B. Capital Stock

The Company is authorized to issue 185,000,000 shares of all classes of capital stock, including 120,000,000 as common. The Company has authorized 65,000,000 shares of all classes of preferred stock, of which 4,875,850 shares are designated as Series A and 50,000,000 as Series C.

C. Preferred Stock Series A

In November 2000, the Company completed a private offering for the sale of 4,875,850 shares of Series A convertible preferred stock for $4,875,850. The gross proceeds of this offering were reduced by $527,975 of placement agent fees, legal fees and expenses incurred in connection with the private offering, paid to a preferred stockholder. In connection with the private offering of Series A convertible preferred stock, the Company issued to the placement agent, who is a preferred stockholder and its representatives, warrants to purchase 17,730 shares of common stock.

Each 55 shares of Series A convertible preferred stock is convertible into one share of common stock, at any time by the holder or automatically in the event of a merger or firmly underwritten public offering of common stock and is subject to anti-dilution provisions as defined in the instrument. Series A convertible preferred stock votes on an as converted basis with common stock, except as required by law. Holders of the Series A convertible preferred stock are entitled to preferential non-cumulative dividends payable at the discretion of the Board of Directors and have preference in liquidation of $1.00 per share.

The Series A preferred stock holders voted to convert their shares to common stock upon effectiveness of the Company's initial public offering of its common stock on June 21, 2005. There are no shares of Series A preferred stock outstanding as of December 31, 2005.

D. Preferred Stock Series C

In November 2002 and January 2003, the Company completed a private offering for the sale of 3,523,000 and 100,000 shares, respectively, of Series C convertible preferred stock for a total of $724,600, including $568,600 of advances from the rescinded offering of Series B convertible preferred stock. The gross proceeds of this offering were reduced by approximately $240,000 of placement agent fees, legal fees and expenses incurred in connection with the private offering, paid to a preferred stockholder.

Each 55 shares of Series C convertible preferred stock is convertible into one share of common stock, at any time by the holder, or automatically in the event of a merger or public offering of common stock and is subject to anti-dilution provisions as defined in the instrument. Series C convertible preferred stock votes on an as converted basis with common stock. Holders of the Series C convertible preferred stock are entitled to preferential non-cumulative dividends payable at the discretion of the Board of Directors and have preference in liquidation of $.20 per share. No dividends were declared during any periods presented in these financial statements.

The Series C preferred stock, with respect to dividend rights, rights on liquidation, winding up and dissolution, ranked pari pasu with the Company's Series A preferred stock to the extent set forth in the amended and restated Certificate of Incorporation.

The Series C preferred stock holders voted to convert their shares to common stock upon effectiveness of the Company's initial public offering of its common stock on June 21, 2005. There are no shares of Series C preferred stock outstanding as of December 31, 2005.

E. Warrants

The following is a summary of warrants outstanding at December 31, 2005:

                                                                                   NUMBER OF
                                                                                   SHARES OF
                                                                                    COMMON
                                                                                     STOCK        EXERCISE
                                                                                 PERTAINING TO     PRICE
DATE ISSUED       BASIS FOR WARRANT ISSUANCE                                        WARRANT      PER SHARE
---------------   ------------------------------------------------------------   -------------   ---------
November 2000     Placement agent fees for series A preferred stock (a)(b)               8,714   $   55.00
June 2001         Stockholder demand notes payable (e)                                   8,823   $   55.00
November 2002     Placement agent fees for series C preferred stock (b)(f)               1,273   $   11.00
March 2003        Accrued compensation                                                   2,577   $   11.00
September 2004    Second amended services agreement (g) (b)                            650,000   $    1.00
July 2004         Amended services agreement (h)                                            --          --
June 2005         Conversion of note payable(d)                                        245,000   $    1.50
June 2005         Conversion of note payable(d)                                        245,000   $    2.00
June 2005         Class A warrants IPO (c) (d)                                       2,700,000   $    1.50
June 2005         Class B warrants IPO(d)                                            2,700,000   $    2.00
June 2005         Underwriters warrant(d)                                              270,000   $    1.20
November 2005     Media Campaign (k)                                                   250,000   $    1.50
November 2005     Media Campaign (k)                                                   250,000   $    2.00
December 2005     Secured Convertible Notes (i)                                         67,600   $     .40
December 2005     Secured Convertible Notes (J)                                         24,950   $      40

----------
(a)  Expires November 2007
(b)  Includes anti-dilution agreement and cashless exercise right.
(c)  Callable at $.25 if common stock trades at $2.00 for five days.
(d)  Expires June 24, 2010.
(e)  Expires September 2006.
(f)  Expires the June 20, 2008.
(g)  Expires September 14, 2014.
(h) Warrant to purchase an amount of common stock to bring spokesperson's total holdings to 9.9% of outstanding fully-diluted common shares of the Company immediately after its initial public offering. The spokesperson's holdings exceeded 9.9% immediately after the offering. Therefore, no additional shares were issueable under the warrant.
(i)  Expire December 22, 2008
(j)  Expire December 22, 2010
(k)  Expires June 24, 2010

F. Stock Options

The Company adopted three Stock Option Plans (the "Plans") in 2000, 2001 and 2002 and two stock option plans in 2005 under which incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to acquire shares of common stock that may be granted to employees, officers, directors and consultants of the Company. Each Plan expires ten years from the date of adoption. The Company is authorized to grant options for up to 1,735,273 common shares. Under each Plan, the option price of an ISO may not be less than the fair market value of a share of common stock on the date of grant. An ISO may not be granted to a "ten percent stockholder" (as such term is defined in Section 422A of the Internal Revenue Code) unless the exercise price is at least 110% of the fair market value of the common stock and the term of the option may not exceed five years from the date of grant. The maximum term of each stock option granted to persons other than ten percent stockholders is ten years from the date of the grant.

A summary of the activity in the Plans is as follows:

                                                         WEIGHTED-
                                       NUMBER OF          AVERAGE
                                         SHARES        EXERCISE PRICE
                                     --------------    --------------
Outstanding December 31, 2003                33,428    $        19.38
Cancelled                                   (18,112)   $        24.25
Issued                                           --                --
                                     --------------
Outstanding December 31, 2004                15,316    $        19.38
Cancelled                                   (17,500)   $        24.25
Issued                                    1,645,500               .92
                                     --------------
Outstanding December 31, 2005             1,643,316    $         1.01
                                     ==============
Exercisable at December 31, 2004             13,116    $        14.04
                                     ==============
Exercisable at December 31, 2005          1,150,816    $         1.01
                                     ==============

The options generally expire 10 years from the date of grant. However, in the event a participant's employment is terminated for any reason other than the result of death, disability or retirement, as defined, the options expire 90 days after termination.

If a participant's employment is terminated as a result of death, permanent disability or retirement, the options expire one year from the date of termination.

The weighted-average remaining contractual life of options outstanding was 6 and 10 years as of December 31, 2004 and December 31, 2005, respectively. The weighted average grant date fair value of options issued in 2005 was $.70.

Pro-forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. Since there is no trading history for the Company's stock, the fair value of the Company's issued options and warrants were estimated at the date of grant using the fair value method with the following assumptions:

Assumptions:
Risk-free rate                                  3.5%-4.85%
Dividend yield                                           0
Volatility factor of the expected market       .10% to 90%
Price of the Company's common stock        $  .77 to 11.00
Average life                                       7 years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's option, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

G. Stock Issued in Payment of Accounts Payable and for Payment of Goods and Services

On November 3, 2005 the Company issued 50,000 shares of common stock in payment of outstanding legal fees of $105,794 incurred in connection with the Company's initial public offering of common stock. The fees were originally recorded as a reduction of the net proceeds of the Company's initial public offering of common stock. Therefore, the excess of the amount of accounts payable over the fair market value of common stock issued of $83,294 was recorded as an increase in paid in capital. The Company also issued 20,000 shares as payment for legal fees for the third and fourth quarter of 2005 at a fair value of $6,000.

On November 3, 2005 the Company issued 250,000 shares of common stock and a warrant to purchase 250,000 shares of common stock at $1.50 and 250,000 shares of common stock at $2.00 with terms substantially the same as its Class A and Class B warrants, in payment for a one year media advertising program. The fair value of the advertising program was readily determinable as $250,000. Therefore, the company recorded prepaid advertising and additional paid in capital of $250,000 at December 31, 2005 in accordance with EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods and Services".

On November 3, 2005 the Company issued 34,697 shares of common stock at fair value in payment of outstanding legal fees aggregating $15,614.

On November 3, 2005 the Company issued 50,000 shares of common stock at fair value as compensation for the Company's corporate secretary for the six month period ending December 31, 2005.

In November 2004, several vendors also agreed accept 6,000 shares of common stock at its estimated fair value of $6.00 per share in payment of $36,000 of accounts payable. The amount has been recorded as additional paid in capital as of December 31, 2004. See Note 19B for revised terms.

H. Stock Reserved

At December 31, 2005, the Company had reserved shares of its common and preferred stock as follows:

                                                                COMMON         PREFERRED
                                                            --------------   --------------
Conversion Secured Convertible Notes                               169,000
Conversion of Accrued Compensation                                  81,819
Exercise of common stock warrants                                7,423,937
Exercise of stock options                                        1,735,273
Conversion of subordinated convertible promissory notes             20,455        1,125,000
                                                            --------------   --------------
Total                                                            9,430,484        1,125,000
                                                            ==============   ==============

I. Nuvim Powder LLC

On August 23, 2004, NuVim Powder LLC was formed as a condition to a loan agreement with a director and investor, who was also a spokesperson for the Company. NuVim Powder LLC was owned 51% by the Company, 12.5% by the spokesperson, 12.5% by the director and 24% by a related vendor providing production services to the Company, and was to be the exclusive distributor of food powder products developed by the Company. The LLC was not active in 2004 and 2005. In February 2006, the Company acquired a 24% interest in the LLC not previously owned by it in exchange for a warrant to acquire 50,000 shares of Nuvim Inc. common stock at a price of $1.00. The warrant has a term of ten years.

NOTE 19 - INCOME TAXES

Based on the Company's operating losses, no provision for income taxes have been provided for the years ended December 31, 2004 and 2005. As of December 31, 2004 the Company had net operating losses of approximately $16,000,000, which expire though the year 2024. Due to the Company's initial public offering there is a change in ownership in accordance with relevant provisions of the Internal Revenue Code, which are expected to limit the realization of certain net operating losses.

At December 31, 2003 and 2004, the Company had deferred tax assets of approximately $4,800,000 and $5,440,000, respectively. A valuation allowance for the full amount of the deferred tax assets was established since it is more likely than not all of the deferred tax assets will not be realized. Deferred tax assets principally consist of net operating losses and accrued compensation expense.

In December 2004 and 2005, the Company received proceeds from the sale of the rights to approximately $3,340,000 and $3,075,264 of New Jersey state income tax losses, respectively. Based on an agreement with the State of New Jersey, the Company was allowed to allocate and sell their net operating loss representing $300,564 and $276,774 in 2004 and 2005, respectively, in potential tax benefits under the Technology Business Tax Certificate Program administered by the New Jersey Economic Development Authority. The Company received net proceeds of $258,476 and $238,026 in 2004 and 2005, respectively, related to the sale and accordingly recorded them as a tax benefit in the year received.

NOTE 20 - SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                                                            DECEMBER 31,
                                                                                     ---------------------------
                                                                                         2004           2005
                                                                                     ------------   ------------
Adjustment for related party debt extinguishments through equity                     $     71,912   $         --
Issuance of common stock in payment of accounts payable                              $     36,000   $     29,644
Issuance of common stock in payment of accrued compensation                          $    623,500   $         --
Issuance of common stock in payment of stockholder loans and accrued interest        $    345,043   $         --
Issuance of note payable for accounts payable-related party                          $    175,000   $         --
Issuance of note payable for accounts payable                                        $    150,000   $         --
Assignment of senior secured notes payable and accrued interest to related party     $         --   $  2,679,498
Automatic conversion of notes payable                                                $         --   $    245,000
Debt extinguished through issuance of common stock - see note 6                      $         --   $  7,679,916
Issuance of common stock for paid advertising                                        $         --   $    250,000
Issuance of common stock for accounts payable                                        $         --   $    117,938
Warrants issued for convertible note debt discount                                   $         --   $     17,366
Settle deferred offering costs                                                       $         --   $     95,000

NOTE 21 - COMMITMENTS

A. Royalty, License and Supply Agreement - Related Party

In March 2000 and amended in May 2004, the Company entered into an agreement for the exclusive licensing rights, in specific territories, to produce and market certain beverage products, patented and trademarked by SMBI. The agreement is for a term of 10 years commencing on the date of the amendment, May 2004, and provides for royalties of between 1% and 2% of net sales for the duration of the agreement. The exclusive licensing agreement can be cancelled by SMBI if the Company does not meet its annual purchasing commitment under the supply agreement (see below), in which case, SMBI agrees to negotiate in good faith for a non-exclusive supply agreement. Royalty expense of approximately $21,000 and $10,000 was recorded in the years ended December 31, 2004 and 2005, respectively, of which $21,000 and $10,000 are payable to SMBI at December 31, 2004 and 2005, respectively.

In January 2000 and amended in May 2004, the Company entered into a supply agreement with SMBI for the purchase of SMBI's proprietary immune whey protein concentrate. The agreement is for a term of 10 years, commencing on the date of amendment, May 2004. During the years ended December 31, 2004 and 2005, the Company purchased approximately $47,000, and $98,000, respectively, of the milk and whey protein concentrates from SMBI.

SMBI is the Company's sole source of this whey protein concentrate. If the Company is unable to obtain this product from SMBI, the Company's manufacturing and distribution processes could be severely disrupted and operations could be adversely affected.

The license and supply agreements are subject to the Company maintaining minimum purchases of SMBI's proprietary immune whey protein concentrate. The agreement requires the Company to purchase minimum amounts of whey protein which are determined annually by mutual agreement. The Company has met its minimum purchase agreement in 2005 of three metric tons (approximately $98,000). The 2006 commitment is approximately four metric tons ($172,000) in 2006. In each subsequent year the minimum purchase commitment is the greater of the prior year's actual purchases or 115% of the prior year's minimum purchase commitment. For each calendar year in which the Company fails to purchase its minimum purchase requirements, the Company shall pay to SMBI a sum equal to the contract price for the shortfall of product not purchased.

B. Lease

The Company leases office space under an agreement expiring in December 2006, with annual payments approximating $58,000. During the years ended December 31, 2004 and 2005, rent expense was approximately $58,000.

C. Employment Agreements

In September 2004, the Company entered into employment agreements with three of its executive officers that will become effective upon the closing of the proposed public offering of its common stock, which occurred on June 24, 2005. The employment agreements have a term of three years with an aggregate annual salary of $575,000.

The Company has entered into an employment agreement with another executive officer that has no specific termination date, with an initial $150,000 annual base salary.

D. NuVim Powder Co-Packer

In August of 2005 the Company issued a purchase order for approximately $50,000 for the production of the Nuvim Powder product. As of December 31, 2005 approximately $25,000 of the order was filled and paid for and the remaining $25,000 was completed in 2006. There were no sales of the powder product in 2005.

NOTE 22 - RELATED PARTY TRANSACTIONS

A. Consulting Fees

Included in selling, general and administrative expenses are consulting fees to a stockholder and convertible note holder to act as general counsel and secretary of the Company of approximately $18,000 and $15,000 for the year ended December 31, 2004 and 2005, respectively.

Included in selling,  general and administrative expenses are consulting fees to
an  immediate  family  member  of  an  executive   officer  of  the  Company  of
approximately $27,000 and December 31, 2004.

B. Advertising and Legal Fees

The Company incurred approximately $92,000 of marketing and legal expenses for the year ended December 31, 2004 to an advertising agency and law firm, controlled by a board member, a member of his immediate family and an investor in NuVim Powder LLC.

C. Accounts Payable and Accrued Expenses - Related Parties

Accounts payable and accrued expenses - related parties consists of the following:

                                                     DECEMBER 31,
                                                -----------------------
                                                   2004         2005
                                                ----------   ----------
Royalty license and supply agreement - (a)      $  487,000   $  212,278
Consulting fees - (b)                               98,600       19,050
Legal fees - (b)                                     1,400
Advertising and Legal fees - (c)                    72,000
                                                ----------   ----------
Total                                           $  659,000   $  231,328
                                                ==========   ==========

----------
(a)  Payable to SMBI, an approximate .09% stockholder of the Company.
(b)  See description of caption A. above.
(c)  See description of caption B. above

F. Amended Service Agreement - Spokesperson

On July 26, 2004, the Company entered into an amended services agreement with its spokesperson. Under the agreement, the Company agreed to issue a convertible promissory note (see Note 8) in payment of unpaid past services and enter into an amended agreement for services for the three year period ending in January, 2006.

On September 14, 2004, the Company entered into a second amendment to the Services Agreement, providing for the issuance of 30,000 shares of common stock and a warrant to purchase $650,000 of common stock at a fair market price to be determined based on a "maturity event," as defined in the agreement, in consideration for services to be provided under the amended services agreement during the years 2004, 2005 and 2006. The warrant expires 10 years after issuance. The number of shares and exercise price of the warrant are set according to the sooner of a "maturity event," as defined in the amended service agreement and the warrant agreement, or March 31, 2005, subsequently extended to May 31, 2005. In the event of a public stock offering of the Company's common stock on or prior to May 31, 2005, the warrant will be exercisable at the IPO price into the number of shares of common stock calculated by dividing $650,000 by the initial public offering price. If the maturity event is a sale of assets or a merger or acquisition, the share calculation price is determined depending on the nature of the maturity event. If a "maturity event" does not occur on or prior to May 31, 2005, the share calculation price will be the lesser of $1 or 80% of the purchase price per share in any subsequent financing, including this offering, depending on the outcome of certain future events defined in the agreement.

The stock issued and underlying the warrants are subject to 100% forfeiture if the spokesperson does not complete all services during the entire period under the Services Agreement. Therefore, no value will be ascribed to the stock and warrants until performance is complete in accordance with EITF 96-18.

NOTE 23 - SUBSEQUENT EVENTS

A. Stock Option Plan

In March 2006, the Board of Directors approved the 2006 Incentive Stock Option Plan for the benefit of its officers, employees and consultants. The plan Authorizes the grant of 1,500,000 shares of common stock. The plan will become effective upon approval of shareholders at the Company's annual meeting in May of 2006.

B. NuVim Powder LLC

In February, 2006 the Company issued a warrant to purchase 50,000 shares of common stock at $1.00 per share in exchange for a 24.5% interest in NuVim Powder LLC. The Warrants have a term of ten years.

C. Stock Issuances

In February 2006, the Company issued 50,000 shares of common stock to the company's Corporate Secretary and general counsel for services to be provided in 2006.

In February 2006, the Company issued 7,850 shares of common stock for public relations services to be provided in 2006.

                          PART I. FINANCIAL INFORMATION

Item 1.  FINANCIAL STATEMENTS

                                   NUVIM, INC.
                                  BALANCE SHEET
                                   (Unaudited)

                                                                         JUNE 30, 2006
                                                                         -------------
                                     ASSETS
Current Assets:
Cash and cash equivalents                                                $      30,100
Accounts receivable, net                                                        69,482
Inventory                                                                      219,794
Prepaid expenses and other current assets                                      413,033
                                                                         -------------
Total Current Assets                                                           732,409

Equipment and furniture, net                                                     1,050
Deposits and other assets                                                        8,547
Distribution Rights                                                             90,000
                                                                         -------------
TOTAL ASSETS                                                             $     832,006
                                                                         =============

                      LIABILITIES AND STOCKHOLDERS DEFICIT

Current Liabilities:

Accounts payable                                                         $     865,009
Accounts payable and accrued expenses to related parties                        54,050
Accrued expenses                                                               130,874
Accrued compensation                                                           253,214
Stockholder loans - subordinated convertible loans                             200,000
Accrued interest stockholder loans                                              25,020
Senior notes payable - related parties                                         500,000
Accrued interest - senior notes payable - related parties                      149,160
Other note payable                                                             148,117
Rescinded Series B offering payable                                             18,920
                                                                         -------------
TOTAL LIABILITIES                                                            2,344,364

Comments and Contingencies
Stockholders' Deficit
Preferred Stock - 65,000,000 shares authorized:
Preferred Stock Series A, convertible, non cumulative, participating, par value $.00001 per share:
 4,875,850 shares designated, 0 issued and outstanding
Preferred Stock Series C, convertible, non cumulative, participating, par value $.00001 per share:
 50,000,0000 shares designated, 0 issued and outstanding
Common Stock, 120,000,000 shares authorized, $.00001 par value,
 10,602,088 shares issued and outstanding                                          107
Additional paid-in capital                                                  19,629,165
Accumulated deficit                                                        (21,141,630)
                                                                         -------------
Total Stockholders' Deficit                                                 (1,512,358)
                                                                         -------------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT                              $     832,006
                                                                         =============

   The Notes to Financial Statements are an integral part of these statements.

                                   NUVIM, INC.
                            STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                                 FOR THE THREE MONTHS               FOR THE SIX MONTHS
                                                                     ENDED JUNE 30,                    ENDED JUNE 30,
                                                           --------------------------------    -------------------------------
                                                               2005             2006               2005              2006
                                                           -------------    ---------------    --------------    -------------
Gross Sales                                                $     273,789    $       327,079    $      649,508    $     598,152
Less: Discounts, Allowances and Promotional Payments             124,835             21,707           291,678          116,559
                                                           -------------    ---------------    --------------    -------------
Net Sales                                                        148,954            305,372           357,830          481,593
Cost of Sales                                                    169,675            187,969           377,510          309,200
                                                           -------------    ---------------    --------------    -------------
Gross Profit (Loss)                                              (20,721)           117,403           (19,680)         172,393
Selling, General and Administrative Expenses                     517,364            491,399         1,054,055        1,004,072
                                                           -------------    ---------------    --------------    -------------
Loss from Operations                                            (538,085)          (373,996)       (1,073,735)        (831,679)
Other Income (Expense):
    Interest Expense                                            (210,077)           (36,473)         (388,879)         (73,538)
    Interest Income                                                  153                  -               153               45
Gain on Forgiveness of Accounts Payable                          148,525              8,803           148,525            8,803
                                                           -------------    ---------------    --------------    -------------
        Total Other Income (Expense) - Net                       (61,399)           (27,670)         (240,201)         (64,690)
                                                           -------------    ---------------    --------------    -------------
Net Loss Before Income Tax Benefit                              (599,484)          (401,666)       (1,313,936)        (896,369)
Income Tax Expense                                                (1,125)              (200)           (1,125)            (200)
                                                           -------------    ---------------    --------------    -------------
Net Loss                                                   $    (600,609)   $      (401,866)   $   (1,315,061)   $    (896,569)
                                                           =============    ===============    ==============    =============
Basic and Diluted Loss Per Share                           $       (0.33)   $         (0.04)   $       (1.18)    $       (0.13)
                                                           =============    ===============    ==============    =============
Weighted Average Number of Common Shares
 Outstanding - Basic and Diluted                               1,819,491          9,209,259         1,116,777        7,131,769
                                                           =============    ===============    ==============    =============

   The Notes to Financial Statements are an integral part of these statements.

                                   NUVIM, INC.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT
               FOR THE SIX MONTHS ENDED JUNE 30, 2006 (UNAUDITED)

                                                       Preferred Stock          Preferred Stock
                                                           Series A                  Series C                  Common Stock
                                                    -----------------------   -----------------------   --------------------------
                                                      Shares       Amount       Shares       Amount        Shares         Amount
                                                    ----------   ----------   ----------   ----------   -------------   ----------
Balance at Dec 31 2005                                       -   $        -            -   $        -       5,034,995   $       51

Stock Issued for Services                                    -            -            -            -          50,000            1
Stock Issued for Services                                    -            -            -            -           7,850            -
Employee Stock Based Compensation                            -            -            -            -               -
Stock Issued for Accounts Payable                            -            -            -            -         331,453            3
Stock Issued for Accrued Compensation                        -            -            -            -         854,455            9
Stock Issued for Loan Payable & Accrued Interest             -            -            -            -         107,631            1
Stock Issued for Services                                    -            -            -            -         385,704            4
Stock Sold to Accredited Investors, Net                      -            -            -            -       2,970,000           30
Stock Issued for Senior Notes                                -            -            -            -         335,000            3
Stock Issued for Services                                    -            -            -            -          75,000            1
Stock Issued for Purchase of Nuvim Powder, LLC                                                                450,000            4
Net Loss                                                     -            -            -            -               -            -
                                                    ----------   ----------   ----------   ----------   -------------   ----------
Balance at June 30, 2006                                     -   $        -            -   $        -      10,602,088   $      107
                                                    ==========   ==========   ==========   ==========   =============   ==========

                                                     Additional                           Total
                                                       Paid-In        Accumulated     Shareholders'
                                                       Capital          Deficit          Deficit
                                                    -------------    -------------    -------------
Balance at Dec 31 2005                              $  18,167,605    $ (20,245,061)   $  (2,077,405)

Stock Issued for Services                                  28,999                -           29,000
Stock Issued for Services                                   4,558                -            4,558
Employee Stock Based Compensation                          65,000                -           65,000
Stock Issued for Accounts Payable                         110,581                -          110,584
Stock Issued for Accrued Compensation                     355,532                -          355,541
Stock Issued for Loan Payable & Accrued Interest           37,630                -           37,631
Stock Issued for Services                                 139,173                -          139,177
Stock Sold to Accredited Investors, Net                   533,845                -          533,875
Stock Issued for Senior Notes                              66,997                -           67,000
Stock Issued for Services                                  29,249                -           29,250
Stock Issued for Purchase of Nuvim Powder, LLC             89,996                -           90,000
Net Loss                                                        -         (896,569)        (896,569)
                                                    -------------    -------------    -------------
Balance at June 30, 2006                            $  19,629,165    $ (21,141,630)   $  (1,512,358)
                                                    =============    =============    =============

    The Notes to Financial Statements are an integral part of this statement.

                                   NUVIM, INC.
                            STATEMENTS OF CASH FLOWS
                 FOR THE SIX MONTHS ENDED JUNE 30, 2005 AND 2006
                                   (Unaudited)

                                                                        2005           2006
                                                                    ------------   ------------
Cash Flow From Operating Activities:
  Net Loss                                                          $ (1,315,061)  $   (896,569)
  Adjustment to reconcile net loss to net cash used in
  Depreciation                                                             9,376            452
  Beneficial conversions of notes payable                                 49,755              -
  Amortization of debt discount on notes payable                               -         14,029
  Stock issued for services                                                    -        201,985
  Employee stock based compensation                                            -         65,000
  Provision for sales returns                                            291,678        116,559
  Gain on forgiveness of accounts payable                               (148,525)        (8,803)

Changes in Operating Assets and Liabilities:
  Accounts receivable                                                   (284,994)      (150,642)
  Inventory                                                              (33,599)       (47,080)
  Prepaid expenses and other current assets                               14,067        (84,118)
  Accounts payable including related parties                            (124,288)       (45,450)
  Accrued compensation                                                   177,166        188,655
  Accrued expenses                                                       (28,082)      (167,871)
  Accrued interest                                                       333,632         45,610
                                                                    ------------   ------------
     Net Cash Used in Operating Activities                            (1,058,875)      (768,243)
                                                                    ------------   ------------

Cash Flow From Investing Activities:
  Purchase of equipment and furniture                                       (442)             -
                                                                    ------------   ------------
     Net Cash Used in Investing Activities                                  (442)             -
                                                                    ------------   ------------
Cash Flow From Financing Activities:
  Net proceeds from issuance of common stock                           1,577,466        533,875
  Reimbursement of, and reduction in deferred offering cost              441,243
  Payment of note payable                                                 (5,000)        (6,000)
  Proceeds of related party advances                                     (13,000)             -
  Proceeds from underwriter advance-related party                        200,000              -
  Repayment of underwriter advance-related party                        (200,000)             -
                                                                    ------------   ------------
     Net Cash Provided by Financing Activities                         2,000,709        527,875

Net change in Cash and Cash Equivalents                                  941,392       (240,368)
Cash and Cash Equivalents at Beginning of Period                         277,649        270,468
                                                                    ------------   ------------
Cash and Cash Equivalents at End of Period                          $  1,219,041   $     30,100
                                                                    ============   ============

   The Notes to Financial Statements are an integral part of these statements.

                                   NUVIM, INC.

                          NOTES TO FINANCIAL STATEMENTS

                                   (Unaudited)

NOTE 1 - BUSINESS AND BASIS OF PRESENTATION

A.       BUSINESS

NuVim, Inc. (The "Company") markets and distributes dietary supplement beverages which enhance the immune system, promote sturdy joints, muscle flexibility and muscle recovery. The Company distributes its products through supermarkets in approximately 13 states, predominantly on the East Coast. The Company's beverage products contain certain micronutrients which Stolle Milk Biologies, Inc. ("SMBI") has patented. Spencer Trask Specialty Group, LLC ("ST") is the controlling stockholder of SMBI, SMBI and ST collectively are micronutrients, which can be terminated by SMBI under certain conditions.

B.       GOING CONCERN

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As shown in the accompanying financial statements, the Company incurred net losses of $401,866 and $600,609 for the three months ended June 30, 2006 and 2005 and $896,569 and $1,315,061 for the six months ended June 30, 2005 and 2005, respectively. Management also expects operating losses to continue in 2006 and 2007. The Company has negative working capital of $1,611,955 and a Total Stockholders Deficit of $1,512,358. The Company's continued existence is dependent upon its ability to secure adequate financing to fund future operations and commence profitable operations. To date, the Company has supported its activities through equity investments, the sale of preferred common stock, notes payable and cash advances from related parties and stockholders. It is the Company's intention to raise additional capital through additional borrowings and sales of its equity securities. No assurance can be given that these funding strategies will be successful in providing the necessary funding to finance operations of the Company. Additionally, there can be no assurance, even if successful in obtaining financing, the Company will be able to generate sufficient cash flows to fund future operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The accompanying financial statements do not include any adjustment relating to the recoverability and classification of recorded assets or amounts and classification of liabilities that might be necessary related to this uncertainty.

C.       BASIS OF PRESENTATION

The unaudited consolidated financial statements included herein have been prepared by the Company pursuant to the rules and regulations of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. The unaudited interim consolidated financial statements as of June 30, 2006 and 2005 reflect all adjustments (consisting of normal recurring accruals) which, in the opinion of management, are considered necessary for a fair presentation of its financial position as of June 30, 2006 and as of the result of its consolidated operations and its consolidated cash flows for the periods ended June 30, 2006 and 2005.

The Unaudited Consolidated Statements of Operations for the six months ended June 30, 2006 and 2005 are not necessarily indicative of results for the full year.

While the Company believes that the disclosures presented are adequate to make the information not misleading, these financial statements should be read in conjunction with the financial statements and accompanying notes included in the Company's Current Report on Form 10KSB for the year ended December 31, 2005.

NOTE 2 - CRITICAL ACCOUNTING POLICIES

A.       STOCK BASED COMPENSATION

In December 2004, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 123R (revised 2004), "Share-Based Payment" which revised Statement of Financial Standards No. 123, "Accounting for Stock-Based Compensation" This statement supercedes Opinion No. 25, "Accounting for Stock Issued to Employees." The revised statement addresses the accounting for share-based payment transactions with employees, eliminates the ability to account for share-based compensation transactions using the intrinsic value method pursuant to APB 25 and requires that the compensation costs relating to such transactions be recognized in the statement of operations. The revised statement has been implemented by the Company effective January 1, 2006. The Company continued to account for stock awards issued to non-employees under the fair value method as described in EITF 96-18 "Accounting for Equity Investments that are Issued to Other than Employees for Acquiring or in Conjunction with Selling Goods or Services."

The implementation of FAS No. 123R has the following effect on the statement of operations for the six month period ending June 30, 2006:

Net loss before stock option expense       $   (831,569)
Less Stock Option Expense                       (65,000)
Net Loss as Reported                       $   (896,569)
                                           ============

For the 2005 fiscal year, the Company accounted for its employee incentive stock option plans using the intrinsic value method in accordance with the recognition and measurement principles of Accounting Principals Board Opinion No. 25, "Accounting for Stock Issued to Employees." Had the Company determined compensation expenses based on the fair value at the grant dates for those awards consistent with the method of SFAS 123, the Company's net loss per share would have increased to the following pro forma amounts:

                                                                      SIX MONTHS ENDED
                                                                        JUNE 30, 2005
                                                                      ----------------
Net income (loss) - as reported                                       $     (1,315,000)
Add: total stock based employee  compensation  expense
 determined under fair value based methods                                    (477,494)
                                                                      ================
Net income (loss) - pro forma                                         $     (1,792,555)
                                                                      ================
Net income (loss) attributable to common stockholders per share:
  Basic and diluted net loss per share as reported                    $          (1.18)
                                                                      ================
  Pro forma and diluted basic loss per share                          $          (1.61)
                                                                      ================

The fair value of each option grant is estimated on the date of grant using the Black-Scholes option-pricing model with the following assumptions:

                                      JUNE 30, 2005
                                     --------------
Risk free annual interest rate            4.30%
Expected volatility                        90%
Expected life                           7 years
Assumed dividends                         None

Effective January 1, 2006, the Company adopted FAS No. 123R utilizing the modified prospective method. FAS No. 123R requires the recognition of stock based compensation expense in the financial statements.

Under the modified prospective method, the provisions of FAS No. 123R apply to all awards granted or modified after the date of adoption. In addition, the unrecognized expense of awards not yet vested at the date of adoption, determined under the original provisions of FAS 123, "Accounting for Stock Based Compensation", shall be recognized in net earnings in the periods after the date of adoption. Stock based compensation consists primarily of stock options. Stock Options are granted to employees at exercise prices equal to the fair market value on the dates of grant. Stock options generally vest over three years and have a term of seven years. Compensation expense for stock options is recognized over the period for each separate vesting portion of the stock option award.

The fair value for options issued prior to January 2006 was estimated at the date of grant using a Black-Scholes option-pricing model. The risk free rate was derived from the U.S. Treasury yield curve in effect at the time of the grant. The volatility factor was determined based on a comparison to companies with similar characteristics.

The Black-Scholes option-pricing model was developed for use in estimating the fair value of traded options that have no vesting restrictions and are fully transferable. In addition, option-pricing models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion the existing models do not necessarily provide a reliable single measure of the fair value of employee stock options

A summary of the status of the Company's options for the six months ended June 30, 2006 is as follows:

                                                          WEIGHTED
                                                           AVERAGE                     AGGREGATE
                                                          EXERCISE      REMAINING      INTRINSIC
                                            SHARES          PRICE          LIFE          VALUE
                                         ------------   ------------   ------------   ------------
Balance at beginning of period              1,643,316   $       1.01      9.9 years   $       0.00
Granted                                       200,000            ---             --             --
Cancelled or Expired                         (277,169)           ---             --             --
Exercised                                         ---            ---             --             --
Outstanding at the end of the period        1,566,147   $       0.89      9.3 years   $       0.00

A summary of the status of the Company's nonvested shares as of June 30, 2006, and changes during the three months ended June 30, 2006 is presented below:

                                                                               WEIGHTED
                                                                               AVERAGE
                                                                WEIGHTED      REMAINING
                                                              AVERAGE FAIR    CONTRACTUAL
                                                 NUMBER OF      VALUE AT         TERM
                                                  SHARES       GRANT DATE     (IN YEARS)
                                               ------------   ------------   ------------
Non-vested shares at December 31, 2005              492,456   $       1.00            9.5
Options granted                                     200,000            ---            ---
Options vested                                     (367,506)           ---            ---
Options forfeited or expired                        (93,287)           ---            ---
Non-vested shares at June 30, 2006                  231,663   $       1.00            9.1

As of June 30, 2006, there was approximately $320,000 of unrecognized compensation cost related to non-vested stock option awards, which is expected to be recognized over a remaining weighted-average vesting period of 2.50 years.

B.       RECLASSIFICATIONS

Certain reclassifications were made to the 2005 financial statements in order to conform to the 2006 financial statements.

C.       LOSS PER SHARE

Loss per share is presented in accordance with the provisions of SFAS No. 128, Earnings Per Share and SEC Staff Accounting Bulletin No. 98. Basic EPS is calculated by dividing the income or loss available to common stockholders by the weighted number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock. These common stock equivalents have been omitted from earnings per share because they are anti-dilutive, accordingly, basic and diluted EPS were the same for the six months ended June 30, 2006 and 2005. Common stock equivalents outstanding at June 30, 2006 consisted of 1,566,147 incentive stock options and warrants to purchase 7,456,337 shares of common stock.

D.       RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the Financial Accounting Standards Board ("FASB") has published FASB Interpretation No. 48 ("FIN No. 48"), Accounting for Uncertainty in Income Taxes, to address the noncomparability in reporting tax assets and liabilities resulting from a lack of specific guidance in FASB Statement of Financial Accounting Standards ("SFAS") No. 109, Accounting for Income Taxes, on the uncertainty in income taxes recognized in an enterprise's financial statements. FIN No. 48 will apply to fiscal years beginning after December 15, 2006, with earlier adoption permitted. The adoption of FIN 48 is not expected to have a material effect on the Company's financial condition or results of operations.

In May 2005, the FASB issued SFAS No. 154, "Accounting Changes and Error Correction ("SFAS 154"), which replaces Accounting Principles Board Opinions No. 20 "Accounting Changes" and SFAS No 3, "Reporting Accounting Changes in Interim Financial Statements - An Amendment of APB Opinion No. 28." SFAS 154 provides guidance on accounting for and reporting of accounting changes and error corrections. It establishes retrospective application, or the latest practicable date, as the required method for reporting a change in accounting principle and the reporting of a correction of an error. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005 and is required to be adopted by the Company in the first quarter of fiscal 2006. The adoption of SFAS 154 did not have an impact on the Company's financial statements.

The FASB issued FASB Interpretation No. 47 ("FIN 47"), "Accounting for Conditional Asset Retirement Obligations" in March 2005. FIN 47 clarifies that an entity must record a liability for a conditional asset retirement obligation if the fair value of the obligation can be reasonably estimated. This Interpretation also clarifies the circumstances under which an entity would have sufficient information to reasonably estimate the fair value of an asset retirement obligation. This Interpretation is effective no later than the end of fiscal years ending after December 15, 2005. This guidance did not have a material affect on the Company's financial statements.

NOTE 3 - EMPLOYEE STOCK OPTIONS

In May 2006, the shareholders approved the 2006 Employee Stock Option Plan. for the benefit of its outside directors, officers, employees and consultants. The plan became effective upon shareholder approval. The Plan expires ten years from the date of adoption. The Company is authorized to grant options for up to 2,000,000 common shares under the Plan. Under the Plan, the option price of an ISO may not be less than the fair market value of a share of common stock on the date of grant. An ISO may not be granted to a "ten percent stockholder" (as such term is defined in Section 422 of the Internal Revenue Code) unless the exercise price is at least 110% of the fair market value of the common stock and the term of the option may not exceed five years from the date of grant. Nonqualified stock options under both plans may be granted at exercise prices equal to or greater than 100% of the fair market value on the date of grant. The maximum term of each stock option granted to persons other than ten percent stockholders is ten years from the date of the grant.

In January 2005, the Board of Directors approved the 2005 Incentive Stock Option Plan for the benefit of its officers, employees and consultants. The Board also approved the 2005 Directors' Stock Option Plan for the Company's board members. These plans became effective concurrently with the closing of the Company's initial public offering. The Plans expire ten years from the date of adoption. The Company is authorized to grant options for up to 1,500,000 common shares under the employee plan, and 200,000 under the directors plan. Under each Plan, the option price of an ISO may not be less than the fair market value of a share of common stock on the date of grant. An ISO may not be granted to a "ten percent stockholder" (as such term is defined in Section 422 of the Internal Revenue Code) unless the exercise price is at least 110% of the fair market value of the common stock and the term of the option may not exceed five years from the date of grant. Nonqualified stock options under both plans may be granted at exercise prices equal to or greater than 85% of the fair market value on the date of grant. The maximum term of each stock option granted to persons other than ten percent stockholders is ten years from the date of the grant. The Company may also grant options to purchase up to 35,373 shares of common stock under three plans adopted in 2000, 2001 and 2003, which have similar terms.

The options generally expire 10 years from the date of grant. However, in the event a participant's employment is terminated for any reason other than the result of death, disability or retirement, as defined, the options expire 90 days after termination.

If a participant's employment is terminated as a result of death, permanent disability or retirement, the options expire one year from the date of termination.

The weighted average remaining contractual life of options outstanding was 9.9 and 9.3 years as of December 31, 2005 and June 30, 2006.

Pro-forma information regarding net loss is required by SFAS No. 123 and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS No. 123. Since there is not trading history for the Company's stock, the fair value of the Company's issued options and warrants were estimated at the date of grant using the fair value method with the following assumptions:

Assumptions:
Risk-free rate                                     4.30%
Dividend yield                                        0
Volatility factor of the expected market             90%
Price of the Company's common stock                1.00
Average life                                    7 Years

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options, which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions, including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

NOTE 4 - SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

                                                               Six Months Ended
                                                        -------------------------------
                                                        June 30, 2005    June 30, 2006
                                                        --------------   --------------
Non Cash Investing and Financing Activities
Stock issued for accounts payable                                   --   $      110,584
Stock issued for accrued compensation                               --          335,541
Stock issued for senior notes payable                               --           67,000
Stock issued for management loan and accrued interest               --           37,631
Stock issued for interest in NuVim Powder, LLC                      --           90,000
Assignment of senior secured notes payable and
   accrued interest to a related party                  $    2,679,498               --
Automatic conversion of notes payable                          245,000               --
Senior secured note - related party                          6,141,527               --
Accrued salaries                                               593,750               --
Senior secured notes payable - related parties                 500,000               --
Subordinated notes payable and accrued interest                266,639               --
Related party advance                                           69,000               --
Accounts payable                                               109,000               --

NOTE 5 - STOCKHOLDERS DEFICIT

Sales for Cash

     On April 10, 2006, Paulsen Investment Company, Inc. the company that served as underwriter of NuVim's recently completed initial public offering of securities, and

NuVim entered into a Placement Agent Agreement pursuant to which Paulsen would attempt to place up to 2,500,000 shares (subject to additional allocations with the consent of Paulsen and NuVim) of NuVim's common stock with accredited investors. Under the agreement a commission of seven percent would be paid to the selling broker and Paulsen would receive an unaccountable expense allowance of three percent of the total amount placed under the agreement. The agreement also provides that NuVim will use its best efforts to register the shares to be sold under the Securities Act of 1933, as amended within 120 business days of the sale of 2,500,000 shares.

     On April 18, 2006, Paulson Investment Company, Inc., the company that served as underwriter of NuVim's recently completed initial public offering of securities, purchased 500,000 shares of NuVim's common stock for $100,000. Paulson represented itself to be an accredited investor who was purchasing the common stock for its own investment and not for resale. It agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

     On May 18, 2006, NuVim accepted twenty-two additional subscriptions resulting from private placements arranged by Paulson Investment Company, Inc. The investors purchased 2,470,000 shares of common stock for a total of $494,000. In addition, Paulson purchased an additional 37,500 shares in exchange for the cancellation of $7,500 of past due fees. The brokers placed each investment received a 7% commission and Paulson received a 3% unaccountable expense allowance. Each investor represented himself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

All of the cash was used for working capital.

Acquisition of the remainder of NuVim Powder LLC

     NuVim originally planned to distribute the powder version of its product through a subsidiary fifty-one percent of which was to be owned by NuVim and the balance owned by Santa Fe Productions Inc., the venture's production company, the entertainer Dick Clark, and NuVim director Stanley Moger.

     During the first quarter of 2006, management negotiated to become the excusive distributor of its powder operations.

     Accordingly, during the first quarter of 2006, NuVim acquired all of Santa Fe Productions' 24% interest in the powder subsidiary for a seven year warrant to purchase 50,000 shares of common stock for a dollar a share. The value of this warrant was not significant to the Company's financial statements.

     On April 7, 2006 NuVim agreed with Messrs. Clark and Moger to acquire their respective 12.5% interests in the powder subsidiary for 225,000 shares of NuVim common stock each. NuVim executed the agreement on April 18. 2006. The NuVim shares were exchanged for the interests in the powder subsidiary on April 20, 2006. Clark and Moger are accredited investors who accepted the shares for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on their certificates. Because of these factors, management has determined that this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6). The purchase price for this transaction was $90,000 representing the fair value of the Nuvim stock issued. Nuvim Powder, LLC. had no assets and liabilities. Accordingly, the purchase price was allocated to an intangible asset called distribution rights, since this transaction gave the Company excusive distribution rights of Nuvim powder products. Management intends to evaluate the fair value of this intangible asset within one year of the date of acquisition. There can be no assurance that the Company will be successful in its efforts to achieve profitability for its powder distribution operations in the future.

Common Stock Issued for Services

     On May 9, 2006 NuVim issued 75,000 additional shares of its Common Stock to NuVim's Secretary as payment for additional services for the period ending
December 31, 2006. Mark Siegel's relationship to NuVim qualifies him as an accredited investor. He accepted the shares for his own investment and agreed to restrictions on resale placed with NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, management has determined that this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6). The services for which the shares were issued are valued, pursuant to agreement between NuVim and Mr. Siegel at approximately $29,000.

     During May and June, NuVim agreed with several organizations to provide various services for 385,904 shares of common stock. The services have a value of approximately $139,000. Each service provider represented itself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, management has determined that this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Common Stock issued for Executive Compensation

     On April 20, 2006 NuVim and two current and one retired executives reached agreement on the number of shares to be granted in lieu of a cash bonus for 2005 and the additional restrictions to be imposed on their ability to sell the shares. A total of 661,500 shares were granted, 341,500 to Mr. Kundrat, the CEO, 200,000 to John L. Sullivan, the Vice-President of Sales, and 120,000 to Paul J. Young, until April 1, 2006 the Vice President of Operations and now a member of the Advisory Board. All are accredited investors who have agreed in writing that they are accepting the shares for investment purposes and will not sell the shares until after May 1, 2007. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As a result, management has determined that this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

     On April 21, 2006 Michael Vesey agreed, in connection with his resignation reported below in Item 5.02(b), to accept 98,955 shares of NuVim common stock in payment of accrued salary of $19,791. In addition, he accepted 85,000 shares of common stock in lieu of his executive cash bonus for 2005. Mr. Vesey also agreed that he will not sell his shares before May 1, 2007. Mr. Vesey is an accredited investor who is accepting the shares for investment purposes. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As a result, management has determined that this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Common Stock issued on Conversion of Secured Convertible Promissory Notes

     In June 2006, the holders of the Secured Convertible Promissory Notes agreed to the conversion of their Notes into an aggregate of 335,000 shares of common stock. In addition, the holders surrendered the warrants that had been issued in connection with the Notes for cancellation. Each of the Note holders was an accredited investor. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As the shares of common stock were issued in exchange for NuVim securities without the payment of any additional consideration, management has determined that the issue was exempt under Section 3(a)9 of the Securities Act.

     Also in June 2006, another note holder exchanged $37,631 of principal and accrued interest for 107,631 shares of common stock. The note holder represented himself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. He agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, management has determined that this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Common Stock issued for trade debt

     Also in June 2006, several creditors agreed to accept 331,453 shares of common stock at a price of $0.35 per share to settle an aggregate of approximately $111,000 of current or past due trade debt. Each investor represented himself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, management has determined that this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

NOTE 6 - SUBSEQUENT EVENTS

     On July 21, 2006, the compensation committee of the board of directors granted 1,650,000 options to purchase shares of common stock at a price of $0.31 per share. This is in addition to automatic grants of a total of 290,000 options granted to the outside directors in May and July of this year.

     On August 23,  2006,  the  holders of all  $500,000  of  NuVim(R)'s  Senior
Secured Notes, Richard Clark, the entertainer, and Stanly Moger, one of NuVim(R)'s directors, agreed to extend their maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date. As compensation, each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. The warrant may be exercised from February 2007 through August 15, 2015. As a result of this extension, the maturity of an additional $200,000 of debt which is subordinated to the Senior Secured Notes is automatically extended to January 2009.

     On August 25, 2006 Kirkpatrick & Lockhart Nicholson Graham LLP, the holder of an $120,000 unsecured note agreed to extend its maturity from November 2006 to January 2009. Interest will accrue at an annual rate of eight (8%) percent. Neither principal nor interest will be due until that date.

                                5,288,237 Shares

                                 [LOGO OF NUVIM]
                                   NUVIM, INC.

                                   PROSPECTUS

                                       , 2006

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The General Corporation Law of the State of Delaware (the "General Corporation Law") provides for the indemnification of directors, officers, employees and other agents of the corporation under certain circumstances as set forth in section 145. Section 145 permits a corporation to indemnify its agents, typically directors and officers, for expenses incurred or settlements or judgments paid in connection with certain legal proceedings. Only those legal proceedings arising out of such persons' actions as agents of the corporation may be grounds for indemnification.

         Whether or not indemnification may be paid in a particular case depends upon whether the agent wins, loses or settles the suit and upon whether a third party or the corporation itself is the plaintiff. The section provides for mandatory indemnification, no matter who the plaintiff is, when an agent is successful on the merits of a suit. In all other cases, indemnification is permissive.

         If the agent loses or settles a suit brought by a third party, he or she may be indemnified for expenses incurred and settlements or judgments paid. Such indemnification may be authorized upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation.

         If the agent loses or settles a suit brought by or on behalf of the corporation, his or her right to indemnification is more limited. If he or she is adjudged liable to the corporation, the court in which such proceeding was held must determine whether it would be fair and reasonable to indemnify him or her for expenses which such court shall determine. If the agent settles such a suit with court approval, he or she may be indemnified for expenses incurred in connection with the defense and settlement of the suit, upon a finding that the agent acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its stockholders.

         Under Section 145, the indemnification discussed above may be authorized by a majority vote of the disinterested directors or stockholders (the person to be indemnified is excluded from voting his or her shares) or the court in which the proceeding was brought.

         Under Section 145, a corporation may authorize, by by-law, agreement or otherwise, the indemnification of its agents in excess of that expressly permitted by Section 145. The Registrant's By-laws provide that indemnification shall be mandatory in all cases where it is permitted by Section 145.

         Section 102(b) of the General Corporation Law permits corporations to eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of the fiduciary duty as a director. The Registrant's Certificate of Incorporation provides for elimination of personal liability of directors for breach of fiduciary duty as a director except for the following: (i) for any breach of such director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the General Corporation Law; or (iv) for any transaction from which such director derived an improper personal benefit. The Registrant's Certificate of Incorporation further provides that modification or repeal of this provision may not affect the elimination of liability therein provided with respect to a director's personal liability for any act or omission that occurs prior to such modification or repeal.

         Finally, a corporation has the power to purchase indemnity insurance for its agents, even if it would not have the power to indemnify them. The Registrant has purchased such insurance.

         Insofar as indemnification for liabilities under the Securities Act of 1933, as amended (the "Act") may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth an itemization of all expenses we will pay in connection with the issuance and distribution of the securities being registered, other than the underwriters' non-accountable expense allowance. Except for the SEC registration fee and NASD filing fee, the amounts listed below are estimates:

           NATURE OF EXPENSE                                       AMOUNT
           --------------------------------------------------    ----------
           SEC registration fee                                  $   141.46
           NASD filing fee
           Accounting fees and expenses
           Legal fees and expenses
           Printing and related expenses
           Blue Sky fees and expenses
           Transfer agent and warrant agent fees and expenses
           Miscellaneous expenses
           Total                                                 $   141.46

ITEM 26. SALES OF UNREGISTERED SECURITIES

         2004 Issuances

         In July 2004,  pursuant to the exemption from registration  provided in
Section 4(2) of the Securities Act, in connection with a series of bridge financing agreements, including an amendment to the Services Agreement between the Registrant and Dick Clark's production company, the registrant issued a convertible promissory note to its spokesman, Dick Clark. The face amount of the convertible note is $175,000, which reflects past due services rendered under the Services Agreement. The convertible note is convertible into unregistered units otherwise identical to the units being sold in the offering, the exact number of which shall be calculated by dividing $245,000 by the conversion price, which is equal to the initial public offering price if the public offering is completed on or before March 31, 2005, or $1.00 per unit thereafter. Assuming a $3 initial public offering price, the convertible note is convertible in 81,667 unregistered units of common stock, Class A Warrants and Class B Warrants.

         In July 2004,  pursuant to the exemption from registration  provided in
Section 4(2) of the Securities Act, in furtherance of the bridge financing referred to in the previous paragraph, the registrant issued a warrant to Dick Clark under the terms of which he or his assignee has the right to purchase that number of shares of the registrant's common stock such that Mr. Clark's ownership interest in the registrant, fully diluted after the offering, equals 9.9%. The warrant is exercisable at the initial public offering price of the units being sold in this offering. The rights under this warrant have been equally divided between Mr. Clark and Stanley H. Moger, one of the registrant's directors and the other party participating in the bridge financing. Based on the anticipated post offering capitalization and Mr. Clark's holdings, this warrant has no value because Mr. Clark already owns more than 9.9% purchasable pursuant to this warrant.

         In September 2004, pursuant to the exemption from registration provided in Section 4(2) of the Securities Act, in furtherance of the bridge financing referred to in the previous paragraphs and the second amendment to the Services Agreement in particular, the registrant issued a warrant to Dick Clark in consideration for his agreement to provide promotional and advertising services for the period 2004 through January 31, 2006. Under the terms of the warrant, Mr. Clark or his assignee has the right to purchase that number of shares of the registrant's common stock calculated by dividing $650,000 by the initial public offering price of the units being offered in this offering, provided the bridge loan is repaid on or before June 30, 2005. In the event the loan has not been repaid, the exercise price is reduced depending on the "Maturity Event," as defined in the warrant. The rights under this warrant have been equally divided between Mr. Clark and Stanley H. Moger, one of the registrant's directors and the other party participating in the bridge financing. Assuming a $1 per share initial public offering price, this warrant will entitle Mr. Clark and Mr. Moger to purchase 650,000 shares of common stock.

         In September 2004, pursuant to the exemption from registration provided in Section 4(2) of the Securities Act, in connection with the second amendment to the Services Agreement referred to above, Dick Clark was also issued 30,000 shares of Common Stock in consideration for Mr. Clark agreeing to provide promotional and advertising services through December 31, 2006.

         In November 2004, pursuant to the exemption from registration provided in Section 4(2) of the Securities Act, the registrant issued an aggregate of 223,000 shares of common stock to three of its executive officers to pay them deferred salaries and bonuses through 2003 of $743,333 and principal and accrued interest on outstanding loans totaling $313,036. Of these shares, 72,802 were issued in payment of the outstanding loans and 150,197 shares were issued to pay accrued salaries and bonuses. The number of shares issued was determined by negotiation between the registrant and each executive officer.

         In November 2004, pursuant to the exemption from registration provided in Section 4(2) of the Securities Act, the registrant issued an aggregate of 6,000 shares of common stock at a value of $6 per share to the registrant's former chief financial officer, a firm that is one of the four owners, including the registrant, of NuVim Powder LLC and a firm that provides advertising to the registrant. The shares were issued for amounts due and owing in the aggregate amount of $36,000.

         The issuances were as follows:

                                          TRADE          SHARES OF
                                        PAYABLES          COMMON
                                     CONSIDERATION         STOCK
              INVESTOR                    ($)            ISSUED (#)
              --------------------   --------------   --------------
              Dominick DeBellis      $       16,000            2,666
              Santa Fe Productions           10,000            1,667
              REAL Advertising               10,000            1,667

         2005 issuances

On November 3, 2005, NuVim(R), Inc. (the "Company") issued the following unregistered securities:

1. The Company issued 250,000 shares of its Common Stock, 250,000 five-year redeemable warrants exercisable at $1.50 and 250,000 five-year warrants exercisable at $2.00 to 3 accredited investors for payment of $250,000 news media program. The program will provide $3,000,000 worth of nationally syndicated newspaper and radio features at standard rates, at a discounted amount of $250,000 over a twelve month period. The redeemable warrants may be called by the Company at any time after its Common Stock closes at a price of $2.00 or more for five consecutive trading days. Upon 30 days' notice, the warrants will be redeemed, if not exercised, by the payment of $0.25 per warrant. The Company has agreed to automatically include 25% (62,500) of the shares, and all the shares underlying the warrants issued in the next registration of securities it files, subject to underwriters cut back provisions. The investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act. The Investors and securities issued are listed Below:

         Global Media Fund    150,000 shares
         Global Media Fund    warrant to purchase 250,000 shares at $1.50
         Global Media Fund    warrant to purchase 250,000 shares at $2.00
         Richard D. Smith     50,000 shares
         Don L. Rose          50,000 shares

2. The Company issued 50,000 shares of its Common Stock to the law firm Wickersham and Murphy, P.C. in payment of past due accounts payable of $105,793.50. The Company also issued 10,000 shares of common stock for payment for legal services provided in the third quarter of 2005 and an additional 10,000 shares as a prepayment for legal services to be provided in the fourth quarter of 2005. The investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

3. The Company issued of 34,697 shares of its Common Stock to a law firm in payment of past due accounts payable of $15,613.57 to the law firm Morse Zelnick Rose and Lander LLP The investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

4. The Company issued of 50,000 shares of its Common Stock to the law firm Maizes and Maizes LLP for duties as the Corporations Secretary for the period beginning July 1, 2005 and ending December 31, 2005. The investors who were purchasing those shares and any shares issued as dividends for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

On December 23, 2005, NuVim(R), Inc. (the "Company") issued the following unregistered securities:

         The Company issued Secured Convertible Promissory notes in the aggregate principal amount of $67,600. The notes bear interest at the rate of 12% per annum and are due and payable six months from the issue date. The first six months of interest was deducted from the proceeds to the Company as prepaid interest. The notes are redeemable by the Company prior to the maturity date at 110% of the principal amount, plus accrued interest. If the notes are not repaid on their maturity date they become convertible into shares of common stock at a price per share equal to 90% of the average closing bid price of the Company's common stock for the five trading days preceding the issue date, and the interest increases to 18% per annum. The Company has granted piggy-back registration rights for the shares of common stock underlying the notes. The investors represented themselves in writing to be accredited investors who were purchasing the securities and any shares of common stock issued thereunder, for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

         In connection with the note sale, the Company issued warrants to purchase 67,600 shares of common stock at a purchase price of $.40 per share in connection with the notes. The warrants are exercisable for three years from the issue date. If the notes are not paid by their maturity date the Company has agreed to issue an additional 33,800 warrants to purchase common stock for three years at an exercise price of $.375 and to adjust the exercise price of the 67,600 warrants issued upon closing to $37.5. The Company has granted piggy-back registration rights for the shares of common stock underlying the warrants. The investors represented themselves in writing to be accredited investors who were purchasing the securities and any shares of common stock issued thereunder for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under sections 4(2) and 4(6) of the Act.

         2006 issuances

Sales for Cash

         On April 10, 2006, Paulsen Investment Company, Inc. the company that served as underwriter of NuVim's recently completed initial public offering of securities, and NuVim entered into a Placement Agent Agreement pursuant to which Paulsen would attempt to place up to 2,500,000 shares (subject to additional allocations with the consent of Paulsen and NuVim) of NuVim's common stock with accredited investors. Under the agreement a commission of seven percent would be paid to the selling broker and Paulsen would receive an unaccountable expense allowance of three percent of the total amount placed under the agreement. The agreement also provides that NuVim will use its best efforts to register the shares to be sold under the Securities Act of 1933, as amended within 120 business days of the sale of 2,500,000 shares.

         On April 18, 2006, Paulson Investment Company, Inc., the company that served as underwriter of NuVim's recently completed initial public offering of securities, purchased 500,000 shares of NuVim's common stock for $100,000. Paulson represented itself to be an accredited investor who was purchasing the common stock for its own investment and not for resale. It agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         On May 18, 2006, NuVim accepted twenty-two additional subscriptions resulting from private placements arranged by Paulson Investment Company, Inc. The investors purchased 2,470,000 shares of common stock for a total of $494,000. In addition, Paulson purchased an additional 37,500 shares in exchange for the cancellation of $7,500 of past due fees. The brokers placed each investment received a 7% commission and Paulson received a 3% unaccountable expense allowance. Each investor represented himself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         In August and additional 250,000 shares were sold for $50,000 to an accredited investor. No fees were paid in connection with this sale. The investor represented himself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. He agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         All of the cash was used for working capital.

Acquisition of the remainder of NuVim Powder LLC

         NuVim originally planned to distribute the powder version of its product through a subsidiary fifty-one percent of which was to be owned by NuVim and the balance owned by Santa Fe Productions Inc., the venture's production company, the entertainer Dick Clark, and NuVim director Stanley Moger.

         During the first quarter of 2006, NuVim acquired all of Santa Fe Productions' 24% interest in the powder subsidiary for a seven year warrant to purchase 50,000 shares of common stock for a dollar a share.

         On April 7, 2006 NuVim agreed with Messrs. Clark and Moger to acquire their respective 12.5% interests in the powder subsidiary for 225,000 shares of NuVim common stock each. NuVim executed the agreement on April 18. 2006. The NuVim shares were exchanged for the interests in the powder subsidiary on April 20, 2006. Clark and Moger are accredited investors who accepted the shares for their own investment and agreed to restrictions on resale placed with the Company's transfer agent and the printing of a legend on their certificates. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Common Stock Issued for Services

         On March 9, 2006, NuVim issued 7,850 shares of common stock to SmallCapVoice.com, a media publicity service for publicity services. It accepted the shares for investment and not with a view to distribution. To enforce that understanding, a legend has been endorsed on the certificate evidencing the shares and a stop transfer order has been placed with NuVim's transfer agent with respect to these shares. Therefore, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

         Also on March 9, 2006 NuVim issued of 50,000 shares of its Common Stock to NuVim's Secretary as payment for services for the period beginning February 1, 2006. Mark Siegel's relationship to NuVim qualifies him as an accredited investor. He accepted the shares for his own investment and agreed to restrictions on resale placed with NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6). The services for which the shares were issued are valued, pursuant to agreement between NuVim and Mr. Siegel at $29,000.

         On May 9, 2006 NuVim issued 75,000 additional shares of its Common Stock to NuVim's Secretary as payment for additional services for the period ending December 31, 2006. Mark Siegel's relationship to NuVim qualifies him as an accredited investor. He accepted the shares for his own investment and agreed to restrictions on resale placed with NuVim's transfer agent and the printing of a legend on his certificate. Because of these factors, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6). The services for which the shares were issued are valued, pursuant to agreement between NuVim and Mr. Siegel at $29,250.

         During May and June, NuVim agreed with five organizations to provide various services for 368,563 shares of common stock. The services have a value of approximately $133,000. Each service provider represented itself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         During the third quarter Ashleigh Lynne Howard, NuVim's new spokesperson agreed to accept 15,000 shares of common stock in lieu of her fees of approximately $5,000. She accepted the shares for investment and not with a view to distribution. To enforce that understanding, a legend has been endorsed on the certificate evidencing the shares and a stop transfer order has been placed with NuVim's transfer agent with respect to these shares. Therefore, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

         Also during the third quarter, Jamal Kibria, agreed to accept 100,000 shares in lieu of his fees of about $35,000. The shares are restricted from sale until 2007. In addition, he accepted the shares for investment and not with a view to distribution. To enforce that understanding, a legend has been endorsed on the certificate evidencing the shares and a stop transfer order has been placed with NuVim's transfer agent with respect to these shares. Therefore, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2).

Common Stock issued for Executive Compensation

         On April 20, 2006 NuVim and two current and one retired executives reached agreement on the number of shares to be granted in lieu of a cash bonus for 2005 and the additional restrictions to be imposed on their ability to sell the shares. A total of 661,500 shares were granted, 341,500 to Mr. Kundrat, the CEO, 200,000 to John L. Sullivan, the Vice-President of Sales, and 120,000 to Paul J. Young, until April 1, 2006 the Vice

President of Operations and now a member of the Advisory Board. All are accredited investors who have agreed in writing that they are accepting the shares for investment purposes and will not sell the shares until after May 1, 2007. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As a result, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

         On April 21, 2006 Michael Vesey agreed, in connection with his resignation reported below in Item 5.02(b), to accept 98,955 shares of NuVim common stock in payment of accrued salary of $19,791. In addition, he accepted 85,000 shares of common stock in lieu of his executive cash bonus for 2005. Mr. Vesey also agreed that he will not sell his shares before May 1, 2007. Mr. Vesey is an accredited investor who is accepting the shares for investment purposes. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As a result, this issuance is exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Common Stock issued on Conversion of Secured Convertible Promissory Notes

         In June 2006, the holders of the Secured Convertible Promissory Notes agreed to the conversion of their Notes into an aggregate of 335,000 shares of common stock. In addition, the holders surrendered the warrants that had been issued in connection with the Notes for cancellation. Each of the Note holders was an accredited investor. Legends indicating that the shares are unregistered have been placed on the certificates and stop transfer orders with respect to these certificates have been placed with NuVim's transfer agent. As the shares of common stock were issued in exchange for NuVim securities without the payment of any additional consideration, the issue was exempt under Section 3(a)9 of the Securities Act.

         Also in June 2006, 8 creditors agreed to accept 410,585 shares of common stock at a price of $0.35 per share to settle an aggregate of approximately $144,000 of current or past due trade debt and a Note. Each investor represented himself to be an accredited investor who was purchasing the common stock for his own investment and not for resale. They agreed in writing to restrictions on resale placed with the NuVim's transfer agent and the printing of a legend on its certificate. Because of these factors, this sale was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

Warrants issued in connection with Note Extension

         In connection with the extension of the maturity of their Senior Secured Motes, Richard Clark, the entertainer, and Stanley Moger, one of our directors, each received a warrant to purchase 100,000 shares of NuVim's common stock for $0.35 per share. Because of their relation to NuVim, both are accredited investors The warrant provides restrictions on resale on the warrant and on any shares to be issued there under placed with the NuVim's transfer agent and the printing of a legend on the warrant and any stock certificates to be issued upon exercise. Because of these factors, this warrant issue was exempt from registration under the Securities Act as not involving a public distribution under section 4(2) and 4(6).

ITEM 27. EXHIBITS

EXHIBIT                                                                                                INCORPORATED   FILED
NO.         DOCUMENT DESCRIPTION                                                                       BY REFERENCE   HEREWITH
---------   ----------------------------------------------------------------------------------------   ------------   --------
3.1         Registrant's Certificate of Incorporation, as amended                                                     (2)
3.2         Registrant's Certificate of Amendment of Certificate of Incorporation                                     (2)
3.3         Registrant's Second Amended and Restated Designation and Description of Series A
            Preferred Stock                                                                                           (4)

                                      II-7

EXHIBIT                                                                                                INCORPORATED   FILED
NO.         DOCUMENT DESCRIPTION                                                                       BY REFERENCE   HEREWITH
---------   ----------------------------------------------------------------------------------------   ------------   --------
3.4         Registrant's Amended and Restated Designation and Description of Series C Preferred
            Stock                                                                                                     (4)
3.5         Registrant's By-laws                                                                                      (2)
4.1         Revised Form of Common Stock Certificate                                                                  (4)
4.2         Revised Form of Class A Public Warrant                                                                    (4)
4.3         Revised Form of Class B Public Warrant                                                                    (4)
4.4         Revised Form of Unit Certificate                                                                          (4)
4.5         Revised Form of Warrant Agreement between the Registrant and American Stock Transfer &
            Trust Company                                                                                             (1)
4.6         Revised Form of Representative's Purchase Warrant                                                         (1)
10.1        Employment Agreement between the Registrant and Richard P. Kundrat, dated as of
            September 9, 2004                                                                                         (2)
10.2        Employment Agreement between the Registrant and John L. Sullivan, dated as of
            September 9, 2004                                                                                         (2)
10.3        Employment Agreement between the Registrant and Paul J. Young, dated as of
            September 9, 2004                                                                                         (2)
10.4        Employment Agreement between the Registrant and Michael Vesey, dated as of
            December 1, 2004                                                                                          (3)
10.5        Form of Indemnification Agreement between the Registrant and its directors                                (2)
10.6        Revised 2005 Incentive Stock Option Plan                                                                  (4)
10.7        Revised 2005 Directors' Stock Option Plan                                                                 (4)
10.8        2000 Employee Stock Option Plan                                                                           (2)
10.9        2001 Employee Stock Option Plan                                                                           (2)
10.10       2002 Employee Stock Option Plan                                                                           (3)
10.11       2000 Employee Equity Incentive Plan                                                                       (2)
10.12       Amended and Restated License Agreement between the Registrant and Stolle Milk
            Biologics, Inc., dated as of May 1, 2004                                                                  (2)
10.13       Amended and Restated Supply Agreement between the Registrant and Stolle Milk Biologics,
            Inc., dated as of May 1, 2004                                                                             (2)
10.14       Loan Agreement between the Registrant and Dick Clark dated as of July 26, 2004                            (2)
10.14.1     Letter Agreement dated November 3, 2004 amending certain terms of the Amendment to
            Services Agreement and Convertible  Promissory note each dated July 26, 2004 and
            Second  Amendment to Services  Agreement  and Warrant, each dated September 14, 2004                      (3)
10.14.2     Letter Agreement dated March 28, 2005 amending certain terms of the Amendment to
            Services Agreement and Convertible Promissory note each dated July 26, 2004 and Second
            Amendment to Services Agreement and Warrant, each dated September 14, 2004                                (4)
10.14.3     Letter Agreement dated April 30, 2005 amending certain terms of the Amendment to Services  Agreement and  Convertible  Promissory note each dated July 26, 2004 and
            Second Amendment to Services Agreement and Warrant, each dated September 14, 2004                         (5)
10.14.4     Letter Agreement dated May 31, 2005 amending certain terms of the Amendment to Services
            Agreement and Convertible Promissory note each dated July 26, 2004 and Second Amendment
            to Services Agreement and Warrant, each dated September 14, 2004                                          (1)
10.15       Security Agreement between the Registrant and Dick Clark dated as of July 26, 2004                        (2)
10.16       Form of Secured Promissory Notes Up to $1 Million (Bridge Financing)                                      (2)
10.17       Convertible Note dated as of July 26, 2004 payable to Dick Clark                                          (2)
10.18       Warrant to Purchase $650,000 of Common Stock dated as of September 14, 2004                               (2)
10.19       Warrant to Purchase up to 9.9% of the Outstanding Capital Stock, dated as of
            July 26, 2004                                                                                             (2)
10.20       Services Agreement between the Registrant and Olive Enterprises, Inc., dated
            February 20, 2000                                                                                         (2)

                                      II-8

EXHIBIT                                                                                                INCORPORATED   FILED
NO.         DOCUMENT DESCRIPTION                                                                       BY REFERENCE   HEREWITH
---------   ----------------------------------------------------------------------------------------   ------------   --------
10.21       Amendment to Services Agreement between the Registrant and Olive Enterprises, Inc.,
            dated as of July 26, 2004                                                                                 (2)
10.22       Second Amendment to Services Agreement between the Registrant and Olive Enterprises,
            Inc., dated as of September 14, 2004                                                                      (2)
10.23       Form of Subordination Agreement (Bridge Financing)                                                        (2)
10.24       Consent to Grant Security Interest, Waiver, Subordination and Amendment Agreement
            between Registrant and Stolle Milk Biologics, Inc., dated August 5, 2004                                  (2)
10.25       Processing and Packing Agreement between the Registrant and Clover Farms Dairy Company,
            dated June 27, 2000                                                                                       (2)
10.26       Amendment to Processing and Packing Agreement between the Registrant and Clover Farms
            Dairy Company, effective April 1, 2003                                                                    (2)
10.27       Second Amended and Restated Stockholders Agreement dated as of August 2, 2004                             (2)
10.28       Amended and Restated Registration Rights Agreement, dated as of August 2, 2004                            (2)
10.29       Wachovia line of credit documents                                                                         (4)
10.30       Lease between the Registrant and Paramus Plaza IV Associates, dated December 8, 1999
            and Addendum II to Lease, dated December 8, 1999                                                          (2)
10.31       First Amendment to Lease between the Registrant and Paramus Plaza IV Associates, dated
            November 5, 2002                                                                                          (2)
10.32       Second Amendment to Lease between the Registrant and Paramus Plaza IV Associates, dated
            November 23, 2004                                                                                         (2)
10.33.1     Letter Agreements dated December 31, 2004 between Spencer Trask Private Equity Fund I
            LP, Spencer Trask Private Equity Fund II LP, Spencer Trask Specialty Group LLC and
            Kevin Kimberlin Partners LP, on the one hand, and the registrant on the other, with respect to the debt extinguishment transactions between the parties, as amended by
            agreements of March 28, 2005                                                                              (4)
10.33.2     Agreement dated May 2, 2005 further amending the agreements with Spencer Trask                            (5)
10.33.3     Agreement dated May 18, 2005 further amending the agreements with Spencer Trask                           (1)
10.34       Security Agreement between the Registrant and Spencer Trask Speciality Group LLC, dated
            January 31, 2002                                                                                          (4)
10.35.1     Modification and Extension Agreement between Stolle Milk Biologics, Inc. and the
            Registrant dated March 28, 2005                                                                           (4)
10.35.2     Amendment of March 28, 2005 Modification and Extension Agreement                                          (1)
10.36.1     Conversion Agreement dated April 30, 2005 between the Registrant and Dick Clark                           (5)
10.36.2     Amended and Restated Conversion Agreement between the Registrant and Dick Clark, dated
            May 31, 2005                                                                                              (1)
10.36       Proposal/Memorandum of Understanding between the Registrant and Global Media Fund, LLC                    (6)
10.37       Form of Secured Convertible Pro missory note between the Registrant and Lenders                           (6)
10.38       Form of Warrant Agreement between the Registrant and Lenders                                              (6)
10.39       Form of Warrant  Agreement between the Registrant and Midtown Partners                                    (6)
10.40       Placement Agent Agreement between the Registrant and Midtown Partners                                     (6)
10.40.1     Letter Terminating Placement Agent Agreement between the Registrant and Midtown Partners                  (6)
10.41       Dick Clark/Stanley Moger Consent to Secured Convertible Note financing                                    (6)
10.42       Warrant issued in connection with acquisition of 24% interest in NuVim Powder LLC                         (7)
10.43       Placement Agent Agreement                                                                                 (7)

                                      II-9

EXHIBIT                                                                                                INCORPORATED   FILED
NO.         DOCUMENT DESCRIPTION                                                                       BY REFERENCE   HEREWITH
---------   ----------------------------------------------------------------------------------------   ------------   --------
10.44       2006 Employee Stock Option Plan                                                                           (8)
10.45       Note Extension Letter with Richard Clark and Stanley Moger                                                (9)
10.46       Note Extension Letter with Kirkpatrick & Lockhart Nicholson Graham LLP                                    (9)
21          Subsidiaries of the Registrant                                                                            (2)
23.1        Consent of Wickersham & Murphy, a Professional Corporation (included in Exhibit 5.1)                      (1)
23.2        Consent of WithumSmith+Brown, P.C., Independent Registered Public Accounting Firm
24          Power of Attorney (included on Page II - 12 of this Registration Statement)

(1)  Previously  filed  as  part  of  Pre-effective   Amendment  No.  6  to  the
Registration Statement filed on June 6, 2005.
(2)  Previously filed as part of the Registration Statement filed on
December 2, 2004.
(3)  Previously   filed  as  part  of   Pre-effective   Amendment  No.1  to  the
Registration Statement filed on February 3, 2005.
(4)  Previously   filed  as  part  of   Pre-effective   Amendment  No.3  to  the
Registration Statement filed on March 31, 2005.
(5)  Previously   filed  as  part  of   Pre-effective   Amendment  No.5  to  the
Registration Statement filed on May 4, 2005.
(6)  Previously filed as part of the 2005 Annual Report on Form 10-KSB
(7)  Previously  filed as part of the Current Report on Form 8-K filed
April 21, 2006
(8)  Previously  filed as part of the  Current  Report on Form 8-K filed
May 30, 2006
(9)  Previously filed as part of the Current Report on Form 8-K filed
August 28, 2006

ITEM 28. UNDERTAKINGS

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:
      (i)   Include  any  prospectus   required  by  Section   10(a)(3)  of  the
            Securities Act);
      (ii)  Reflect in the prospectus any facts or events which, individually or together,  represent a fundamental  change in the information in the registration  statement;  and  notwithstanding  the  foregoing,  any increase or decrease in volume of securities  offered (if the dollar value of the  securities  offered  would not  exceed  that which was registered)  and any  deviation  from  the  low or  high  end of the estimated  maximum
            offering range may be reflected in the form of prospectus filed with the Commission  pursuant to Rule 424(b) under the Securities Act if, in the aggregate,  the changes in volume and price represent no more than a 20% change in the maximum aggregate  offering price set forth in the  "Calculation  of  Registration  Fee" table in the  effective registration statement; and
      (iii) Include any additional or changed  material  information on the plan of distribution.
(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424 (b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.
(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Paramus, State of New Jersey, on the 17th day of October, 2006.

                                         NUVIM, INC.

                                         By: /s/ RICHARD P. KUNDRAT
                                             -----------------------------------
                                             Richard P. Kundrat, Chairman of the
                                             Board and Chief Executive Officer

                                Power Of Attorney

         The undersigned directors of NuVim, Inc. herby constitute and appoint Mark Alan Siegel, with full power to act and with full power of substitution and re-substitution, our true and lawful attorney-in-fact with full power to execute in our name and behalf in the capacities indicated below any and all amendments (including post-effective amendments and amendments thereto) to this registration statement under the Securities Act of 1933 and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission and hereby ratify and confirm each and every act and thing that the designated attorney-in-fact, or his substitutes, shall lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                      TITLE                       DATE
------------------------   -----------------------------   --------------------

/s/  RICHARD P. KUNDRAT    Chief Executive Officer and     October 17, 2006
------------------------   Chairman of the Board
Richard P. Kundrat         (Principal Executive Officer)

/s/ RICHARD P. KUNDRAT     Chief Financial Officer         October 17, 2006
------------------------   (Principal Financial and
Richard P. Kundrat         Accounting Officer)

/s/ CALVIN L. HODOCK       Director                        October 17, 2006
------------------------
Calvin L. Hodock

/s/ STANLEY H. MOGER       Director                        October 17, 2006
------------------------
Stanley H. Moger

/s/ PETER V. DECRESCENZO   Director                        October 17, 2006
------------------------
Peter V. DeCrescenzo

/s/ DOUG SCOTT             Director                        October 17, 2006
------------------------
Doug Scott